_______________________________________________________________________________
_______________________________________________________________________________


                                  $275,000,000

                           __________________________

                       RESTATED SECURED CREDIT AGREEMENT

                           __________________________

                                  dated as of

                                  May 27, 1994

                                     among

                               Sealy Corporation,

                                  as Borrower,

                Certain Banks and Other Financial Institutions,

                                   as Banks,

                                Banque Paribas,
                              Citicorp USA, Inc.,
                             Continental Bank N.A.
                                      and
                     General Electric Capital Corporation,

                              as Managing Agents,

                                      and

                             Continental Bank N.A.,

                            as Administrative Agent


_______________________________________________________________________________
_______________________________________________________________________________





18163011.1  070894  1656C  93065134

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

                                   ARTICLE I

                  DEFINITIONS AND INTERPRETATION; ASSIGNMENTS

SECTION    1.01.   Definitions  . . . . . . . . . . . . . . . . . . . . . . .  2
           1.02.   Interpretation . . . . . . . . . . . . . . . . . . . . . . 29
           1.03.   Reallocation of Loans and Commitments  . . . . . . . . . . 31

                                   ARTICLE II

                                  THE CREDITS

SECTION    2.01.   Term Loans; Commitments to Make
                     Revolving Loans  . . . . . . . . . . . . . . . . . . . . 32
           2.02.   Amounts of Term Loans and Commitments;
                     Reduction of Total Revolving Credit
                     Commitment Amount  . . . . . . . . . . . . . . . . . . . 33
           2.03.   Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
           2.04.   Method of Borrowing of Revolving Loans;
                     Ratable Loans  . . . . . . . . . . . . . . . . . . . . . 34
           2.05.   Method of Selecting Rate Options and
                     Eurodollar Interest Periods;
                     Telephonic Notices . . . . . . . . . . . . . . . . . . . 34
           2.06.   Minimum Amount of Each Advance . . . . . . . . . . . . . . 35
           2.07.   Swing Loans  . . . . . . . . . . . . . . . . . . . . . . . 35
           2.08.   Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . 37
           2.09.   Scheduled Principal Payments . . . . . . . . . . . . . . . 38
2.10.      Optional Principal Prepayments . . . . . . . . . . . . . . . . . . 39
2.11.      Mandatory Principal Prepayments  . . . . . . . . . . . . . . . . . 39
           2.11.01.  Net Disposition Proceeds . . . . . . . . . . . . . . . . 39
           2.11.02.  Net Debt Proceeds  . . . . . . . . . . . . . . . . . . . 40
           2.11.03.  Commitment Reductions  . . . . . . . . . . . . . . . . . 40
           2.11.04.  General  . . . . . . . . . . . . . . . . . . . . . . . . 40
2.12.      Rate Options; Interest Payment Dates;
           Interest Basis; Payments Due on Days Not
           Business Days . . . . . . . . . . . . . . . . . . . . . . . . . .  40
2.13.      Rate after Default . . . . . . . . . . . . . . . . . . . . . . . . 41
2.14.      Method of Payment; Application of Payment  . . . . . . . . . . . . 41
2.15.      Notification of Advances, Interest Rates,
           Prepayments and Revolving Credit Commitment
           Reductions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
2.16.      Lending Installations  . . . . . . . . . . . . . . . . . . . . . . 42
2.17.      Non-Receipt of Funds by the
           Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . 42
2.18.      Continuation and Conversion Elections  . . . . . . . . . . . . . . 43
2.19.      Net Payments; Tax Exemptions . . . . . . . . . . . . . . . . . . . 45




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                                                                           PAGE
                                                                           ----

          2.20.      Letters of Credit  . . . . . . . . . . . . . . . . . . . 46
                     2.20.01.  Issuance of Letters of Credit  . . . . . . . . 46
                     2.20.02.  Issuance Requests  . . . . . . . . . . . . . . 46
                     2.20.03.  Amendments . . . . . . . . . . . . . . . . . . 47
                     2.20.04.  Letter of Credit Fees  . . . . . . . . . . . . 48
                     2.20.05.  Other Banks' Participations;
                               Reimbursements  . . . . . . . . . . . . . . .  48
                     2.20.06.  Disbursements  . . . . . . . . . . . . . . . . 49
                     2.20.07.  Reimbursement  . . . . . . . . . . . . . . . . 50
                     2.20.08.  Deemed Disbursements . . . . . . . . . . . . . 50
                     2.20.09.  Nature of Reimbursement
                               Obligations . . . . . . . . . . . . . . . . .  51

                                  ARTICLE III

                            CHANGE IN CIRCUMSTANCES

SECTION              3.01.     Yield Protection . . . . . . . . . . . . . . . 53
                     3.02.     Availability of Rate Options; Illegality . . . 54
                     3.03.     Funding Indemnification  . . . . . . . . . . . 55
                     3.04.     Change of Lending Office, Replacement of
                               Bank, etc  . . . . . . . . . . . . . . . . . . 55

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

SECTION              4.01.     All Credit Extensions  . . . . . . . . . . . . 57
                               4.01.01.  Required Notice  . . . . . . . . . . 57
                               4.01.02.  No Default . . . . . . . . . . . . . 57
                               4.01.03.  Representations and Warranties
                                         Correct . . . . . . . . . . . . . .  57
                               4.01.04.  No Litigation, etc . . . . . . . . . 57
                               4.01.05.  Further Requests . . . . . . . . . . 58
                               4.01.06.  Satisfactory Legal Form  . . . . . . 58
                     4.02.     Amendment Effective Time . . . . . . . . . . . 58
                               4.02.01.  Resolutions, etc . . . . . . . . . . 59
                               4.02.02.  No Materially Adverse Effect . . . . 59
                               4.02.03.  Closing Fees and Expenses  . . . . . 59
                               4.02.04.  Notes  . . . . . . . . . . . . . . . 59
                               4.02.05.  Opinions of Counsel  . . . . . . . . 59
                               4.02.06.  Confirmation . . . . . . . . . . . . 60
                               4.02.07.  Real Estate  . . . . . . . . . . . . 60
                               4.02.08.  Other Conditions . . . . . . . . . . 60
                               4.02.09.  All Proceedings and Instruments
                                         Satisfactory  . . . . . . . . . . .  60



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                                                                           PAGE
                                                                           ----


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

SECTION            5.01.      Corporate Existence and Power   . . . . . . . . 61
                   5.02.      Corporate and Governmental Authorization;
                              Contravention  . . . . . . . . . . . . . . . .  61
                   5.03.      Binding Effect; Ranking  . . . . . . . . . . .  61
                   5.04.      Financial Statements . . . . . . . . . . . . .  62
                   5.05.      Materially Adverse Effect  . . . .  . . . . . . 62
                   5.06.      Insurance  . . . . . . . . . . . .  . . . . . . 63
                   5.07.      Subsidiaries; Capitalization . . . . . . . . .  63
                   5.08.      Litigation . . . . . . . . . . . . . . . . . .  63
                   5.09.      Investment Company . . . . . . . . . . . . . .  64
                   5.10.      Public Utility Company . . . . . . . . . . . .  64
                   5.11.      Absence of Default . . . . . . . . . . . . . .  64
                   5.12.      Disclosure . . . . . . . . . . . . . . . . . .  64
                   5.13.      Regulations G, T, U and X  . . . . . . . . . .  65
                   5.14.      Securities Regulations . . . . . . . . . . . .  65
                   5.15.      Burdensome Agreements  . . . . . . . . . . . .  65
                   5.16.      Taxes  . . . . . . . . . . . . . . . . . . . .  65
                   5.17.      Pension and Welfare Plans  . . . . . . . . . .  66
                   5.18.      Labor Controversies  . . . . . . . . . . . . .  66
                   5.19.      Ownership of Properties; Liens . . . . . . . .  66
                   5.20.      Patents, Trademarks, etc . . . . . . . . . . .  67
                   5.21.      Subordinated Debt, etc . . . . . . . . . . . .  67
                   5.22.      The Collateral Documents . . . . . . . . . . .  67
                   5.23.      Hazardous Materials  . . . . . . . . . . . . .  68

                                   ARTICLE VI

                                   COVENANTS

SECTION            6.01.      Certain Affirmative Covenants   . . . . . .  .  70
                              6.01.01.  Financial Information, etc . . . . .  70
                              6.01.02.  Maintenance of Corporate
                                        Existence, etc  . . . . . . . . . . . 72
                              6.01.03.  Foreign Qualification  . . . .  . . . 73
                              6.01.04.  Payment of Taxes, etc  . . . . . .  . 73
                              6.01.05.  Maintenance of Property  . . . . . .  73
                              6.01.06.  Notice of Default, Litigation,
                                        etc . . . . . . . . . . . . . . .  .  74
                              6.01.07.  Performance of Instruments . . . . .  75
                              6.01.08.  Collateral Audits; Books and
                                        Records . . . . . . . . . . . . .  .  75
                              6.01.09.  Rate Protection  . . . . . . . . . .  76
                              6.01.10.  Compliance with Laws, etc  . . . . .  76



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                                                                           PAGE
                                                                           ----

                             6.01.11.  Security . . . . . . . . . . . . . . . 76
                             6.01.12.  Cash Management System . . . . . . . . 77
                             6.01.13.  Annual Cleandown of Revolving
                                       Loans . . . . . . . . . . . . . . . .  77
                             6.01.14.  Letter to Independent Public
                                       Accountant  . . . . . . . . . . . . .  77
                             6.01.15.  Insurance  . . . . . . . . . . . . .   77
                             6.01.16   Insurance Survey . . . . . . . . . . . 79
                             6.01.17.  Environmental Matters  . . . . . . . . 79
                             6.01.18   Real Estate Matters  . . . . . . . . . 79
                  6.02.      Certain Negative Covenants . . . . . . . . . . . 80
                             6.02.01.  Business Activities  . . . . . . . . . 80
                             6.02.02.  Debt . . . . . . . . . . . . . . . . . 80
                             6.02.03.  Liens  . . . . . . . . . . . . . . . . 81
                             6.02.04.  Financial Condition  . . . . . . . . . 83
                             6.02.05.  Investments  . . . . . . . . . . . . . 85
                             6.02.06.  Restricted Payments, etc . . . . . . . 87
                             6.02.07.  Consolidated Capital
                                       Expenditures, etc . . . . . . . . . .  89
                             6.02.08.  Guarantees . . . . . . . . . . . . . . 90
                             6.02.09.  Lease Obligations  . . . . . . . . . . 90
                             6.02.10.  Take or Pay Contracts  . . . . . . . . 91
                             6.02.11.  Consolidation, Merger, Sale of
                                       Assets, etc . . . . . . . . . . . . .  91
                             6.02.12.  Modification, etc. of Certain
                                       Agreements  . . . . . . . . . . . . .  93
                             6.02.13.  Transactions with Affiliates . . . . . 94
                             6.02.14.  Negative Pledges; Subsidiary
                                       Payments  . . . . . . . . . . . . . .  94
                             6.02.15.  Subordinated Debt Instruments  . . . . 95
                             6.02.16.  Inconsistent Agreements  . . . . . . . 95
                             6.02.17.  Fiscal Year  . . . . . . . . . . . . . 95
                             6.02.18.  Use of Proceeds  . . . . . . . . . . . 95
                             6.02.19.  Tax Sharing Agreements . . . . . . . . 95
                             6.02.20.  FX Swap Agreements . . . . . . . . . . 95

                                  ARTICLE VII

                                    DEFAULTS

SECTION           7.01.      Events of Default   . . . . . . . . . . . . . .  95
                  7.02.      Notice of Default  . . . . . . . . . . . . . . . 98

                                  ARTICLE VIII

                            AMENDMENTS AND REMEDIES

SECTION           8.01.      Amendments  . . . . . . . . . . . . . . . . . .  98



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                                                                            PAGE
                                                                            ----

                       8.02.      Preservation of Rights . . . . . . . . . .  99
                       8.03.      Collateral Matters   . . . . . . . . . . .  99

                                   ARTICLE IX

                               GENERAL PROVISIONS

SECTION                9.01.      Survival of Representations   . . . . . .  100
                       9.02.      Governmental Regulation  . . . . . . . . . 100
                       9.03.      Taxes  . . . . . . . . . . . . . . . . . . 100
                       9.04.      Headings . . . . . . . . . . . . . . . . . 101
                       9.05.      Entire Agreement . . . . . . . . . . . . . 101
                       9.06.      Several Obligations  . . . . . . . . . . . 101
                       9.07.      Expenses; Indemnification  . . . . . . . . 101
                       9.08.      Numbers of Documents . . . . . . . . . . . 102
                       9.09.      Severability of Provisions . . . . . . . . 102
                       9.10.      Nonliability of Banks  . . . . . . . . . . 103
                       9.11.      CHOICE OF LAW  . . . . . . . . . . . . . . 103
                       9.12.      CONSENT TO JURISDICTION  . . . . . . . . . 103
                       9.13.      WAIVER OF JURY TRIAL . . . . . . . . . . . 103
                       9.14.      Limitation on Managing Agent and Bank
                                  Liability  . . . . . . . . . . . . . . . . 104
                       9.15.      Confidentiality  . . . . . . . . . . . . . 104

                                   ARTICLE X

                              THE MANAGING AGENTS

SECTION               10.01.      Appointment   . . . . . . . . . . . . . .  105
                      10.02.      Powers  . . . . . . . . . . . . . . . . .  105
                      10.03.      General Immunity  . . . . . . . . . . . .  105
                      10.04.      No Responsibility for Loans,
                                  Recitals, etc . . . . . . . . . . . . . .  105
                      10.05.      Action on Instructions of Banks   . . . .  106
                      10.06.      Employment of Agents and Counsel  . . . .  106
                      10.07.      Reliance on Documents; Counsel  . . . . .  106
                      10.08.      Managing Agents' Reimbursement and
                                  Indemnification . . . . . . . . . . . . .  106
                      10.09.      Rights as a Lender  . . . . . . . . . . .  107
                      10.10.      Bank Credit Decision  . . . . . . . . . .  107
                      10.11.      Successor Managing Agent  . . . . . . . .  107

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

SECTION               11.01.      Setoff  . . . . . . . . . . . . . . . . .  108
                      11.02.      Ratable Payments  . . . . . . . . . . . .  108



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                                                                           PAGE
                                                                           ----


                                  ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

SECTION              12.01.     Successors and Assigns  . . . . . . . . . .  109
                     12.02.     Assignments and Participations  . . . . . .  109
                     12.03.     Tax Treatment   . . . . . . . . . . . . . .  114

                                  ARTICLE XIII

                                    NOTICES

SECTION              13.01.     Giving Notice   . . . . . . . . . . . . . .  114
                     13.02.     Change of Address   . . . . . . . . . . . .  114

                                  ARTICLE XIV

                            COUNTERPARTS; REFERENCES

SECTION              14.01.     Counterparts  . . . . . . . . . . . . . . .  115
                     14.02.     References  . . . . . . . . . . . . . . . .  115
                     14.03.     Confirmation  . . . . . . . . . . . . . . .  115

Testimonium . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  117

Execution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  117

SCHEDULES
- - ---------

Schedule I                - Disclosure Schedule
Schedule 1.03             - Existing Revolving Credit Commitments,
                            Existing Revolving Loans and Existing
                            Term Loans under Existing Agreement
Schedule 2.01             - Banks' Applicable Percentages
Schedule 2.09(a)          - Amortization of Term Advances
Schedule 2.20.01          - Issuers of Letters of Credit
Schedule 2.20.01(b)       - Letters of Credit Outstanding
Schedule 6.01.01          - Reporting Package



EXHIBITS
- - --------

Exhibit A      -          Form of Global Term Note
Exhibit B      -          Form of Global Revolving Note
Exhibit C      -          Form of Swing Note
Exhibit D      -          Form of Borrowing Notice
Exhibit E-1    -          Form of Issuance Request



                                      vi

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
Exhibit E-2    -     Form of Request for Letter of Credit
                        Amendment
Exhibit F      -     Form of Repayment Notice
Exhibit G      -     Form of Continuation/Conversion Notice
                        and Certificate
Exhibit H-1    -     Form of Amendment to Subsidiary Guarantees
Exhibit H-2    -     Form of Amendment to Contribution Agreement
Exhibit H-3    -     Form of Amendment to Pledge Agreements
Exhibit H-4    -     Form of Amendment to Security Agreements
Exhibit H-5    -     Form of Assignment of and Amendment to
                        Trademark Security Agreement
Exhibit H-6    -     Form of Assignment of and Amendment to
                        Patent Security Agreement
Exhibit H-7    -     Form of Intercompany Note
Exhibit I      -     Form of Compliance Certificate
Exhibit J-1    -     Form of Mortgage Amendment
Exhibit J-2    -     Form of Mortgage
Exhibit K-1    -     Form of Opinion of Calfee, Halter & Griswold
Exhibit K-2    -     Form of Opinion of Kramer, Levin, Naftalis,
                        Nessen, Kamin & Frankel
Exhibit K-3    -     Form of Opinion of Rosenberg &
                        Liebentritt, P.C.
Exhibit K-4    -     Form of Opinion of Mayer, Brown & Platt
Exhibit L      -     Form of Assignment and Acceptance
Exhibit M      -     Form of Cash Management Letter
Exhibit N      -     Form of Intercompany Subordination Agreement
Exhibit O-1    -     Subsidiary Guarantee
Exhibit O-2    -     Contribution Agreement
Exhibit O-3    -     Pledge Agreement
Exhibit O-4    -     Security Agreement
Exhibit O-5    -     Trademark Security Agreement
Exhibit O-6    -     Patent Security Agreement
Exhibit P      -     Form of Insurance Endorsement
Exhibit Q      -     Form of Letter to Independent Public
                        Accountants
Exhibit R      -     Form of Confirmation





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
                       RESTATED SECURED CREDIT AGREEMENT

         THIS RESTATED SECURED CREDIT AGREEMENT, dated as of May 27, 1994, is among SEALY CORPORATION (the "BORROWER"), a Delaware corporation, the banks and other financial institutions whose signatures appear on the signature pages hereof or which hereafter become parties hereto (collectively the "BANKS" and individually a "BANK"), BANQUE PARIBAS, a French banking corporation ("PARIBAS"), CITICORP USA, INC., a Delaware corporation ("CITICORP"), CONTINENTAL BANK N.A., a national banking association ("CONTINENTAL"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE CAPITAL"), as managing agents for the Banks (collectively in such capacity, the "MANAGING AGENTS"), and Continental, as administrative agent for the Banks (in such capacity, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Secured Credit Agreement dated as of May 7, 1993 (the "EXISTING AGREEMENT"), the Borrower borrowed and obtained $250,000,000 in term loans and commitments for up to $75,000,000 in revolving loans and letters of credit;

         WHEREAS, the Borrower, the Banks and the Managing Agents have agreed to restate the Existing Agreement so as to, among other things, (a) consolidate, and reduce the principal amount of, the term loans thereunder (the "EXISTING TERM LOANS") so that the remaining outstanding Existing Term Loans will be reevidenced in full by the Term Loans (as defined below) hereunder in an aggregate amount of $150,000,000, (b) increase the amount of the revolving credit facility to $125,000,000, (c) amend the pricing, certain covenants and various other provisions of the Existing Agreement and (d) revise in certain respects the composition of the lender group; and

         WHEREAS, the Borrower, the Banks and the Managing Agents intend that this Agreement and the Credit Documents executed in connection herewith not effect a novation of the obligations of the Borrower under the Existing Agreement and the "Credit Documents" (as defined in the Existing Agreement), but merely a restatement and, where applicable, an amendment of the terms governing such obligations;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, and subject to the terms and conditions hereof, the Existing Agreement is hereby restated in its entirety, and the parties hereto, intending to be legally bound hereby, further agree as follows:





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
                                   ARTICLE I

                  DEFINITIONS AND INTERPRETATION; ASSIGNMENTS

         SECTION 1.01. DEFINITIONS. The following terms, as used herein and in the other Credit Documents (unless a clear contrary intention appears), have the following meanings:

         "Adjusted Net Worth" at any time, means all amounts which, in accordance with GAAP, would be included under stockholders' equity on the consolidated balance sheet of the Borrower and its Subsidiaries at such time; PROVIDED that Adjusted Net Worth shall be calculated net of amounts carried on the books of the Borrower and its Subsidiaries for

                          (i) any write-up in the book value of any assets of the Borrower and its Subsidiaries resulting from a revaluation thereof subsequent to May 7, 1993,

                          (ii)   treasury stock, and

                          (iii)  foreign currency translation adjustments.

         "Administrative Agent" is defined in the PREAMBLE.

         "Advance" means a group of Loans hereunder consisting of (i) the aggregate amount of the Revolving Loans or Term Loans made (or converted or continued) on the same Borrowing Date (or date of conversion or continuation), at the same Rate Option and, in the case of Eurodollar Rate Loans, for the same Eurodollar Interest Period or (ii) the aggregate amount of Swing Loans made by Continental and Paribas to the Borrower on the same Borrowing Date.

         "Affected Bank" is defined in SECTION 3.04(a).

         "Affected Loan" is defined in SECTION 3.02(b).

         "Affiliate" means (a) any Person that, directly or indirectly through one or more intermediaries, controls the Borrower (a "CONTROLLING PERSON") or
(b) any Person (other than the Borrower) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" (and with correlative meaning "controlled" and "under common control") means possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agents' Fee Letter" means the letter agreement, dated April 29, 1994, between the Borrower and the Managing Agents.





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
         "Agreement" means this Restated Secured Credit Agreement including SCHEDULES and EXHIBITS.

         "Amendment Effective Time" means the time when the conditions precedent for the effectiveness of this Agreement specified in SECTION 4.02 shall have been met.

         "Applicable Law" with respect to any Person or matter means any law, rule, regulation, order, decree or other requirement having the force of law relating to such Person or matter and, where applicable, any interpretation thereof by any Person having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

         "Applicable Percentage" means, with respect to a Term Loan Bank, its Term Loan Percentage, and, with respect to a Revolving Credit Bank, its Revolving Credit Percentage.

         "Approval" means each and every approval, consent, filing and registration by or with any Federal, state or other regulatory authority necessary to authorize or permit the execution, delivery or performance by any Person of this Agreement, any other Credit Document, or any other agreement or instrument executed in connection with any of the foregoing or for the validity or enforceability of any thereof against any Person.

         "Assignment and Acceptance" is defined in SECTION 12.02(b)(v).

         "Authorized Officer" means any of the president, any vice president or the treasurer, acting singly, of the Borrower or, as applicable, any Subsidiary.

         "Bank" is defined in the PREAMBLE.

         "Beneficial Owner" is used as defined in Rule 13d-3 promulgated by the Commission under the Securities Exchange Act of 1934.

         "Borrower" is defined in the PREAMBLE.

         "Borrowing Date" means the date on which the Amendment Effective Time occurs and any other date on which Revolving Loans or Swing Loans are made hereunder.

         "Borrowing Notice" is defined in SECTION 2.05(a).

         "Budget" is defined in SECTION 6.01.01(f).





18163011.1  070894  1656C  93065134                                     3

         "Business Day" means (a) any day except a Saturday, Sunday or other day on which commercial banks in Chicago or New York are authorized by law to close and (b) relative to the date of (i) making or continuing any Loans as, or converting any Loans from or into, Eurodollar Rate Loans, or (ii) making any payment of principal or interest on any portion of the Loans being maintained as Eurodollar Rate Loans, or (iii) giving any notice in connection with CLAUSE
(i) or (ii) above, any such banking business day on which dealings in U.S. Dollars are carried on in the interbank eurodollar market.

         "Canadian Subsidiary" means a Subsidiary of the Borrower incorporated or organized under the federal laws of Canada or the laws of a province of Canada or substantially all the business of which is carried on in Canada.

         "Capitalized Lease" means any lease or similar arrangement of the Borrower or any Subsidiary which is or should be classified on the Borrower's consolidated balance sheet as a capitalized lease.

         "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any Subsidiary under any Capitalized Lease.

         "Cash Management Letter" means a letter agreement, substantially in the form of EXHIBIT M or otherwise reasonably satisfactory to the Administrative Agent, among the Borrower, each applicable U.S. Subsidiary, the Administrative Agent, and any financial institution which is providing cash collection services or collection accounts to, or maintaining a lockbox for, the Borrower or such Subsidiary.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

         "Change in Control" means the occurrence of any of the following:

                 (a) the failure by Zell/Chilmark to be the Beneficial Owner of issued and outstanding capital stock of the Borrower representing at least 51%, on a fully diluted basis, of the voting power in elections for directors of the Borrower, without regard to the occurrence of any contingency; or

                 (b) a majority of the Board of Directors of the Borrower ceases to be comprised of Continuing Directors; or

                 (c) any "Change of Control" as defined in the Senior Subordinated Note Indenture, any other Subordinated Debt





18163011.1  070894  1656C  93065134                                     4

         Document or any Senior Debt Document, as in effect from time to time, or any like event, the occurrence of which would obligate the Borrower to purchase, redeem or repay any Subordinated Debt or Senior Debt prior to its stated maturity.

         "Citicorp" is defined in the PREAMBLE.

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" means, relative to the Borrower or any of its Subsidiaries, collateral under each Collateral Document to which the Borrower or such Subsidiary is a party and in, under or to which the Borrower or such Subsidiary has any right, title or interest.

         "Collateral Documents" means, collectively, each Pledge Agreement, each Security Agreement, each Patent Security Agreement, each Trademark Security Agreement, each Mortgage, each Subsidiary Guarantee, the Contribution Agreement, each Mortgage Amendment, and each other instrument or document executed and delivered pursuant to or in connection with any thereof in accordance with the terms of this Agreement or the Existing Agreement.

         "Commercial Letter of Credit" means any Letter of Credit which is drawable upon presentation of a sight draft and other documents evidencing the sale or shipment of goods purchased by the Borrower or Subsidiary in the ordinary course of business.

         "Commission" means the United States Securities and Exchange
Commission.

         "Commitment" of any Bank means its Term Loan Commitment and/or its Revolving Credit Commitment, as the context may require or allow.

         "Commitment Fee Rate" means a rate per annum equal to (i) initially, 0.375%, and (ii) commencing on the date on which the Borrower delivers (or, if earlier, is required to deliver) its financial statements pursuant to SECTION
6.01.01 for the Fiscal Quarter ending May 31, 1994, the rate set forth below opposite the applicable Consolidated Adjusted Leverage Ratio determined as of the most recently ended Fiscal Quarter for which the Borrower has delivered financial statements pursuant to CLAUSE (a) or (b) of SECTION 6.01.01, as the case may be, as shown in a certificate delivered by the Borrower to the Administrative Agent, IT BEING UNDERSTOOD that (i) such rate shall be effective from and after the fifth Business Day after any such financial statements are delivered pursuant to such SECTION 6.01.01 and (ii) if the Borrower fails to deliver any such financial statements by the





18163011.1  070894  1656C  93065134                                     5
date required by such SECTION 6.01.01, the Commitment Fee Rate shall be 0.5% until such statements are delivered:

         Consolidated Adjusted
            Leverage Ratio                    Commitment Fee Rate
         ---------------------                -------------------

           Greater than 4.00                       0.500%

           Greater than 3.00                       0.375%
            and less than or equal
            to 4.00

           3.00 or less                            0.250%.

         "Commitment Termination Event" means:

                 (a) automatically and without notice or further action, the occurrence of any Default described in CLAUSE (h) or (i) of SECTION 7.0; or

                 (b) the occurrence and continuation of any other Event of Default and the declaration of any Loans to be due and payable or the termination of the Commitments of the Banks, in each case pursuant to
         SECTION 7.01.

         "Compliance Certificate" means a certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT I (with such changes thereto as may be agreed upon from time to time by the Managing Agents and the Borrower for purposes of monitoring the compliance of the Borrower and its Subsidiaries herewith).

         "Confirmation" means the Confirmation of the Borrower and each Subsidiary party to any Credit Document, substantially in the form of EXHIBIT R.

         "Consolidated Adjusted Leverage Ratio" means, as of the close of any Fiscal Quarter, the ratio of

                 (a)  Consolidated Funded Debt at the computation date

TO


                 (b) the aggregate amount of Consolidated Cash Flow for the period comprising the four consecutive Fiscal Quarters ended on the computation date MINUS Consolidated Capital Expenditures for such period of four consecutive Fiscal Quarters.

         "Consolidated Capital Expenditures" means, for any period, without duplication, the sum of





18163011.1  070894  1656C  93065134                                     6

                 (a) the gross amount of additions (excluding repair and maintenance and environmental costs and additions pursuant to Capitalized Leases) during such period to property, plant and equipment of the Borrower and its Subsidiaries; PLUS

                 (b) the aggregate amount of Capitalized Lease Liabilities incurred in such period (to the extent not included as a Consolidated Capital Expenditure in any prior period) by the Borrower and its Subsidiaries (excluding the portion thereof, if any, allocable to Consolidated Interest Expense);

PROVIDED that no such amounts shall include additions resulting from Investments accounted for under SECTION 6.02.05(e) or (h).

         With respect to the purchase of any asset that is subsequently sold within the 12-month period following such purchase in accordance with CLAUSE
(C) of the first proviso to the definition of "Net Disposition Proceeds", Consolidated Capital Expenditures shall not include such purchase, but shall include any Capitalized Lease Liability resulting from the subsequent sale and leaseback transaction; PROVIDED that, if the sale price of such asset in such sale and leaseback transaction is less than the purchase price therefor, Consolidated Capital Expenditures shall include the excess of such purchase price over such sale price.

         "Consolidated Cash Flow" means, for a period ending at the close of any Fiscal Quarter, the total (without duplication) of

                 (a)  Consolidated Net Income for such period,

PLUS

                 (b) to the extent deducted in determining Consolidated Net Income for such period, the sum of all expenses of the Borrower and its Subsidiaries, on a consolidated basis, for such period in respect of

                           (i)  depreciation,

                          (ii)  amortization of Intangible Assets,

                         (iii) all Taxes with respect to the income of the Borrower and its Subsidiaries,

                          (iv)  Consolidated Interest Expense, and





18163011.1  070894  1656C  93065134                                     7

                          (v) any other non-cash charges (including any charges taken with respect to the Performance Share Plan),

MINUS

                 (c) any non-cash income with respect to the Performance Share Plan to the extent included in determining Consolidated Net Income for such period,

MINUS

                 (d) to the extent included in Consolidated Net Income for such period, the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary from such income is not at the time permitted by the terms of its charter or any judgment, decree, order, statute, rule or regulation which is binding in such Subsidiary.

         "Consolidated Current Assets" means, as of the close of any Fiscal Quarter, all amounts (excluding cash and Temporary Cash Investments) which would be included as current assets on a consolidated balance sheet of the Borrower and its Subsidiaries at such time.

         "Consolidated Current Liabilities" means, as of the close of any Fiscal Quarter, all amounts which would be included as current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries at such time (excluding current maturities of long-term Debt).

         "Consolidated Current Ratio" means, as of the close of any Fiscal Quarter, the ratio at such time of (a) Consolidated Current Assets to (b) Consolidated Current Liabilities.

         "Consolidated Fixed Charge Coverage Ratio" means, as of the close of any Fiscal Quarter, the ratio computed for the period comprised of the four consecutive Fiscal Quarters ending on the computation date, of

                 (a)      the amount equal to

                          (i)     Consolidated Cash Flow for such period, MINUS

                         (ii) Taxes with respect to the income of the Borrower and its Subsidiaries accrued in such period, MINUS

                        (iii) Consolidated Capital Expenditures for such period,





18163011.1  070894  1656C  93065134                                     8

         TO

                 (b)      the amount equal to

                          (i)     Consolidated Interest Expense for such
                                  period, MINUS

                         (ii) any portion of Consolidated Interest Expense with respect to such period not required to be paid in cash in such period, PLUS

                        (iii) the amount of the aggregate scheduled principal installments of (A) the Term Loans pursuant to SECTIONS 2.09(a) and (B) all other Debt of the Borrower or any Subsidiary, in each case due by the Borrower or such Subsidiary during such period.

         "Consolidated Funded Debt" means, as of the close of any Fiscal Quarter, all amounts of Debt of the Borrower and its Subsidiaries included under (without duplication) CLAUSES (a), (b), (c) (in respect only of bankers' acceptances), (d), (e) and (i) of the definition of Debt.

         "Consolidated Interest Coverage Ratio" means, as of the close of any Fiscal Quarter, the ratio computed for the period comprising the four consecutive Fiscal Quarters ended on the computation date of
(a) Consolidated Cash Flow for such period to (b) Consolidated Interest Expense for such period.

         "Consolidated Interest Expense" means, for any Fiscal Quarter, the aggregate net interest expense of the Borrower and its Subsidiaries for such Fiscal Quarter, including all commissions, discounts and other fees and charges incurred in connection with commitment fees owed with respect to the Unused Total Revolving Credit Commitment Amount, net costs or net benefits under Rate Swap Agreements and the portion of any interest expense payable with respect to Capitalized Lease Liabilities.

         "Consolidated Leverage Ratio" means, as of the close of any Fiscal Quarter, the ratio of

                 (a)      Consolidated Funded Debt at the computation date

TO

                 (b) the aggregate amount of Consolidated Cash Flow for the period of four consecutive Fiscal Quarters ended on the computation date.





18163011.1  070894  1656C  93065134                                     9

          "Consolidated Net Income" means, for any Fiscal Quarter, all amounts which would be included as net earnings on the consolidated statements of earnings of the Borrower and its Subsidiaries at such time; PROVIDED that in any event:

                 (a) no such amounts shall include any gain or loss arising from the sale or disposition of any assets (other than (i) inventory sold in the ordinary course of business or (ii) any gain or loss arising from the sale or disposition of obsolete assets in the ordinary course of business not to exceed in the aggregate $2,000,000 in any Fiscal Year) or from the write-up of assets or any other extraordinary gains; and

                 (b) no such amounts determined with respect to any Person shall be included for any such period during which it was not at all times a Subsidiary, except that amounts actually received from any such Person may be included.

         "Consolidated Working Capital" means, on any date, the excess of
(a) Consolidated Current Assets OVER (b) Consolidated Current Liabilities.

         "Continental" is defined in the PREAMBLE.

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT G (with such changes thereto as may be agreed upon from time to time by the Borrower and the Administrative Agent).

         "Continuing Director" means a director who either (a) was a member of the Board of Directors of the Borrower prior to the Amendment Effective Time and continuously thereafter or (b) after the Amendment Effective Time became a director of the Borrower and whose election or nomination for election subsequent to such date was approved by (i) a vote of the majority of the Continuing Directors then on the Board of Directors of the Borrower or (ii) Zell/Chilmark.

         "Contractual Obligation" means, relative to any Person, any provision of any security issued by such Person or of any instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Contribution Agreement" means the Contribution Agreement among the Subsidiaries executing Subsidiary Guarantees, a copy of which is attached as EXHIBIT O-2, as amended concurrently with the effectiveness of the Existing Agreement by an amendment substantially in the form of EXHIBIT H-2.





18163011.1  070894  1656C  93065134                                    10

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under section 414 of the Code or section 4001 of ERISA.

         "Corporate Base Rate" means a rate per annum equal to the reference rate of interest announced by Continental from time to time, changing when and as said reference rate changes.

         "Credit Documents" means this Agreement, the Notes, the Letters of Credit, the Collateral Documents, the Intercompany Notes, the Intercompany Subordination Agreement, each Borrowing Notice, each Issuance Request, each Letter of Credit Amendment Request, each Rate Swap Agreement or FX Swap Agreement with any Bank or Lending Installation thereof, the Contribution Agreement, each Cash Management Letter, the Confirmation and each other instrument, agreement, certificate, financing statement, stock power and notice executed and/or delivered by the Borrower or any Subsidiary pursuant hereto or thereto or otherwise furnished by or on behalf of the Borrower or any Subsidiary to any Managing Agent or any Bank in connection herewith or therewith.

         "Credit Extension" means any Term Loan, Revolving Loan, Swing Loan, Letter of Credit or Reimbursement Obligation.

         "Debt" of any Person at any date means, without duplication, (a) the principal of and premium (if any) in respect of (i) all obligations of such Person for borrowed money and (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (b) all obligations of such Person for the payment of money issued as payment in consideration of the purchase by such Person of the stock or substantially all of the assets of other Persons or in a merger or consolidation to which such Person was a party,
(c) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person and similar credit transactions, (d) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and other like current liabilities arising in the ordinary course of business, (e) all obligations of such Person as lessee under Capitalized Leases, (f) net obligations under interest rate or foreign exchange swap, exchange, cap or similar arrangements, (g) any dividends declared but not yet paid on any capital stock of such Person, (h) all obligations of the kind described in CLAUSES (a) through (g) above secured by a Lien on any asset owned or being purchased by such Person, whether or not such Debt is assumed by such Person, and (i) all obligations of the kind described in CLAUSES (a) through (g) above Guaranteed by such Person.





18163011.1  070894  1656C  93065134                                    11

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived as permitted or provided hereby, become an Event or Default.

         "Default Rate" is defined in SECTION 2.13(a).

         "Departing Bank" means an Existing Bank which does not have a Revolving Credit Commitment or a Term Loan Commitment under this Agreement.

         "Disbursement" is defined in SECTION 2.20.06.

         "Disbursement Date" is defined in SECTION 2.20.06.

         "Disclosure Schedule" means the schedule attached hereto as SCHEDULE I.

         "Dollar" and the sign "$" mean lawful money of the United States of America.

         "Eligible Assignees" is defined in SECTION 12.02(a).

         "Employment Incentive Agreement" means any employment agreement between the Borrower or any Subsidiary and a senior executive officer of the Borrower or such Subsidiary providing for, among other compensation, the grant to such officer of shares of capital stock of the Borrower.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "Eurodollar Base Rate" means, relative to a Eurodollar Rate Advance for the relevant Eurodollar Interest Period, the rate determined by the Administrative Agent to be the arithmetic average of the respective rates reported to the Administrative Agent by each Reference Bank as the rate at which deposits in U.S. Dollars in immediately available funds are offered to such Reference Bank by major banks in the interbank eurodollar market at approximately 11 a.m., New York time, 2 Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of such Reference Bank's relevant Eurodollar Rate Loan and having a maturity approximately equal to such Eurodollar Rate Interest Period. If any Reference Bank fails to provide such quotation to the Administrative Agent, then the Administrative Agent shall determine the Eurodollar Base Rate on the basis of the quotations of the remaining Reference Bank(s).

         "Eurodollar Interest Period" means, relative to a Eurodollar Rate Advance, a period of one, two, three or, if available, six months commencing on a Business Day, each selected by the





18163011.1  070894  1656C  93065134                                    12

Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on the day that is one, two, three or six months after, and which corresponds numerically to, the beginning day of such Eurodollar Interest Period; PROVIDED that if there is no such numerically corresponding day in such ending month, such Eurodollar Interest Period shall end on the last Business Day of such ending month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the immediately succeeding Business Day; PROVIDED that if said immediately succeeding Business Day falls in a new month, such Eurodollar Interest Period shall end on the immediately preceding Business Day. A Eurodollar Interest Period shall not be scheduled to end after the applicable Final Maturity Date.

         "Eurodollar Rate" means, relative to a Eurodollar Rate Advance for the relevant Eurodollar Interest Period, the sum of

                 (a) the quotient (rounded upwards, if necessary, to the next 1/16 of 1%) of (i) the Eurodollar Base Rate applicable to that Eurodollar Interest Period, DIVIDED by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to that Eurodollar Interest Period, PLUS

                 (b)  the then-applicable Margin.

         "Eurodollar Rate Advance" means an Advance which bears interest at a Eurodollar Rate.

         "Eurodollar Rate Loan" means a Loan which bears interest at a Eurodollar Rate.

         "Event of Default" is defined in SECTION 7.01.

         "Excluded Taxes" is defined in the definition of "Taxes".

         "Exemption Agreement" is defined in SECTION 2.19(b).

         "Exemption Representation" is defined in SECTION 2.19(c).

         "Existing Agreement" is defined in the RECITALS.

         "Existing Bank" means a "Bank" under and as defined in the Existing Agreement immediately prior to the Amendment Effective Time.

         "Existing Revolving Credit Commitment" means a "Revolving Credit Commitment" under and as defined in the Existing Agreement immediately prior to the Amendment Effective Time.





18163011.1  070894  1656C  93065134                                    13

         "Existing Revolving Loan" means a "Revolving Loan" under and as defined in the Existing Agreement immediately prior to the Amendment Effective Time.

         "Existing Revolving Credit Percentage" means, as to any Existing Bank, its "Revolving Credit Percentage" under and as defined in the Existing Agreement immediately prior to the Amendment Effective Time.

         "Existing Term Loans" is defined in the RECITALS.

         "Federal Funds Rate" means, for any date, the weighted average of the rates on overnight Federal Funds transactions, with members of the Federal Reserve System only, arranged by Federal Funds brokers applicable to Federal Funds transactions on that date. The Federal Funds Rate shall be determined by the Administrative Agent on the basis of reports by Federal Funds brokers to, and published daily by, the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities. If such publication is unavailable or the Federal Funds Rate is not set forth therein, the Federal Funds Rate shall be determined on the basis of any other source reasonably selected by the Administrative Agent. In the case of Saturday, Sunday or legal holiday, the Federal Funds Rate shall be the rate applicable to Federal Funds transactions on the immediately preceding day for which the Federal Funds Rate is reported.

         "Final Maturity Date" means

                 (a)  with respect to the Term Loans, November 30, 1999; or

                 (b) with respect to the Revolving Credit Commitment and the Revolving Credits, November 30, 1999; or

in each case, such earlier date when such Loan or Revolving Credit (or any portion thereof) shall become due and payable in accordance with the terms of this Agreement, including by acceleration pursuant to SECTION 7.01.

         "Financial Standby Letter of Credit" means any Standby Letter of Credit which any Bank is required under Applicable Law (including under 12 CFR
Part 3, Appendix A, Section 3, clause (b)) to classify as a financial letter of credit with respect to its participation therein pursuant to this Agreement.

         "Fiscal Quarter" means each of the four consecutive quarterly periods collectively forming a Fiscal Year.

         "Fiscal Year" means any period of four consecutive Fiscal Quarters ending on November 30.





18163011.1  070894  1656C  93065134                                    14

         "Floating Rate" means a per annum interest rate which is equal to the sum of (a) the greater at any time of (i) the Corporate Base Rate and (ii) the sum of the Federal Funds Rate plus 0.25% PLUS (b) the then-applicable Margin, such sum changing when and as the Corporate Base Rate, the Federal Funds Rate and/or the Margin changes.

         "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

         "FX Swap Agreement" means any foreign currency swap, exchange or similar arrangement intended to protect the Borrower or any Subsidiary against fluctuation in foreign currency exchange rates entered into from time to time by the Borrower or a Subsidiary and a Swap Party.

         "GAAP" means generally accepted accounting principles as set forth in the opinions and pronouncements of the Commission and the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and in such other statements and pronouncements by such other Person as may be approved by a significant segment of the accounting profession and concurred in by the independent certified public accountants certifying such audited financial statement.

         "GE Capital" is defined in the PREAMBLE.

         "Global Revolving Note" is defined in SECTION 2.08(b).

         "Global Term Note" is defined in SECTION 2.08(a).

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person, including any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.





18163011.1  070894  1656C  93065134                                    15

         "Hazardous Materials" is defined in SECTION 5.23(a).

         "Impermissible Qualification" means, relative to the opinion or certification of any Independent Public Accountant as to any financial statement of the Borrower or any of its Affiliates, any qualification or exception to such opinion or certification:

                 (a)  which is of a "going concern" or similar nature;

                 (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                 (c)  which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under SECTION 6.02.04.

         "Indemnified Party" is defined in SECTION 9.07.

         "Independent Public Accountant" means any of the six largest public accounting firms in the United States, or any other public accounting firm of recognized national standing selected by the Borrower and consented to by the Required Banks.

         "Initial Financial Projections" means projections of the Borrower's financial performance on an annual basis for Fiscal Years 1994 through 1999, prepared by Borrower's management, as previously delivered to the Managing Agents.

         "Insurance Report" means the Sealy Corporation and Subsidiaries - Policy Register/Stewardship Report dated January 1994 prepared by Rollins Hudig Hall of New York, Inc. describing the insurance coverage of the Borrower and its Subsidiaries.

         "Intangible Assets" of any Person means:

                 (a) all licenses, franchises, patents, patent applications, trademarks, customer lists and other intellectual property;

                 (b)  goodwill;

                 (c)  capitalized financing and transaction costs; and

                 (d)  other like intangibles,

         each as shown on a balance sheet of such Person.





18163011.1  070894  1656C  93065134                                    16

         "Intercompany Note" means a promissory note, substantially in the form of EXHIBIT H-7.

         "Intercompany Subordination Agreement" means an agreement among the Borrower and its Subsidiaries substantially in the form of EXHIBIT N.

         "Investment" means, relative to any investment of the Borrower or any Subsidiary,

                 (a) any loan, advance or other extension of credit made by it to any other Person (excluding (i) reasonable commission, travel, salary, relocation, and similar advances or loans to officers and employees made in the ordinary course of business and (ii) reasonable royalties or management fees arising in the ordinary course of business owing to the Borrower or a Subsidiary);

                 (b)  any Guarantee made by the Borrower or such Subsidiary; and

                 (c) any capital contribution by the Borrower or such Subsidiary to, or purchase of stock or other securities or partnership interests by the Borrower or such Subsidiary in, any other Person, or any other investment evidencing an ownership or similar interest of the Borrower or such Subsidiary in any other Person;

and the amount of any Investment shall be the original principal or capital amount thereof LESS

                          (i) all cash returns of principal thereof or equity thereon, and

                          (ii) in the case of any Guarantee, any reduction in the aggregate amount of liability under such Guarantee to the extent that such reduction is made strictly in accordance with the terms of such Guarantee (and, in each case, without adjustment by reason of the financial condition of such other Person);

and the amount of such Investment shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

         "Investment/Overseas CapEx Limit" means $50,000,000; PROVIDED that not more than $30,000,000 of such amount may be used by the Borrower or any Subsidiary to make Investments in a Person, or by the Borrower or any Subsidiary to make acquisitions of all or substantially all of the assets of a Person or of a





18163011.1  070894  1656C  93065134                                    17
business unit of a Person, or by any Overseas Subsidiary to make Consolidated Capital Expenditures, in each such case (a) which Person, acquiring Subsidiary or Overseas Subsidiary (as the case may be) is not consolidated with the Borrower for financial reporting purposes or (b) less than 80% of the capital stock or other equity interests of which are owned and controlled, directly or indirectly, by the Borrower (or will be so owned and controlled after giving effect to such Investment or acquisition).

         "Issuance Request" is defined in SECTION 2.20.02.

         "Issuer" means any Bank listed from time to time on SCHEDULE 2.20.01 (as such SCHEDULE may be amended or supplemented from time to time with the consent of the Managing Agents); and "Issuer" means, with respect to any Letter of Credit, the issuer of such Letter of Credit.

         "Joint Venture" means a partnership or other entity in which the Borrower or a Subsidiary owns shares of capital stock or otherwise has an ownership interest but which is not consolidated with the Borrower and its Subsidiaries for financial reporting purposes; PROVIDED that such entity engages in the same historic business as the Borrower and such activities as may be incidental or related thereto or closely-related extensions thereof.

         "L/C Fee Rate" means (i) initially, 1.25% in the case of each Financial Standby Letter of Credit, 1% in the case of each Non-Financial Standby Letter of Credit and 1% in the case of each Commercial Letter of Credit, and (ii) commencing on the date on which the Borrower delivers (or, if earlier, is required to deliver) its financial statements pursuant to SECTION
6.01.01 for the Fiscal Quarter ending May 31, 1994, the rate set forth below for the applicable type of Letter of Credit opposite the applicable Consolidated Adjusted Leverage Ratio determined as of the most recently ended Fiscal Quarter for which the Borrower has delivered financial statements pursuant to CLAUSE (a) or (b) of SECTION 6.01.01, as the case may be, as shown in a certificate delivered by the Borrower to the Administrative Agent, IT BEING UNDERSTOOD that (i) the applicable rate shall be effective on the fifth Business Day after any such financial statements are delivered pursuant to such
SECTION 6.01.01 and (ii) if the Borrower fails to deliver any such financial statements by the date required by such SECTION 6.01.01, the applicable rate shall be the highest rate shown below for the applicable type of Letter of Credit until such statements are delivered:





18163011.1  070894  1656C  93065134                                    18

                                Financial     Non-Financial
                                 Standby         Standby        Commercial
      Consolidated Adjusted      Letter          Letter          Letter
          Leverage Ratio        of Credit       of Credit       of Credit
      ---------------------     ---------     -------------     ----------

       Greater than 4.00          1.50%           1.25%           1.00%

       Greater than 3.50          1.25%           1.00%           1.00%
         and less than or
         equal to 4.00

       Greater than 3.00          1.00%           1.00%           1.00%
         and less than or
         equal to 3.50

       3.00 or less               0.75%           0.75%           0.75%.


         "Lending Installation" means any office, branch, Subsidiary or other affiliate of any Bank or the Administrative Agent.

         "Letter of Credit" means any Financial Standby Letter of Credit, Non-Financial Standby Letter of Credit and/or Commercial Letter of Credit, as the context may require or allow.

         "Letter of Credit Amendment Request" is defined in SECTION 2.20.03.

         "Lien" means, relative to any asset, any mortgage, lien (statutory or otherwise), pledge, charge, security interest, assignment, deposit arrangement, priority, encumbrance or preferential arrangement of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement relating to such asset.

         "Loan" means a Term Loan, Revolving Loan and/or Swing Loan, as the context may require or allow.

         "Managing Agents" is defined in the preamble and, in the case of Continental, includes Continental in its capacity as Administrative Agent.

         "Margin" means, for purposes of determining the Eurodollar Rate for any Eurodollar Interest Period or the Floating Rate, as applicable, (i) initially, 1.25% for purposes of the Eurodollar Rate and zero for purposes of the Floating Rate, and (ii) commencing on the date on which the Borrower delivers (or, if earlier, is required to deliver) its financial statements pursuant to SECTION 6.01.01 for the Fiscal Quarter ending May 31, 1994, the





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
applicable rate set forth below opposite the applicable Consolidated Adjusted Leverage Ratio determined on the first day of such Eurodollar Interest Period (or from time to time in the case of the Floating Rate) as of the most recently ended Fiscal Quarter for which the Borrower has delivered financial statements pursuant to CLAUSE (a) or (b) of SECTION 6.01.01, as the case may be, as shown in a certificate delivered by the Borrower to the Administrative Agent, IT BEING UNDERSTOOD that (i) the applicable rate shall be effective as of the first day of any Eurodollar Interest Period commencing on or after (or, in the case of the Floating Rate, on) the fifth Business Day after any such financial statements are delivered pursuant to such SECTION 6.01.01 and (ii) if the Borrower fails to deliver any such financial statements by the date required by such SECTION 6.01.01, the applicable rate shall be 1.50% in the case of the Eurodollar Rate, or 0.25% in the case of the Floating Rate, as the case may be, until such statements are delivered (or such higher rate as may be required from time to time by SECTION 2.13):


         Consolidated Adjusted          Margin for        Margin for
            Leverage Ratio           Eurodollar Rate    Floating Rate
         ---------------------       ---------------    -------------

           Greater than 4.00              1.50%             0.25%

           Greater than 3.50              1.25%              0%
            and less than or
            equal to 4.00

           Greater than 3.00              1.00%              0%
            and less than or
            equal to 3.50

           3.00 or less                   0.75%              0%.


         "Materially Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a materially adverse effect on:

                 (a) the consolidated business, assets, revenues, financial condition, operations or prospects of the Borrower and its Subsidiaries, taken as a whole; or

                 (b) the ability of the Borrower or, as applicable, any Affiliate to perform any of its payment or other material obligations under this Agreement, the Notes or any other Credit Document to which it is a party.

         "Mortgage" means each real estate mortgage or deed of trust executed by the Borrower or a Subsidiary, in substantially the form





18163011.1  070894  1656C  93065134                                    20
of EXHIBIT R-1 or R-2 to the Original Amended Credit Agreement or EXHIBIT J-2 hereto.

         "Mortgage Amendment" means each amendment to each Mortgage previously executed by the Borrower or a Subsidiary, in substantially the form of EXHIBIT J-1.

         "N.A.S.D." means the National Association of Securities Dealers.

         "Net Debt Proceeds" means, relative to the sale or incurrence by the Borrower or any Subsidiary of any Permitted Senior Debt, the excess of

                 (a) the gross cash proceeds received by the Borrower or any Subsidiary from such sale or incurrence

OVER

                 (b) all necessary or incidental reasonable fees and expenses with respect to underwriting commissions, private placement fees, legal, investment banking, and accounting fees and disbursements, printing expenses, and any governmental or N.A.S.D. fees incurred (or reasonably expected to be incurred) in connection with such sale or incurrence which are not payable to Affiliates of the Borrower unless such fees and disbursements are permitted by SECTION 6.02.13.

         "Net Disposition Proceeds" means the gross cash proceeds received by the Borrower or any Subsidiary from the sale or other disposition of any of their respective assets (excluding inventory sold in the ordinary course of business but including condemnation awards, casualty loss insurance recoveries and other similar payments received in respect of assets that are no longer fully useful to the extent such assets are not replaced or repaired in accordance with the applicable Collateral Documents) LESS (i) necessary or incidental reasonable selling expenses incurred in connection therewith, (ii) good faith estimated taxes (if any) payable as a result thereof, and (iii) amounts necessary to retire Debt secured by any Liens permitted under SECTION
6.02.03 which encumber the subject assets; PROVIDED that Net Disposition Proceeds shall not include (A) any promissory note received upon the sale of Woodstuff Manufacturing, Inc. until proceeds thereof are actually received by the Borrower or any Subsidiary, (B) the proceeds of any Restructure Investments, or (C) the proceeds of any sale and leaseback of real property or equipment expressly permitted pursuant to and in accordance with SECTION 6.02.11(g) SO LONG AS such proceeds of a sale and leaseback transaction represent a return or reimbursement to the Borrower or any Subsidiary, within the same 12-month period as the purchase of such real property or equipment, of any original purchase price for such real property or





18163011.1  070894  1656C  93065134                                    21
equipment; IT BEING UNDERSTOOD that if the Borrower or such Subsidiary receives proceeds from such sale in excess of the purchase price thereof, such excess shall constitute Net Disposition Proceeds.

         "Non-Financial Standby Letter of Credit" means any Standby Letter of Credit that is not a Financial Standby Letter of Credit.

         "Non-Pro Rata Assignment" is defined in SECTION 12.02(b)(i).

         "Note" means the Global Term Note, the Global Revolving Note and/or the Swing Note, as the context may require or allow, and includes any note issued pursuant to SECTION 12.02(h) to evidence the Loans of any Bank.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and expenses, the stated amount of any outstanding Letter of Credit, all Reimbursement Obligations, and all other obligations of the Borrower or, as applicable, any Affiliate to the Banks or to any Bank, any Managing Agent or any Issuer arising under or in connection with the Credit Documents.

         "Organic Document" means, relative to any Person, its certificate of incorporation, its by-laws, and all shareholder agreements, voting trusts, and similar arrangements applicable to any of its authorized shares of capital stock or, as applicable, its partnership agreement and certificate of partnership.

         "Original Amended Credit Agreement" has the meaning assigned thereto in the Existing Agreement.

         "Overseas Capital Expenditures" means, for any period, the portion of Consolidated Capital Expenditures in such period made by all Overseas Subsidiaries.

         "Overseas Subsidiary" means a Subsidiary of the Borrower which is not a U.S. Subsidiary or a Canadian Subsidiary.

         "Paribas" is defined in the PREAMBLE.

         "Patent Security Agreement" means each security agreement, in substantially the form of EXHIBIT O-6, executed and delivered by certain Subsidiaries, as amended (if applicable) concurrently with the effectiveness of the Existing Agreement by an amendment substantially in the form of EXHIBIT H-6.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.





18163011.1  070894  1656C  93065134                                    22

         "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA and to which the Borrower, either directly or as a member of a Controlled Group, may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "Performance Share Plan" means the Sealy Corporation Performance Share Plan dated January 11, 1993, effective April 1, 1992, executed by the Borrower, whereby the Borrower provides for certain unfunded long-term incentive compensation for key employees of the Borrower and its Subsidiaries in the form of performance shares convertible into capital stock of the Borrower.

         "Permitted Senior Debt" is defined in SECTION 6.02.02(j).

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Pledge Agreement" means each pledge agreement, substantially in the form of EXHIBIT O-3, executed and delivered by the Borrower or certain Subsidiaries, as amended (if applicable) concurrently with the effectiveness of the Existing Agreement by an amendment substantially in the form of EXHIBIT H-3.

         "Quarterly Payment Date" means the last Business Day of each Fiscal Quarter of each year, subject to the terms of SECTION 2.12.

         "Rate Option" means the Eurodollar Rate or the Floating Rate as the context may require or allow.

         "Rate Swap Agreement" means any interest rate swap, exchange, cap or similar interest rate protection arrangement (including a firm option to purchase such protection) entered into from time to time by the Borrower and a Swap Party in connection with Debt incurred by the Borrower under this Agreement.

         "Recipient Taxes" is defined in SECTION 2.19(a).

         "Reference Banks" means Paribas, Continental and Citibank, N.A., a national banking association.

         "Register" is defined in SECTION 12.02(d).

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System and shall include any successor or other regulation or official interpretation of said Board of Governors





18163011.1  070894  1656C  93065134                                    23
relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation G, T, U or X" means Regulation G, T, U or X, respectively, of the Board of Governors of the Federal Reserve System.

         "Reimbursement Obligation" is defined in SECTION 2.20.07.

         "Release" is defined in SECTION 5.23(a).

         "Repayment Notice" means a notice of repayment or prepayment duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT F (with such changes thereto as may be agreed upon from time to time by the Borrower and the Administrative Agent).

         "Required Banks" means at any time Banks holding at least 51% of the sum of the aggregate unpaid principal amount of the Term Loans PLUS the Total Revolving Credit Commitment Amount.

         "Required Revolving Credit Banks" means at any time Revolving Credit Banks having at least 51% of the Total Revolving Credit Commitment Amount.

         "Reserve Requirement" means, relative to a Eurodollar Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirement, if any, (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the Board of Governors of the Federal Reserve System and then applicable to assets or liabilities consisting of and including "Eurocurrency liabilities", as presently defined in Regulation D (or on similar liabilities under any successor regulation), having a term approximately equal to such Eurodollar Interest Period.

         "Restructure Investments" is defined in SECTION 6.02.05(c).

         "Revolving Advance" means any Advance consisting solely of Revolving Loans.

         "Revolving Credits" means Revolving Loans, Letters of Credit, Reimbursement Obligations and/or Swing Loans, as the context may require or allow.

         "Revolving Credit Bank" means a Bank with a Revolving Credit
Commitment.





18163011.1  070894  1656C  93065134                                    24

         "Revolving Credit Commitment" means, relative to each Revolving Credit Bank, its obligation pursuant to SECTION 2.01(b) and (c) to make Revolving Loans and its obligation pursuant to SECTIONS 2.07(c) and 2.20.05 to participate in Swing Loans and Letters of Credit, respectively.

         "Revolving Credit Commitment Termination Date" means the earlier to occur of:

                 (a)  November 30, 1999; and

                 (b)  any Commitment Termination Event.

         "Revolving Credit Percentage" of a Revolving Credit Bank at any time means the percentage set forth opposite such Revolving Credit Bank's name in the column labeled "Revolving Credit Percentage" on SCHEDULE 2.01 (or if such Revolving Credit Bank has, subsequent to the signing of this Agreement, executed an Assignment and Acceptance relating to its Revolving Credit Commitment, as recorded in the Register).

         "Revolving Loan" is defined in SECTION 2.01(c).

         "Second Amended Credit Agreement" has the meaning assigned thereto in the Existing Agreement.

         "Security Agreement" means each security agreement, in substantially the form of EXHIBIT O-4, executed and delivered by the Borrower or certain Subsidiaries, as amended (if applicable) concurrently with the effectiveness of the Existing Agreement by an amendment substantially in the form of EXHIBIT H-4.

         "Senior Debt" means, collectively, without duplication (the amount of all such Debt to be calculated by reference to the face amount outstanding or in the case of such Debt issued at a discount, by reference to the face amount outstanding less the initial discount at issuance plus any accreted value to any date of calculation), all Debt (including Permitted Senior Debt) of the Borrower or any Subsidiary for money borrowed which is not subordinated to the Obligations.

         "Senior Debt Document" means any instrument evidencing or issued in connection with Senior Debt, or pursuant to which any Senior Debt may be incurred.

         "Senior Subordinated Notes" means any of the 9-1/2% senior subordinated notes due 2003 issued pursuant to the Senior Subordinated Note Indenture.

         "Senior Subordinated Note Indenture" means the senior subordinated note indenture, dated as of May 7, 1993, between the





18163011.1  070894  1656C  93065134                                    25

Borrower and Society National Bank, as trustee, pursuant to which $200,000,000 in original principal amount of the Senior Subordinated Notes have been issued by the Borrower.

         "Standby Letter of Credit" means any Letter of Credit other than a Commercial Letter of Credit.

         "Stated Expiry Date" is defined in SECTION 2.20.02(b)(i).

         "Stock Option Plan" means the Sealy Corporation 1992 Stock Option Plan dated January 25, 1993, executed by the Borrower, whereby the Borrower provides for options for the purchase of the Borrower's capital stock to be extended to certain officers and executive, managerial and professional employees of, and consultants to, the Borrower or any Subsidiary.

         "Subordinated Debt" means, collectively, without duplication (the amount of all such Debt to be calculated by reference to the face amount outstanding or in the case of such Debt issued at a discount, by reference to the face amount outstanding less the initial discount at issuance plus any accreted value to any date of calculation):

                 (a)  the Senior Subordinated Notes; and

                 (b) all other Debt of the Borrower or any Subsidiary for money borrowed which is subordinated in form and substance to the Obligations, the prospective holders of which have been disclosed to the Banks prior to the issuance thereof, and which has subordination provisions, terms of payment, interest rates, covenants, remedies, defaults, and other material terms, in each case satisfactory in form and substance to the Required Banks, as evidenced by their prior written consent thereto.

         "Subordinated Debt Document" means any Senior Subordinated Note, the Senior Subordinated Note Indenture, and any other instrument evidencing or issued in connection with Subordinated Debt, or pursuant to which any Subordinated Debt may be incurred.

         "Subsidiary" relative to any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless the context otherwise requires, all references herein to a Subsidiary shall mean and be a reference to a Subsidiary of the Borrower.

         "Subsidiary Guarantee" means each guarantee of a U.S. Subsidiary of the Obligations of the Borrower, in substantially the form of EXHIBIT O-1, as amended (if applicable) concurrently with





18163011.1  070894  1656C  93065134                                    26
the effectiveness of the Existing Agreement by an amendment substantially in the form of EXHIBIT H-1.

         "Swap Party" means any Bank or affiliate of any Bank, any commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or any Person the unsecured commercial paper of whom is rated at least "A-1" (or the then-equivalent) by Standard & Poor's Corporation or at least "P-1" (or the then-equivalent) by Moody's Investors Service, Inc., which has entered or has agreed to enter into a Rate Swap Agreement or an FX Swap Agreement.

         "Swing Loan" is defined in SECTION 2.07(a).

         "Swing Note" is defined in SECTION 2.08(c).

         "Taxes" relative to any Person means taxes, assessments or other governmental charges or levies imposed upon such Person, its income or any of its properties, franchises or assets (excluding, in the case of payments made to a Bank or any Managing Agent, taxes imposed upon the overall net income of such Bank or such Managing Agent, franchise taxes imposed upon such Bank or such Managing Agent with respect to its net income by the jurisdiction under the laws of which such Bank or such Managing Agent, as the case may be, is organized or any political subdivision thereof and franchise taxes imposed upon such Bank or such Managing Agent with respect to its net income by the jurisdiction in which such Bank's or such Managing Agent's Lending Installation is located or any political subdivision thereof, all such Taxes being "EXCLUDED TAXES").

         "Temporary Cash Investment" means any Investment in (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 24 months from the date of acquisition by the Borrower, (ii) time deposits and certificates of deposit of any Bank with maturities of not more than 24 months from the date of acquisition by the Borrower, (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in CLAUSE (i) above entered into with any Bank, (iv) commercial paper issued by the parent corporation of any Bank or any domestic or international commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper issued by any Person rated at least "A-1" (or the then-equivalent thereof) by Standard & Poor's Corporation or at least "P-1" (or the then-equivalent thereof) by Moody's Investors Service, Inc. and in each case maturing not more than 6 months after the date of acquisition by the Borrower, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in CLAUSES (i) through (iv) above, and (vi) if





18163011.1  070894  1656C  93065134                                    27
such Investment is held by any non-U.S. Subsidiary of the Borrower, Investments comparable to those in CLAUSES (i)-(v) above in obligations issued by comparable Persons organized or existing under the country of incorporation of such Subsidiary, for comparable maturities and with comparable creditworthiness.

         "Term Advance" means any Advance consisting solely of Term Loans.

         "Term Loan" is defined in SECTION 2.01(a).

         "Term Loan Bank" means a Bank to which a Term Loan is outstanding hereunder.

         "Term Loan Commitment" means, relative to each Term Loan Bank, (a) prior to the Amendment Effective Time, such Bank's obligation to have a Term Loan at the Amendment Effective Time in an amount equal to such Bank's Term Loan Percentage of $150,000,000 and (b) after the Amendment Effective Time, such Bank's Term Loan.

         "Term Loan Percentage" of a Term Loan Bank at any time means the percentage set forth opposite such Bank's name in the column labeled "Term Loan Percentage" on SCHEDULE 2.01 (or if such Bank has, subsequent to the signing of this Agreement, executed an Assignment and Acceptance relating to its Term Loan Commitment, as recorded in the Register).

         "Total Commitment Amount" means $275,000,000.

         "Total Revolving Credit Commitment Amount" is defined in SECTION
2.02(b).

         "Trademark Security Agreement" means each security agreement, in substantially the form of EXHIBIT O-5, executed and delivered by certain Subsidiaries, as amended (if applicable) concurrently with the effectiveness of the Existing Agreement by an amendment substantially in the form of EXHIBIT H-5.

         "Transferee" is defined in SECTION 12.03.

         "United States" or "U.S." means the United States of America, its fifty States, and the District of Columbia.

         "Unused Total Revolving Credit Commitment Amount" means, for any period, the average daily amount for such period by which

                 (a) the Total Revolving Credit Commitment Amount on each day during such period, EXCEEDS

                 (b) the sum of the then aggregate outstanding principal or stated amount of all Revolving Credits (other than Swing





18163011.1  070894  1656C  93065134                                    28

         Loans, solely for purposes of calculation of the commitment fee under SECTION 2.03(a)) on each day during such period.

         "U.S./Canadian Capital Expenditures" means, for any period, the portion of Consolidated Capital Expenditures made in such period by the Borrower, its U.S. Subsidiaries and its Canadian Subsidiaries.

         "U.S. Person" means any citizen, national or resident of the United States, any corporation or other entity created or organized in or under the laws of the United States or any political subdivision thereof or any estate or trust, in each case that is subject to United States Federal income taxation regardless of the source of its income.

         "U.S. Subsidiary" means a Subsidiary of the Borrower incorporated or organized under the laws of a state of the United States or substantially all of the business of which is carried on in the United States.

         "U.S. Joint Venture" means a Joint Venture of the Borrower incorporated or organized under the laws of a state of the United States or substantially all of the business of which is carried on in the United States.

         "Welfare Plan" means a "welfare plan", as such term is defined in ERISA.

         "Zell/Chilmark" means Zell/Chilmark Fund, L.P., a Delaware limited partnership.

         "Zell/Chilmark Acquisition Documents" means the Stock Purchase Agreement dated January 27, 1993 by and among Zell/Chilmark, MB L.P. I, a Delaware limited partnership, and the Borrower, and each other instrument, agreement, certificate, stock power and notice executed and/or delivered by the Borrower or any Subsidiary pursuant thereto.

         SECTION 1.02. INTERPRETATION. In this Agreement and each other Credit Document, unless a clear contrary intention appears:

                 (a) the singular number includes the plural number and VICE VERSA;

                 (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Credit Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                 (c)  reference to any gender includes each other gender;





18163011.1  070894  1656C  93065134                                    29

                 (d) reference to any agreement (including this Agreement and the SCHEDULES and EXHIBITS and the Credit Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof and the other Credit Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

                 (e) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

                 (f) reference to any ARTICLE, SECTION, SCHEDULE or EXHIBIT means such ARTICLE or SECTION hereof or SCHEDULE or EXHIBIT hereto;

                 (g) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular ARTICLE, SECTION or other provision hereof;

                 (h) "including" (and the correlative meaning "include") means including without limiting the generality of any description preceding such term;

                 (i) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding";


                 (j) references to financial statements include notes thereto in accordance with GAAP; and accounting terms used but not defined herein shall be construed in accordance with GAAP, and whenever the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for purposes hereof, such determination or computation shall be made in accordance with GAAP; PROVIDED that such determinations and computations with respect to financial covenants and ratios hereunder shall be made in accordance with GAAP as in effect on the date of this Agreement; PROVIDED, FURTHER, that if there shall be any change in accounting principles from GAAP as in effect at the Amendment Effective Time, then the Required Banks shall make adjustments to such financial covenants as are determined in good faith to be appropriate to reflect such changes so that the criteria for evaluating the financial condition and operations of the Borrower shall be the same after such changes as if such changes had not been made; and





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
                 (k) in the event of any direct conflict between any express provision of this Agreement and any express provision of another Credit Document, the express provision of this Agreement shall govern.

         SECTION 1.03.  REALLOCATION OF LOANS AND COMMITMENTS.

         (a) Each of the Banks agrees, and by its execution of a signature page hereto each of the Departing Banks agrees, that effective as of the Amendment Effective Time,

                 (i) each of the Existing Banks shall be deemed to have sold and assigned any portion of its Existing Revolving Credit Commitment (including Reimbursement Obligations, obligations to participate and participations in Letters of Credit and Swing Loans under the Existing Agreement), Existing Revolving Loans and Existing Term Loans which is in excess of the amount of such Existing Bank's Revolving Credit Commitment, such Existing Bank's Revolving Credit Percentage of all outstanding Revolving Loans and such Existing Bank's Term Loan, respectively, after giving effect to the effectiveness hereof (which portion sold and assigned, in the case of any Departing Bank, shall be all of its Existing Revolving Credit Commitment, Existing Revolving Loans and Existing Term Loans); and

                 (ii) each of the Banks shall, to the extent applicable, be deemed to have purchased and assumed that portion of the Existing Revolving Credit Commitments, the Existing Revolving Loans and the Existing Term Loans which is being sold pursuant to CLAUSE (i) above, and to have increased its Revolving Credit Commitment in an amount, which will cause such Bank's Revolving Credit Commitment, such Bank's Revolving Credit Percentage of all outstanding Revolving Loans and such Bank's Term Loan to be as set forth on SCHEDULE 2.01.

         (b) Each Existing Bank represents and warrants that, at the Amendment Effective Time (but before giving effect to the restatement hereof), (i) its Existing Revolving Credit Commitment, its Existing Revolving Credit Percentage of all Existing Revolving Loans and its Existing Term Loans are in the amounts set forth on SCHEDULE 1.03; and (ii) to the extent that such Existing Bank is making a sale and assignment pursuant to CLAUSE (a)(i) of this SECTION 1.03, the rights and interests being assigned are free and clear of any adverse claim or encumbrance created by such Existing Bank.





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
         (c) The Borrower, the Existing Banks and the Managing Agents agree that each Existing Bank which is making a sale and assignment pursuant to CLAUSE (a)(i) of this SECTION 1.03 shall, as of the Amendment Effective Time, relinquish its rights and be released from its obligations under this Agreement to the extent of the rights and interests so sold and assigned (and that each Departing Bank shall have no rights or obligations under this Agreement).

         (d) At the Amendment Effective Time, (i) each Bank which is purchasing Existing Revolving Loans or Existing Term Loans and/or increasing its Revolving Credit Percentage pursuant to CLAUSE (a)(ii) of this SECTION 1.03 shall deliver to the Administrative Agent immediately available funds to cover such purchase and/or increase and (ii) the Administrative Agent shall, to the extent of the funds so received, disburse such funds to the Existing Banks which are making sales and assignments pursuant to CLAUSE (a)(i) of this
SECTION 1.03.

         (e) The Borrower agrees that, at the Amendment Effective Time, the Borrower will (i) prepay all Eurodollar Rate Advances outstanding under the Existing Agreement and simultaneously reborrow Advances hereunder and (ii) pay to the Administrative Agent for the account of each Bank all interest, fees and other amounts (including amounts payable pursuant to SECTION 3.03, but excluding principal) owed to such Bank under the Existing Agreement.


                                   ARTICLE II

                                  THE CREDITS

         SECTION 2.01. TERM LOANS; COMMITMENTS TO MAKE REVOLVING LOANS. On the terms and subject to the conditions set forth in this Agreement,

                 (a) as of the Amendment Effective Time, each Term Loan Bank shall be deemed to have made a term loan to the Borrower in an amount equal to such Bank's Term Loan Percentage of $150,000,000 (relative to each Term Loan Bank, its "TERM LOAN");

                 (b) as of the Amendment Effective Time, each Revolving Credit Bank shall be deemed to have made revolving loans to the Borrower, in an amount equal to such Revolving Credit Bank's Revolving Credit Percentage of all outstanding Revolving Advances; and

                 (c) from time to time on any Business Day occurring during the period from the Amendment Effective Time to the Revolving Credit Commitment Termination Date, each Revolving





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
         Credit Bank severally (and not jointly) agrees to make revolving loans to the Borrower in an amount equal to such Revolving Credit Bank's Revolving Credit Percentage of the aggregate amount of each Revolving Advance requested pursuant to SECTION 2.05 (relative to each Revolving Credit Bank, together with any revolving loans by such Bank pursuant to CLAUSE (b) above, its "REVOLVING LOANS");

PROVIDED that no Revolving Credit Bank shall be permitted or required to make any Revolving Loan if, after giving effect thereto, the sum of (i) the aggregate principal amount of all Revolving Loans then outstanding from all Revolving Credit Banks PLUS (ii) the aggregate stated amount of all then outstanding Letters of Credit and all Reimbursement Obligations then due and payable PLUS (iii) the then aggregate outstanding principal amount of all Swing Loans, would exceed the Total Revolving Credit Commitment Amount.

         Subject to the terms hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans.

         SECTION 2.02. AMOUNTS OF TERM LOANS AND COMMITMENTS; REDUCTION OF TOTAL REVOLVING CREDIT COMMITMENT AMOUNT.

         (a) As of the Amendment Effective Time, the aggregate amount of all Term Loans shall be $150,000,000.

         (b) The aggregate amount of all Revolving Credit Commitments (the "TOTAL REVOLVING CREDIT COMMITMENT AMOUNT") on any date on or prior to the Revolving Credit Commitment Termination Date shall be $125,000,000 LESS all reductions to such amount made pursuant to CLAUSES (c), (d) and (e) below.

         (c) The Borrower may permanently reduce the Total Revolving Credit Commitment Amount in whole, or in part ratably among the Revolving Credit Banks, in a minimum aggregate amount of $5,000,000, or in larger integral multiples of $1,000,000, upon at least five Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; PROVIDED that the Total Revolving Credit Commitment Amount at any time may not be reduced below the sum of (i) the then aggregate principal amount of all Revolving Loans PLUS (ii) the aggregate stated amount of all then outstanding Letters of Credit and Reimbursement Obligations PLUS (iii) the then aggregate outstanding principal amount of all Swing Loans.

         (d) The Total Revolving Credit Commitment Amount shall be reduced no later than 45 days after receipt by the Borrower or any of its subsidiaries of any Net Disposition Proceeds in excess of $10,000,000 in any Fiscal Year by an amount equal to the excess, if any, of (a) 100% of such excess Net Disposition Proceeds over (b)





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
the portion of such Net Disposition Proceeds applied to prepay Term Loans pursuant to SECTION 2.11.01.

         (e)  The Total Revolving Credit Commitment Amount shall be reduced
5 days after receipt by the Borrower of any Net Debt Proceeds from the issuance of Permitted Senior Debt by an amount equal to the excess, if any, of (a) 100% of such Net Debt Proceeds over (b) the portion of such Net Debt Proceeds applied to prepay Term Loans pursuant to SECTION 2.11.02.

         SECTION 2.03.    FEES.

         (a) COMMITMENT FEE. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Bank a commitment fee at the Commitment Fee Rate on such Revolving Credit Bank's Revolving Credit Percentage of the Unused Total Revolving Credit Commitment Amount from the Amendment Effective Time to the Revolving Credit Commitment Termination Date, payable in arrears on each Quarterly Payment Date, commencing with the first such date following the Amendment Effective Time, on the date of the effectiveness of any reduction in the Total Revolving Credit Commitment Amount and on the Revolving Credit Commitment Termination Date for each period then ended for which such commitment fee shall not have been theretofore paid.

         (b) ADMINISTRATIVE AGENT'S FEES. The Borrower agrees to pay to the Administrative Agent fees in such amounts and at such times as are agreed in the Agents' Fee Letter.

         SECTION 2.04. METHOD OF BORROWING OF REVOLVING LOANS; RATABLE LOANS. (a) Not later than 12 noon, Chicago time, on each Borrowing Date for Revolving Loans, each Bank shall make available its Revolving Loan or Loans in immediately available funds, in Chicago, to the Administrative Agent at its address specified pursuant to ARTICLE XIII. Subject to the satisfaction of the conditions precedent to such Revolving Loans, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

         (b) Each Term Advance or Revolving Advance hereunder shall consist of Loans made from the several Banks ratably in proportion to their Applicable Percentages of the aggregate principal amount of the Term Loans or the Total Revolving Credit Commitment Amount, respectively.

         SECTION 2.05. METHOD OF SELECTING RATE OPTIONS AND EURODOLLAR INTEREST PERIODS; TELEPHONIC NOTICES. (a) The Borrower shall give the Administrative Agent irrevocable notice, in the form of Exhibit D (a "BORROWING NOTICE") not later than 11:00 a.m., Chicago time, at least one Business Day before the Borrowing Date of each





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
Floating Rate Advance and at least three Business Days before the Borrowing Date for each Eurodollar Rate Advance, specifying:

                  (i) the proposed Borrowing Date, which shall be a Business Day, of such Advance,

                 (ii)  the aggregate amount of such Advance,

                (iii)  the Rate Option selected for such Advance, and

                 (iv) in the case of each Eurodollar Rate Advance, the Eurodollar Interest Period applicable thereto.

         (b) The Borrower hereby authorizes the Banks and the Administrative Agent to extend Advances and effect Rate Option selections based on telephonic notices made by any person or persons the Administrative Agent or any Bank in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Banks, the records of the Administrative Agent and the Banks shall govern absent manifest error.

         SECTION 2.06. MINIMUM AMOUNT OF EACH ADVANCE. Each Eurodollar Rate Advance shall be in the minimum aggregate principal amount of $5,000,000, and each Floating Rate Advance shall be in the minimum aggregate principal amount of $3,000,000; PROVIDED that any Floating Rate Advance made on any date may be in the amount by which the Total Revolving Credit Commitment Amount on such date EXCEEDS the sum of the then aggregate outstanding principal or stated amount of all Revolving Credits on such date; and PROVIDED, FURTHER, that the principal amount of any Floating Rate Advance made to repay Swing Loans in accordance with SECTION 2.07(c)(i) may be in the principal amount required to repay such Swing Loans.

         SECTION 2.07.    SWING LOANS.

         (a) MAKING OF SWING LOANS. Each of Continental and Paribas may elect in its sole discretion to make its equal share of revolving loans ("SWING LOANS") to the Borrower solely for the account of Continental and Paribas, respectively, from time to time on or after the Amendment Effective Time and prior to the Revolving Credit Commitment Termination Date up to an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) $5,000,000 and (ii) the excess of the Total Revolving Credit Commitment Amount OVER the aggregate principal or stated amount of all Revolving Credits then outstanding. Each Swing Loan shall be in the minimum aggregate principal amount of $200,000 or a larger integral multiple of $100,000. Each of Continental and Paribas may





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
make Swing Loans (subject to the conditions precedent set forth in SECTION 4.01, except SECTION 4.01.01 which shall be deemed satisfied by the terms of this sentence); PROVIDED that (x) Continental has received a request in writing or via telephone from an Authorized Officer or designated employee of the Borrower for funding of a Swing Loan no later than 12 noon, Chicago time, on the Business Day on which such Swing Loan is requested to be made, (y) Continental has promptly notified Paribas and the Administrative Agent in writing or via telephone of such request from the Borrower, and (z) each of Continental and Paribas has agreed to concurrently fund, and does concurrently fund, an equal share of any such Swing Loan. Continental and Paribas shall not make any Swing Loan in the period commencing one Business Day after Continental or Paribas becomes aware that one or more of the conditions precedent contained in SECTION 4.01 is not satisfied and ending upon the satisfaction or waiver of such condition(s). Each outstanding Swing Loan shall be payable on the Business Day following demand therefor in accordance with SECTION 2.07(c), shall be secured as part of the Obligations by the Collateral and shall otherwise be subject to all the terms and conditions applicable to Revolving Loans, except that all interest thereon shall be payable to the Administrative Agent solely for the account of Continental and Paribas, in equal shares.

         (b) SWING LOAN BORROWING CONFIRMATIONS. The Borrower agrees to deliver promptly to each of Continental and Paribas a written confirmation of each telephonic notice for Swing Loans signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by Continental and Paribas, the records of Continental and Paribas shall govern, absent manifest error.

         (c)  REPAYMENT OF SWING LOANS.

                 (i) At or prior to 9 a.m., Chicago time, on any Business Day after making a Swing Loan, Continental or Paribas may request the Borrower to, and upon such request the Borrower shall, promptly borrow Revolving Loans from all the Revolving Credit Banks and apply the proceeds of such Revolving Loans to the repayment of the principal amount of any Swing Loan owing by the Borrower not later than the Business Day following such request; PROVIDED that any such request made after 9 a.m., Chicago time, on any Business Day, shall be deemed to have been made prior to 9 a.m., Chicago time, on the immediately succeeding Business Day. Notwithstanding the foregoing, upon the earlier to occur of (A) one Business Day after demand is made by Continental or Paribas upon each Revolving Credit Bank (of which demand Continental or Paribas shall notify the Borrower) and (B) the Revolving Credit Commitment Termination Date, each Revolving Credit Bank (other than Continental and Paribas) shall irrevocably and unconditionally purchase from





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
         Continental and Paribas, without recourse or warranty, an undivided interest and participation in each of Continental's and Paribas' equal share of all Swing Loans, in each case in an amount equal to such Revolving Credit Bank's Revolving Credit Percentage of each such equal share, and each such Revolving Credit Bank shall promptly pay such amount to the Administrative Agent, for the sole account of Continental and Paribas, in immediately available funds. Such payment shall be made by the other Revolving Credit Banks whether or not a Default is then continuing or any other condition precedent set forth in SECTION 4.01 is then met and whether or not the Borrower has then requested an Advance in such amount; and each such Swing Loan shall thereupon be deemed to be a Floating Rate Advance hereunder made on the date of such purchase (notwithstanding, as aforesaid, the existence of any Default or the meeting of any condition precedent specified in SECTION 4.01 on such date). If and to the extent that any such payment is not in fact made to the Administrative Agent by any Revolving Credit Bank, the Borrower and such Revolving Credit Bank shall be jointly and severally liable to each of Continental and Paribas for their respective PRO RATA shares of such payment, such amount to be payable on demand together with accrued interest thereon from the due date therefor until the date such amount is paid to the Administrative Agent (x) in the case of the Borrower, at the Floating Rate and (y) in the case of such Revolving Credit Bank, at the Federal Funds Rate for the first three Business Days after such Revolving Credit Bank receives notice of such required purchase and thereafter at the Floating Rate. The failure of any Revolving Credit Bank to pay such amount to the Administrative Agent shall not relieve any other Revolving Credit Bank of its obligation to pay such amount hereunder.

                 (ii) Upon the making of any Advance pursuant to a Borrowing Notice, any Swing Loan then outstanding shall be repaid in full, and the Borrower hereby irrevocably authorizes the Administrative Agent to apply all or any necessary portion of the proceeds of any such Advance to the repayment of any Swing Loan then outstanding.

         SECTION 2.08.    NOTES.  The Loans of each Bank shall be evidenced

         (a) in the case of a Term Loan, by a global promissory note of the Borrower substantially in the form of EXHIBIT A (the "GLOBAL TERM NOTE"), payable to the order of the Administrative Agent in an original principal amount equal to $150,000,000,

         (b) in the case of a Revolving Loan, by a global promissory note of the Borrower substantially in the form of EXHIBIT B (the "GLOBAL REVOLVING NOTE"), payable to the order of the





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
Administrative Agent in an original principal amount equal to $125,000,000 or, if less, the principal amount of Revolving Loans at any time outstanding, and

         (c) in the case of the Swing Loans made by Continental and Paribas, by a promissory note of the Borrower substantially in the form of EXHIBIT C (the "SWING NOTE"), payable to the order of the Administrative Agent in an original principal amount equal to $5,000,000 or, if less, the principal amount of Swing Loans at any time outstanding and owing to Continental and Paribas.

         The Administrative Agent shall hold each of the Global Term Note and the Global Revolving Note for the ratable benefit of each Term Loan Bank and Revolving Credit Bank, respectively. Each of the Global Term Note and the Global Revolving Note shall evidence each Term Loan Bank's and Revolving Credit Bank's Applicable Percentage, respectively, of the aggregate outstanding Term Loans and Revolving Loans, respectively. The Administrative Agent shall hold the Swing Note for the ratable benefit of each of Continental and Paribas, and the Swing Note shall evidence Continental's and Paribas' equal shares of the aggregate outstanding Swing Loans.

         The Administrative Agent shall record in its records, or at its option on the schedule attached to the applicable Note, the date and amount of each Loan, each repayment or prepayment thereof, and, in the case of any Eurodollar Rate Loans, the dates on which the Eurodollar Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record or any error in so recording any such amount in such records or on such schedule shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under any Note to repay the principal amount of the applicable Loans together with all interest accruing thereon.

         As of the Amendment Effective Time, each of the promissory notes issued under the Existing Agreement shall be null and void (having been replaced by the Notes hereunder).

         SECTION 2.09.    SCHEDULED PRINCIPAL PAYMENTS.

         (a) TERM LOANS. Subject to SECTION 2.11, the Term Loans shall be repaid, and the principal amount thereof shall be due and payable, in principal installments as set forth on SCHEDULE 2.09(a) on each Quarterly Payment Date starting with the Quarterly Payment Date occurring on August 31, 1994; PROVIDED that the outstanding Term Loans shall be repaid in full on the Final Maturity Date.





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
         (b) REVOLVING LOANS. The Revolving Loans shall be repaid, and the principal amount thereof shall be due and payable, on the Final Maturity Date.

         SECTION 2.10.    OPTIONAL PRINCIPAL PREPAYMENTS.

         (a) The Borrower may, upon at least two Business Days' notice to the Administrative Agent, prepay Floating Rate Advances or, subject to SECTION 3.03 and upon at least three Business Days' notice to the Administrative Agent, Eurodollar Rate Advances, in each case in whole at any time or from time to time in part, in a minimum aggregate principal amount of $5,000,000 (or $3,000,000 in the case of Floating Rate Advances), by paying the principal amount to be prepaid, together with (in the case of a Eurodollar Rate Advance) unpaid accrued interest thereon to the date of prepayment. No voluntary prepayment of principal of the Revolving Loans shall, in and of itself, cause a reduction in the Total Revolving Credit Commitment Amount.

         (b) Voluntary prepayments of the Term Loans made at any date may be applied, at the option of the Borrower, (i) to the Term Loans, in an amount not to exceed the greater of (A) the total of the two next succeeding scheduled principal repayment installments of the Term Loans scheduled to be made following such date pursuant to SECTION 2.09 or (B) 50% of the aggregate principal repayment installments of the Term Loans scheduled to be made during the 12 month period following such date, in the order of maturity of scheduled principal repayment installments of such Loans, or (ii) as an alternative to the application in clause (i) above or after making the application in the amount permitted by clause (i) above, to the Term Loans, pro rata across scheduled principal repayment installments of such Loans.

         SECTION 2.11. MANDATORY PRINCIPAL PREPAYMENTS. In addition to the scheduled principal payments required by SECTION 2.09, the Borrower shall make the mandatory principal prepayments set forth in this SECTION 2.11.

         SECTION 2.11.01. NET DISPOSITION PROCEEDS. The Borrower shall, as promptly as practicable but not later than 45 days after receipt by the Borrower or any of its Subsidiaries of any Net Disposition Proceeds in excess of $10,000,000 in any Fiscal Year, apply an amount equal to 100% of such excess Net Disposition Proceeds as a mandatory prepayment of the outstanding principal amount of all Term Loans until paid in full (with any excess to be applied to reduce the Total Revolving Credit Commitment Amount as provided in
SECTION 2.02(d)); PROVIDED that with respect to any sale or other disposition yielding Net Disposition Proceeds of less than $500,000, such application of Net Disposition Proceeds may occur not later than 45 days after the last day of the Fiscal





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
Quarter in which such Net Disposition Proceeds are received by the Borrower or any Subsidiary.

         SECTION 2.11.02. NET DEBT PROCEEDS. The Borrower shall, as promptly as practicable but not later than 5 days after receipt by the Borrower of any Net Debt Proceeds from the issuance or incurrence of Permitted Senior Debt, apply an amount equal to 100% of such Net Debt Proceeds as a mandatory prepayment of the outstanding principal amount of all Term Loans until paid in full (with any excess to be applied to reduce the Total Revolving Credit Commitment Amount as provided in SECTION 2.02(e)).

         SECTION 2.11.03. COMMITMENT REDUCTIONS. Concurrently with any reduction of the Total Revolving Credit Commitment Amount pursuant to SECTION 2.02(d) or (e), the Borrower shall make a prepayment of Revolving Loans (or otherwise reduce the amount of the outstanding Revolving Credits) in the amount, if any, by which all outstanding Revolving Credits exceed the Total Revolving Commitment Amount as so reduced.

         SECTION 2.11.04. GENERAL. (a) Each repayment and prepayment of any Loans made pursuant to this SECTION 2.11 shall (x) be accompanied by a Repayment Notice of the Borrower, dated as of the date of such payment, and (y) be without premium or penalty, except as may be required by SECTION 3.03. All optional prepayments pursuant to SECTION 2.10 shall be in addition to, and shall not constitute a credit toward, mandatory prepayments required to be made by the Borrower under this SECTION 2.11; and any mandatory prepayments made by the Borrower under this SECTION 2.11 shall be in addition to, and shall not constitute a credit toward, prepayments required to be made by the Borrower under any other of such subsections. Repayments and prepayments of Term Loans may not be reborrowed.

         (b) Any mandatory prepayment of Term Loans shall be applied to the scheduled principal repayment installments coming due on or after the date of such prepayment on a pro rata basis according to the principal amounts of such installments.

         SECTION 2.12. RATE OPTIONS; INTEREST PAYMENT DATES; INTEREST BASIS; PAYMENTS DUE ON DAYS NOT BUSINESS DAYS. The Advances may be Floating Rate Advances or Eurodollar Rate Advances, or a combination thereof, selected by the Borrower in accordance with SECTION 2.05 or 2.18. Except as provided in
SECTION 2.13, Floating Rate Advances shall bear interest at the Floating Rate and Eurodollar Rate Advances shall bear interest at the Eurodollar Rate. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Eurodollar Interest Period, on the applicable Final Maturity Date, on any date on which such Advance is prepaid whether due to acceleration or otherwise, and, with respect to any Eurodollar Interest Period of 6 months, at the





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
date 3 months from the beginning of such Eurodollar Interest Period. Interest accrued on each Floating Rate Advance shall be payable on each Quarterly Payment Date and on the applicable Final Maturity Date. Interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable by the Borrower for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12 noon, local time, at the place of payment provided herein. If any payment of principal of or interest on an Advance or any fee or other amount payable hereunder shall become due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business Day, and such extension of time shall be included in computing interest in connection with such payment in the case of a principal payment.

         SECTION 2.13.    RATE AFTER DEFAULT.

         (a) During the existence of any Event of Default, each Floating Rate Advance shall bear interest, payable upon demand, until payment in full of such Advance at a rate per annum equal to the Floating Rate in effect from time to time PLUS 2.0% per annum (the "DEFAULT RATE").

         (b) During the existence of any Event of Default, each Eurodollar Rate Advance shall bear interest, payable upon demand, (i) until the earlier of
(A) payment in full of such Advance, or (B) the end of the applicable Eurodollar Interest Period, at the Eurodollar Rate then applicable to such Advance PLUS 2.0% per annum, and (ii) thereafter at the Default Rate until paid in full.

         SECTION 2.14. METHOD OF PAYMENT; APPLICATION OF PAYMENT. All payments of principal, interest, and fees hereunder shall be made in Dollars in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to ARTICLE XIII (or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower) by 12 noon, local time, on the date when due, accompanied by a Repayment Notice, and shall be made ratably among the Banks. Each payment delivered to the Administrative Agent for the account of any Bank shall be delivered promptly by the Administrative Agent to such Bank in the same type of funds which the Administrative Agent received at its address specified pursuant to ARTICLE XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Bank. The Administrative Agent is hereby authorized to charge any account of the Borrower maintained with Continental for each payment of principal, interest and fees as it becomes due hereunder. Prior to the occurrence of an Event of Default and either termination of the Revolving Credit Commitment or acceleration of the Loans hereunder, the Administrative Agent and the Banks shall apply such payments as provided in the applicable Repayment Notice. Following the





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
occurrence of any Event of Default and either termination of the Revolving Credit Commitment or acceleration of the Loans hereunder, the Administrative Agent and the Banks shall apply such payments and any amounts realized from the Collateral as provided in the Collateral Documents to the extent provided therein, and if not provided therein, PRO RATA in proportion to the outstanding Obligations of each Bank.

         SECTION 2.15. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND REVOLVING CREDIT COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Administrative Agent will notify each Bank of the contents of each Total Revolving Credit Commitment Amount reduction notice, Borrowing Notice and Repayment Notice received by it hereunder. The Administrative Agent will notify each Bank and the Borrower of the interest rate applicable to each Eurodollar Rate Advance promptly upon determination of such interest rate and will give each Bank and the Borrower prompt notice of each change in the Corporate Base Rate. All determinations by the Administrative Agent of any rate of interest applicable to any Loan shall be conclusive in the absence of manifest error.

         SECTION 2.16. LENDING INSTALLATIONS. Subject to SECTION 3.04, each Bank may book its Loans at any Lending Installation selected by such Bank and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by the Administrative Agent for the benefit of such Lending Installation. Each Bank may, by written or telex notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made. Notwithstanding any such designation of a Lending Installation by a Bank, such Bank shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder.

         SECTION 2.17. NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Borrower or a Bank, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Bank, the proceeds of a Loan or
(ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Banks, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If and to the extent that any Bank or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the Person obligated to make such payment and the recipient of such payment shall be jointly and severally obligated to repay to the





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


Administrative Agent the amount so made available, such amount to be payable on demand together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Bank, the Federal Funds Rate for the first three Business Days after demand by the Administrative Agent and thereafter at the interest rate applicable to the relevant Loan and (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         SECTION 2.18. CONTINUATION AND CONVERSION ELECTIONS. Pursuant to a Continuation/Conversion Notice delivered to the Administrative Agent on or before 10:00 a.m., Chicago time, the Borrower may elect, from time to time on not less than 3 Business Days' notice (or not less than one Business Day's notice in the case of conversions to Floating Rate Loans):

                 (a) that all, or any portion in a minimum principal amount of $5,000,000, of any Revolving Advance or Term Advance be converted from Floating Rate Loans into Eurodollar Rate Loans (or, subject to SECTION 3.03, from Eurodollar Rate Loans into Floating Rate Loans); and

                 (b) on the expiration of the Eurodollar Interest Period applicable to any Eurodollar Rate Loans comprising all or part of any Advance, that all, or any portion in a minimum principal amount of $5,000,000, of the outstanding principal amount of such Advance be continued as Eurodollar Rate Loans or all or any portion in a minimum principal amount of $3,000,000 be converted into Floating Rate Loans;

PROVIDED that:

                 (c) no portion of the outstanding principal amount of any Advance may be continued as, or be converted into, Eurodollar Rate Loans after any notice of Default is due or has been given pursuant to
         SECTION 6.01.06(a)(i) and the relevant Default is continuing;

                 (d) no portion of the outstanding principal amount of any Advance may be made or continued as, or be converted into, Floating Rate Loans or Eurodollar Rate Loans unless, after giving effect to such action, the principal amount of Loans of each type outstanding from each Bank then being so made, continued, or converted shall be equal to such Bank's Applicable Percentage of the outstanding principal amount of the Advance then being so made, continued, or converted;

                 (e) no portion of the outstanding principal amount of any Term Advance may be made or continued as, or be converted





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
         into, Eurodollar Rate Loans if, after giving effect to such action, the Eurodollar Interest Period applicable thereto shall extend beyond the date of any scheduled repayment pursuant to SECTION 2.09(a) unless a sufficient principal amount of such Term Advance is being maintained as Floating Rate Loans, or Eurodollar Rate Loans having a Eurodollar Interest Period ending on or prior to the date of any such scheduled repayment, to permit such repayment to be applied in full to Floating Rate Loans or to fully matured Eurodollar Rate Loans;

                 (f) no portion of the outstanding principal amount of any Advance may be made or continued as, or converted into, Eurodollar Rate Loans or Floating Rate Loans if, after giving effect to such action, the aggregate principal amount of any Eurodollar Rate Advance having a particular Eurodollar Interest Period is less than $5,000,000;

                 (g) the Borrower shall not be permitted to select Eurodollar Interest Periods to be in effect at any one time which have expiration dates falling on more than 12 different dates;

                 (h) absent the timely selection of a new Eurodollar Interest Period for a then outstanding Eurodollar Rate Advance, such Eurodollar Rate Advance shall, immediately upon the expiration of such Eurodollar Interest Period, automatically and without further action be converted into a Floating Rate Advance; and

                 (i)  notwithstanding the provisions of CLAUSES (a), (b) and
         (f) of this SECTION 2.18 to the contrary, (i) any Term Advance comprised of Eurodollar Rate Loans with a Eurodollar Interest Period ending on the date that any scheduled installment of Term Loans is due may be in the principal amount of such scheduled installment and (ii) any Term Advance comprised of Eurodollar Rate Loans may be continued as a Eurodollar Advance in a principal amount less than the minimum amounts described in CLAUSES (b) or (f) above if such principal amount has been reduced below such minimum amounts as a result of mandatory prepayment of Term Loans.

The Borrower shall, in each Continuation/Conversion Notice electing that all, or any portion, of the principal amount of Advances of any type be continued as, or be converted into, Eurodollar Rate Advances, select the duration of the Eurodollar Interest Period commencing upon such continuation or conversion.





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
         SECTION 2.19.    NET PAYMENTS; TAX EXEMPTIONS.

         (a) All payments by the Borrower of principal, interest, fees, indemnities and other amounts payable hereunder and under the Notes shall be made without setoff or counterclaim and free and clear of, and without withholding or deduction for or on account of, any present or future Taxes (other than Excluded Taxes) now or hereafter imposed on such recipient or its income, property, assets or franchises (such recipient's "RECIPIENT TAXES"), except to the extent that such withholding or deduction (i) is required by Applicable Law, (ii) results from the breach by such recipient of its Exemption Agreement (as hereinafter defined), or (iii) would not be required if such recipient's Exemption Representation (as hereinafter defined) were true. If any such withholding or deduction is required by Applicable Law, the Borrower will:

                 (A) pay to the relevant authorities the full amount so required to be withheld or deducted;

                 (B) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authorities; and

                 (C) except to the extent that such withholding or deduction results from the breach, by a recipient of a payment, of its Exemption Agreement or would not be required if such recipient's Exemption Representation were true, pay to the Administrative Agent for the account of the relevant recipient such additional amount as is necessary to ensure that the net amount actually received by each recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

         (b) In consideration of the Borrower's agreements in SECTION 2.19(a), each Bank which is not a U.S. Person hereby agrees (such Bank's "EXEMPTION AGREEMENT"), to the extent permitted by Applicable Law (including any applicable double taxation treaty of the jurisdiction of its incorporation and the jurisdiction in which its Lending Installation is located), to execute and deliver to the Borrower (i) on or before the first scheduled payment date after the Amendment Effective Time, a United States Internal Revenue Service Form 1001 or 4224 as appropriate (or successor forms), properly completed and claiming a complete or partial exemption, as the case may be, from withholding or deduction for or on account of Recipient Taxes of such Bank, and (ii) a new Form 1001 or 4224 (or successor form), as appropriate, upon the expiration or obsolescence of any previously delivered Form.

         (c) Each Existing Bank hereby represents and warrants (such Bank's "EXEMPTION REPRESENTATION") to the Borrower that at the






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
Amendment Effective Time, its Lending Installation was entitled to receive payments of principal of, and interest on, Loans made by such Bank from such Lending Installation without withholding or deduction for or on account of such Bank's Recipient Taxes imposed by the United States of America or any political subdivision thereof.

         SECTION 2.20.    LETTERS OF CREDIT.

         SECTION 2.20.01. ISSUANCE OF LETTERS OF CREDIT. On the terms and subject to the conditions set forth in this Agreement:

                 (a) Any Issuer may in its sole discretion issue from time to time on or after the Amendment Effective Time and prior to the Revolving Credit Commitment Termination Date one or more irrevocable Letters of Credit on behalf of and for the account of the Borrower or any Subsidiary, each of which Letters of Credit shall be denominated in Dollars and issued to support obligations of the Borrower or a Subsidiary incurred in the ordinary course of business; and

                 (b) Paribas as Issuer has issued, prior to the Amendment Effective Time, the Letters of Credit listed on SCHEDULE 2.20.01(b), and each such Letter of Credit shall be deemed to be outstanding under this Agreement after giving effect to the Amendment Effective Time for all purposes of this Agreement and each of the other Credit Documents, and each Revolving Credit Bank will be deemed to have an undivided participation in each such Letter of Credit to the extent of its Revolving Credit Percentage in accordance with SECTION 2.20.05;

PROVIDED that no Letter of Credit shall be issued if after the issuance thereof the sum of (w) outstanding Revolving Loans and Swing Loans PLUS (x) the aggregate undrawn stated amounts of Letters of Credit PLUS (y) the aggregate unpaid Reimbursement Obligations then due and payable hereunder would exceed the Total Revolving Credit Commitment Amount or if the amounts described in CLAUSES (x) and (y) above would exceed $30,000,000.

         SECTION 2.20.02.         ISSUANCE REQUESTS.

         (a) By delivering a duly completed issuance request (an "ISSUANCE REQUEST") in the form of EXHIBIT E-1, accompanied by a duly completed application for a Letter of Credit, on or before 11:00 a.m., Chicago time, at least two Business Days prior to the requested Business Day of issuance, to the Administrative Agent and the applicable Issuer, the Borrower may request the issuance from time to time of Letters of Credit; IT BEING UNDERSTOOD that such Issuer may require by notice to the Borrower a postponement of such requested issuance date to the extent reasonably necessary for the preparation and negotiation of such Letter of Credit and all





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
related documentation. Each Issuance Request and application shall be irrevocable, and upon its receipt thereof, the Administrative Agent shall promptly notify the Revolving Credit Banks thereof. Issuance Requests and applications (and all attachments thereto) may be delivered to the Administrative Agent and the applicable Issuer by facsimile or telex if such deliveries are confirmed with the delivery of the original executed Issuance Requests and applications (and all attachments thereto) to such Persons not later than two Business Days prior to the date of issuance. The Administrative Agent shall promptly notify the applicable Issuer and the Borrower if, after giving effect to the issuance of any requested Letter of Credit, the limitation set forth in the PROVISO to SECTION 2.20.01 would be violated.

         (b) Each Letter of Credit shall be in a form mutually satisfactory to the applicable Issuer and the Borrower and shall, by its terms,

                  (i) be stated to expire on a date (its "STATED EXPIRY DATE") not later than the earlier of (A) one year after the date of issuance thereof and (B) the Final Maturity Date for Revolving Credits,

                 (ii) unless the Administrative Agent shall otherwise agree, terminate on or prior to its Stated Expiry Date immediately upon notice to the applicable Issuer from the beneficiary thereunder that all obligations covered thereby have been terminated, paid or otherwise satisfied in full, and

                (iii) provide for payment not earlier than 3 Business Days (unless the applicable Issuer shall otherwise agree) after demand for payment under such Letter of Credit and full satisfaction of the conditions precedent thereto, and provide solely for payment upon the presentation of a sight draft rather than a time draft.

         (c) Each Issuer shall make the original of each Letter of Credit it issues available (but in the case of replacement Letters of Credit, only against delivery by such beneficiary of the Letter of Credit being replaced) to the beneficiary indicated in the respective Issuance Request (and provide on the date of issuance a copy thereof to the Administrative Agent).

         SECTION 2.20.03. AMENDMENTS. Any extension of the Stated Expiry Date, increase in the stated amount, or other modification of a Letter of Credit shall be made only upon satisfaction of all of the procedures and conditions for the issuance of a new Letter of Credit of the same type, except that the Borrower's request therefor shall be in the form of EXHIBIT E-2 (a "LETTER OF CREDIT AMENDMENT REQUEST").





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
         SECTION 2.20.04. LETTER OF CREDIT FEES. (a) The Borrower agrees to pay to the Administrative Agent with respect to each Letter of Credit, for the account of the applicable Issuer and each other Revolving Credit Bank, ratably in accordance with their respective Revolving Credit Percentages, accrual fees at the applicable L/C Fee Rate for a Letter of Credit of such type (calculated in each case from and including the date of issuance (or date of renewal or extension, if any) thereof to but not including the Stated Expiry Date thereof or, if earlier, the date upon which such Letter of Credit is cancelled, fully drawn or terminated), in each case on the daily average undrawn stated amount thereof, payable in arrears for each Fiscal Quarter within 10 days after the Borrower's receipt of any statement of such fees provided by the Administrative Agent for such Fiscal Quarter; PROVIDED that during the existence of any Event of Default, each of such accrual fees shall be increased by 2.0% per annum.

         (b) The Borrower further agrees to pay upon demand made by each Issuer from time to time, solely to such Issuer:

                  (i) all reasonable and customary fees and expenses of such Issuer, as advised by such Issuer from time to time, in connection with the issuance, negotiation, maintenance, modification (if any), amendment, renewal, administration and collection of, or drawing under, Letters of Credit issued by such Issuer; and

                 (ii) without duplication of payments made under ARTICLE III, any applicable reserve, assessment, insurance charge, premium or levy imposed on such Issuer by any governmental authority, including Federal Deposit Insurance Corporation assessments and charges.

         (c) The Borrower further agrees to pay to each Issuer solely for its own account such other fees as may be agreed from time to time by the Borrower and such Issuer.

         SECTION 2.20.05.         OTHER BANKS' PARTICIPATIONS; REIMBURSEMENTS.

         (a) Each Letter of Credit shall, effective upon issuance and without further action (or, if issued prior to the Amendment Effective Time, effective at the Amendment Effective Time), be issued on behalf of all Revolving Credit Banks (including the Issuer thereof) in accordance with the immediately succeeding sentence, in each case PRO RATA according to such Revolving Credit Bank's respective Revolving Credit Percentage. Each Revolving Credit Bank shall, to the extent of its Revolving Credit Percentage, be deemed to have irrevocably purchased a participation in the amount of its Revolving Credit Percentage in each Letter of Credit issued on its behalf and shall reimburse promptly the Issuer thereof for Reimbursement Obligations not reimbursed in accordance with SECTION 2.20.07 by the Borrower, or which have been reimbursed by the Borrower but must be returned, restored or disgorged by such Issuer for any reason, and each Revolving Credit Bank (including





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
such Issuer) shall, to the extent of its Revolving Credit Percentage, be entitled to receive from the Administrative Agent a ratable portion of the fees received by the Administrative Agent, pursuant to SECTION 2.20.04(a), with respect to such Letter of Credit.

         (b) If the Borrower fails to satisfy its obligations set forth in SECTIONS 2.20.06 and 2.20.07 to reimburse any Issuer in an amount equal to the amount of any drawing honored by such Issuer under a Letter of Credit, such Issuer shall promptly notify the Administrative Agent and each Revolving Credit Bank of the unreimbursed amount of such drawing and of such Revolving Credit Bank's respective participation therein. If such notice is delivered, each Revolving Credit Bank shall make available to such Issuer, whether or not any Default shall have occurred and is continuing, an amount equal to the amount of such participation, in same day or immediately available funds, at such Issuer's office specified in such notice, not later than 12 noon, Chicago time, on the Business Day after the date notified by such Issuer. If any Revolving Credit Bank fails to make available to such Issuer, as provided herein, the amount of such participation, such Issuer shall be entitled to recover such amount, together in each case with interest thereon at the Federal Funds Rate for three Business Days and thereafter at the Floating Rate, (x) on demand to such Revolving Credit Bank, (y) by setoff against any payments made to such Issuer hereunder for the account of such Revolving Credit Bank, or (z) by payment to such Issuer by the Administrative Agent of the amounts otherwise payable to such Revolving Credit Bank under this Agreement. Each Revolving Credit Bank hereby authorizes the Administrative Agent to make the payments described in CLAUSE (z) of the preceding sentence. Nothing in this Section shall be deemed to prejudice the right of any Revolving Credit Bank to recover from any Issuer any amount made available by such Revolving Credit Bank to such Issuer pursuant to this Section if a court of competent jurisdiction determines that the making of any payment by such Issuer with respect to its Letter of Credit, and in respect of which a participation payment was made by such Revolving Credit Bank, constituted gross negligence or willful misconduct on the part of such Issuer. Each Issuer shall transfer to the Administrative Agent, not later than the Business Day following receipt, all payments received by such Issuer from the Borrower in, or otherwise applied to, reimbursement of drawings honored by such Issuer under any Letter of Credit and the Administrative Agent shall promptly distribute to each Revolving Credit Bank that has paid all amounts payable by such Revolving Credit Bank under this Section with respect to any Letter of Credit, such Revolving Credit Bank's Revolving Credit Percentage of such payments.

         SECTION 2.20.06. DISBURSEMENTS. The applicable Issuer will notify the Administrative Agent and the Borrower in writing no later than the Business Day following receipt of the presentment of





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
any demand for payment under any Letter of Credit, together with notice of the amount of such payment and the date under the time zone of the jurisdiction of such Issuer (the "DISBURSEMENT DATE") such payment shall be made. Subject to the terms and provisions of such Letter of Credit, such Issuer shall make such payment ("DISBURSEMENT") to the respective beneficiary (or its designee).
Prior to 12 noon, Chicago time, on the applicable Disbursement Date, the Borrower shall reimburse such Issuer for such Disbursement. To the extent such Issuer is not, by 12 noon, Chicago time, on the Disbursement Date of any Disbursement under a Letter of Credit, reimbursed in full by the Borrower, such unreimbursed (or any returned or disgorged) amount shall accrue interest on and after such date at the Default Rate, payable on demand.

         SECTION 2.20.07. REIMBURSEMENT. The obligation of the Borrower ("REIMBURSEMENT OBLIGATIONS") under SECTION 2.20.06 to reimburse the applicable Issuer for each Disbursement (including interest thereon) made under such Issuer's Letters of Credit, and the obligation of each Revolving Credit Bank under SECTION 2.20.05 to make participation payments in each unreimbursed, returned or disgorged drawing thereunder, shall be, to the fullest extent permitted by Applicable Law, absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Managing Agent, any Issuer, any Bank or the beneficiary of any Letter of Credit, including any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any Disbursement to conform to the terms of such Letter of Credit (if, in the applicable Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by such beneficiary of the proceeds of such Disbursement, or the legality, validity, form, regularity or enforceability of such Letter of Credit.

         SECTION 2.20.08. DEEMED DISBURSEMENTS. Upon the occurrence and during the continuation of any Event of Default, amounts equal to the respective amounts undrawn and available under each Letter of Credit shall, at the option of the Administrative Agent or at the direction of the Required Revolving Credit Banks and without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the Issuers (notwithstanding that such amounts may not in fact have been so paid or disbursed) and, upon notification by the Administrative Agent to the Issuers and the Borrower of the Borrower's obligations under this Section, the Borrower shall be immediately obligated to reimburse the Administrative Agent for the benefit of each Issuer the amount deemed to have been so paid or disbursed with respect to the Letters of Credit; PROVIDED that, with respect to any such amounts deemed disbursed but not





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
reimbursed by the Borrower to the Administrative Agent, such amounts shall not be deemed to bear interest until such time as a Reimbursement Obligation with respect thereto shall arise. All amounts so received by the Administrative Agent from the Borrower pursuant to this Section shall be held as collateral security for the repayment of the Borrower's obligations in connection with the Letters of Credit. To the extent the aggregate amount deposited by the Borrower with the Administrative Agent pursuant to this Section and not previously applied by the Administrative Agent to any Reimbursement Obligation exceeds the sum of (x) the aggregate undrawn stated amounts of Letters of Credit PLUS (y) all unpaid Reimbursement Obligations, the Administrative Agent will promptly return the amount of such excess to the Borrower (except to the extent applied by the Administrative Agent to the payment of amounts then due and owing hereunder). When all Events of Default have been cured or waived, the Administrative Agent shall promptly return to the Borrower all amounts, including interest as described in the immediately succeeding sentence, then on deposit pursuant to this Section with the Administrative Agent. All amounts on deposit pursuant to this Section shall, until their application to any Reimbursement Obligation or their return to the Borrower bear interest at the Federal Funds Rate from time to time in effect (net of the costs of any reserve requirements, in respect of amounts on deposit pursuant to this SECTION 2.20.08, pursuant to Regulation D), which interest shall be held by the Administrative Agent as additional collateral security for the repayment of the Reimbursement Obligations of the Borrower in connection with the Letters of Credit.

         SECTION 2.20.09. NATURE OF REIMBURSEMENT OBLIGATIONS. The Borrower shall assume all risks of acts, omissions or misuse by the beneficiary of each Letter of Credit issued on its behalf. Neither the Issuer thereof (except to the extent of its own gross negligence or willful misconduct), any Bank nor any Managing Agent shall be responsible for:

                 (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of such Letter of Credit or any particular conditions stipulated in the documents or superimposed thereon, or any document presented under the Letter of Credit, or any document submitted by any party in connection with the application for and issuance of such Letter of Credit, even if it should be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                 (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign such Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which instrument may be invalid or ineffective for any reason;





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
                 (c) failure of such beneficiary to comply fully with conditions required to demand payment under such Letter of Credit;

                 (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, telex or otherwise;

                 (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under such Letter of Credit or of the proceeds thereof;

                 (f) the existence of the property purporting to be represented by documents;

                 (g) any difference in character, quality, quantity, condition or value between any property description in documents presented under the Letter of Credit and the property purporting to be represented by such documents;

                 (h) partial or incomplete shipment or failure or omission to ship any and all of the property referred to in the Letter of Credit;

                 (i) the character, validity, adequacy or genuineness of any insurance or any risk connected with insurance;

                 (j) any deviation from instructions, delay, default or fraud by the shipper or anyone else in connection with the property or shipment thereof;

                 (k) the solvency, responsibility or relationship to the property of any Person issuing any documents relating thereto;

                 (l) any delay in giving or failure to give any necessary notices;

                 (m) any breach of contract between the shippers or vendors and the Borrower; or

                 (n) the failure of any instrument to bear any reference or adequate reference to the Letter of Credit, or the failure of any draft to be accompanied by documents at negotiation, or the failure of any Person to note the amount of any draft on the reverse of the Letter of Credit or to surrender or take up the Letter of Credit or to send forward documents apart from drafts as required by the terms of the Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any rights or powers granted the Issuer thereof or any Bank or





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
Managing Agent hereunder. In furtherance of any of the foregoing, any action taken or omitted to be taken by the Issuer of a Letter of Credit in good faith shall be binding upon the Borrower and shall not put such Issuer under any resulting liability to such Person.


                                  ARTICLE III

                            CHANGE IN CIRCUMSTANCES

         SECTION 3.01. YIELD PROTECTION. (a) If any Applicable Law or any governmental or regulatory policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, adopted or changed (except with respect to SECTION 3.01(a)(iv)) after the Amendment Effective Time, or compliance of any Bank with such,

                 (i) subjects any Bank or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (other than Excluded Taxes), or changes the basis of taxation (excluding changes in tax rates applicable to Excluded Taxes) of payments to any Bank in respect of its Commitment, Credit Extensions or other amounts due it hereunder, or

                 (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against commitments by, assets of, deposits with or for the account of, or credit extended by, any Bank or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Rate Advances), or

                 (iii) imposes any other condition the result of which is to increase the cost to any Bank or any applicable Lending Installation of making Commitments or making, funding or maintaining Credit Extensions or reduces any amount receivable by any Bank or any applicable Lending Installation in connection with Commitments or Credit Extensions, or requires any Bank or any applicable Lending Installation to make any payment calculated by reference to the amount of Credit Extensions held, Commitments made, or interest received by it by an amount deemed material by such Bank, or

                 (iv) affects the amount of capital required or expected to be maintained by any Bank or Lending Installation or any corporation controlling any Bank and such Bank determines the amount of capital required is increased by or based upon the existence of this Agreement or its obligation to make Credit Extensions hereunder or of commitments of this type,





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
then, within 90 days after demand by such Bank or at the immediately succeeding Quarterly Payment Date, whichever period is shorter (but in no event less than ten Business Days), the Borrower shall pay such Bank that portion (after giving effect to any payment made or to be made under SECTION 2.19, if applicable) of such increased expense incurred (including, in the case of SECTION 3.01(a)(iv), any reduction in the rate of return on capital to an amount below that which it could have achieved but for such regulation after taking into account such Bank's policies as to capital adequacy) or reduction in an amount received which such Bank determines is attributable to making, funding and maintaining its Credit Extensions or its Commitment.

         (b) In determining such increased expense, reduction in rate of return of capital or reduction in an amount received pursuant to SECTION 3.01(a), each Bank shall act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts received or receivable relate to such Bank's loans in general and are not specifically attributable to the Credit Extensions hereunder, use averaging and attribution methods which are reasonable and which cover all loans similar to the Credit Extensions made by such Bank whether or not the loan documentation for such other loans permits the Bank to receive increased costs of the type described in SECTION 3.01(a), with written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof and containing a description of the event giving rise to such increased expense, reduction in rate of return of capital or reduction in amount received hereunder, to the Borrower by such Bank to be, absent manifest error, final and conclusive and binding upon all the parties hereto.

         SECTION 3.02.    AVAILABILITY OF RATE OPTIONS; ILLEGALITY.

                 (a) If the Required Banks determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Rate Advances are not available or (ii) the Eurodollar Base Rate does not accurately reflect the cost of making or maintaining a Eurodollar Rate Loan, then the Administrative Agent may, and at the request of the Required Banks shall, suspend the availability of the Eurodollar Rate Advances and require that, at the option of the Borrower, any Eurodollar Rate Advances outstanding either be repaid or converted to Floating Rate Advances on the last day of the relevant Eurodollar Interest Period therefor.

                 (b) If any Bank determines that maintenance of its Eurodollar Rate Loans at a suitable Lending Installation would violate any Applicable Law, or any policy, guideline or directive of any governmental authority having jurisdiction over such Bank, whether or not having the force of law, then such Bank shall promptly notify the Borrower and the





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
         Administrative Agent and, so long as such circumstances shall continue, (i) such Bank shall have no obligation to make or convert into Eurodollar Rate Loans (but shall make Floating Rate Loans concurrently with the making of or conversion into Eurodollar Rate Loans by the Banks which are not so affected, in each case in an amount equal to such Bank's Applicable Percentage of all Eurodollar Rate Loans which would be made or converted into at such time in the absence of such circumstances) and (ii) on the last day of the current Eurodollar Interest Period for each Eurodollar Rate Loan of such Bank (or, in any event, if such Bank so requests, on such earlier date as may be required by such Applicable Law, policy, guideline or directive), such Eurodollar Rate Loan shall, unless then repaid in full, automatically convert to a Floating Rate Loan. Each Floating Rate Loan made by a Bank which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Rate Loan (an AFFECTED LOAN") shall, notwithstanding any other provision of this Agreement, remain outstanding for the same period as the Eurodollar Rate Advance of which such Affected Loan would be a part absent such circumstances.

         SECTION 3.03. FUNDING INDEMNIFICATION. If any payment of a Eurodollar Rate Advance occurs on a date which is not the last day of a Eurodollar Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Banks or other than following a Required Bank determination pursuant to SECTION 3.02, the Borrower will indemnify each Bank for any loss (including lost profits) or cost incurred by it resulting therefrom, including any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Rate Advance.

         SECTION 3.04.    CHANGE OF LENDING OFFICE, REPLACEMENT OF BANK, ETC.

         (a) Each Bank agrees that, upon the occurrence of any event giving rise to the operation of SECTION 2.19, 3.01 or 3.02 with respect to such Bank, it will, to the extent permitted by Applicable Law or by the relevant governmental authority, in consultation with the Administrative Agent, for a period of 30 days endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event (including, but not limited to, endeavoring to change its Lending Installation); PROVIDED, HOWEVER, that such avoidance or minimization can be made in such a manner that such Bank, in its sole determination, suffers no economic, legal or regulatory disadvantage. If any Bank (an "AFFECTED BANK") shall make a demand for payment under any of such SECTIONS (or, in the case of SECTION 3.02(b), be required to make or convert to Floating Rate Loan(s)), and the Borrower shall find a





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
Bank or an Eligible Assignee which offers in writing to purchase the Commitments and Credit Extensions of such Affected Bank without recourse at par on a specified date, together with accrued and unpaid interest and commitment fees thereon to the date of purchase, and tenders the purchase price of such Commitments and Credit Extensions on such specified date, and if, in the reasonable opinion of such Affected Bank, its acceptance of such offer would be permitted by Applicable Law and all relevant governmental authorities and would not result in its suffering any economic, legal or other regulatory disadvantage, then the Borrower shall be excused from the payment of the increased costs claimed by such Affected Bank under any of such SECTIONS accruing after the first interest payment date pursuant to SECTION 2.12 for each Loan of such Affected Bank on or following such specified date, if the Affected Bank demanding payment under either such SECTION declines such purchase offer, PROVIDED that the Administrative Agent shall first consent to any such Eligible Assignee becoming a Bank under this Agreement, which consent the Administrative Agent shall not unreasonably withhold. If such Affected Bank accepts such purchase offer, upon consummation of such purchase offer such Affected Bank shall cease to be a party hereto. Except as provided in the immediately preceding sentence, nothing in this SECTION 3.04(a) shall affect or postpone the obligations of the Borrower to make payments as provided in
SECTION 2.19 or 3.01. Any reasonable expenses incurred by such Affected Bank under this SECTION 3.04(a) shall be paid by the Borrower upon delivery to the Borrower of a certificate as to the amount of such expenses, which certificate shall be conclusive and binding, in the absence of manifest error.

         (b) A certificate of a Bank as to the amount due under SECTION 3.01 or 3.03 shall be final, conclusive and binding on the Borrower in the absence of manifest error; PROVIDED, in the case of amounts due under SECTION 3.01, that such certificate is accompanied by the written notice from the Bank specified in SECTION 3.01(b). Determination of amounts payable under such SECTIONS in connection with a Eurodollar Rate Loan shall be reasonable and customary and calculated as though each Bank funded its Eurodollar Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the certificate shall be payable on demand after receipt by the Borrower of the certificate. The obligations of the Borrower under SECTIONS 3.01 and 3.03 shall survive payment of the Obligations and termination of this Agreement.





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
                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         The obligation of each Bank to make a Loan on the occasion of each Advance or of any Issuer to issue a Letter of Credit (and the right of the Borrower to request any Swing Loan) is subject to the satisfaction of all the following conditions:

         SECTION 4.01. ALL CREDIT EXTENSIONS. In the case of each Credit Extension (except as provided in SECTION 2.07(c) and except for Reimbursement Obligations):

         SECTION 4.01.01. REQUIRED NOTICE. The Administrative Agent shall have received a Borrowing Notice for such Advance or a request for such Swing Loan, or an Issuance Request for such Letter of Credit, as the case may be.

         SECTION 4.01.02. NO DEFAULT. Immediately prior to and after such Credit Extension, no Default shall have occurred and be continuing.

         SECTION 4.01.03. REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties of the Borrower contained in this Agreement and the other Credit Documents shall be true and correct in all material respects on and as of the date of such Advance.

         SECTION 4.01.04. NO LITIGATION, ETC. Except as set forth in ITEM C ("Litigation [SECTION 5.08]") of the Disclosure Schedule, no litigation, arbitration, governmental investigation, proceeding or inquiry shall be pending, or, to the best knowledge of the Borrower (after due inquiry), threatened

                 (a) which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by the Credit Documents, any Subordinated Debt Document, any Senior Debt Document, any material agreement pursuant to which equity capital is contributed to the Borrower or the Borrower's capital stock is issued, or any agreement, instrument or other document related to any of the foregoing, or which relates to the validity or enforceability of any of the foregoing agreements or instruments; or

                 (b) which is a development in the litigation, arbitration, governmental investigation, proceeding or inquiry set forth in such ITEM C ("Litigation [Section 5.08]") that has or is reasonably likely to have a Materially Adverse Effect with respect to any of the agreements described in CLAUSE (a) above or any transactions contemplated hereby or thereby; or





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
                 (c) which has or is reasonably likely to have a Materially Adverse Effect or with respect to any of the agreements described in CLAUSE (a) above or any transactions contemplated hereby or thereby.

         SECTION 4.01.05. FURTHER REQUESTS. The Administrative Agent shall have received all documents any Managing Agent may reasonably request relating to the existence of the Borrower or any Subsidiary, the corporate authority for and the validity of this Agreement and each Credit Document and any other matters relevant hereto, and all documents any Managing Agent may reasonably request to update, as of the date of such Credit Extension, any of the documents or assurances provided pursuant to SECTION 4.02, all in form and substance reasonably satisfactory to the Managing Agents.

         SECTION 4.01.06. SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant hereto by or on behalf of the Borrower and any Subsidiary shall be reasonably satisfactory in form and substance to the Managing Agents and their respective counsel; the Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies of such materials as any Managing Agent or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Agreement shall be reasonably satisfactory to counsel to the Managing Agents.

         Each Credit Extension hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Extension as to the facts specified in SECTIONS 4.01.02 through 4.01.04, except as to any such SECTION waived as provided herein.

         SECTION 4.02. AMENDMENT EFFECTIVE TIME. On and from the first date that the Managing Agents shall have received counterparts of this Agreement duly executed by the Borrower, each Managing Agent and each Bank listed on the signature pages hereof, and that each of the following conditions in this
SECTION 4.02 shall have been satisfied, the terms and conditions of the Existing Agreement shall be superseded and restated in their entirety by the terms and conditions of this Agreement and this Agreement shall take effect. This Agreement shall not constitute a novation, and the execution and delivery by the Borrower of this Agreement and the Notes is in substitution for, but not in payment of, the Borrower's obligations incurred under or evidenced by the Existing Agreement and the "Notes" delivered thereunder and as defined therein.

         The Administrative Agent shall give notice to the Borrower and to each Bank that the Amendment Effective Time has occurred. Each agreement, opinion or certificate described in this SECTION 4.02 shall be dated the date of the Amendment Effective Time, unless the





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
applicable subsection of this SECTION 4.02 explicitly provides otherwise or the Managing Agents in their sole discretion allow otherwise.

         SECTION 4.02.01. RESOLUTIONS, ETC. The Managing Agents shall have received, for the Borrower and each Subsidiary executing Credit Documents at the Amendment Effective Time, a certificate of an Authorized Officer thereof as to:

                 (a) resolutions of the Board of Directors of such Person then in full force and effect authorizing the execution, delivery, and performance by such Person of, as applicable, this Agreement, the Notes, the Collateral Documents and each other Credit Document to be executed by it;

                 (b) the incumbency and signatures of the Authorized Officers of such Person authorized to act relative to, as applicable, this Agreement, the Notes, the Collateral Documents and each other Credit Document to be executed by it (upon which certificate each Managing Agent and each Bank may conclusively rely until each Managing Agent and each Bank shall have received a further certificate of an Authorized Officer of such Person cancelling or amending such prior certificate, which further certificate shall be reasonably satisfactory to each Managing Agent); and

                 (c) such other matters as the Managing Agents may reasonably request.

         SECTION 4.02.02. NO MATERIALLY ADVERSE EFFECT. There shall not have been any Materially Adverse Effect since November 30, 1993.

         SECTION 4.02.03. CLOSING FEES AND EXPENSES. The Managing Agents shall have received payment in full of all fees, expenses and out-of-pocket costs then or theretofore payable hereunder or under the Agents' Fee Letter, an invoice for which fees, expenses and out-of-pocket costs shall have been previously delivered to the Borrower.

         SECTION 4.02.04. NOTES. The Administrative Agent shall have received the duly executed Global Term Note, Global Revolving Note and Swing Note, in each case complying with the provisions of SECTION 2.08.

         SECTION 4.02.05. OPINIONS OF COUNSEL. The Managing Agents shall have received opinions addressed to each Managing Agent and all Banks, from each of:

                 (a) Calfee, Halter & Griswold, counsel for the Borrower and its Subsidiaries, substantially in the form of





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
         EXHIBIT K-1, and covering such other additional matters related to the transactions contemplated hereby as the Managing Agents may reasonably request;

                 (b) Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, special New York counsel for the Borrower and its Subsidiaries, substantially in the form of EXHIBIT K-2;

                 (c) Rosenberg & Liebentritt, counsel for Zell/Chilmark, substantially in the form of EXHIBIT K-3; and

                 (d) Mayer, Brown & Platt, counsel for the Managing Agents, substantially in the form of EXHIBIT K-4.

         SECTION 4.02.06. CONFIRMATION. The Managing Agents shall have received the Confirmation, duly executed by the Borrower and each Subsidiary party to any Credit Document.

         SECTION 4.02.07. REAL ESTATE. The Managing Agents shall have received assurances from the title insurance company providing title insurance with respect to all Mortgages on real property of the Borrower or any Subsidiary that the Administrative Agent will receive, promptly following the Amendment Effective Time, (a) date down endorsements of the title insurance policies as to all such Mortgages, effective as of the Amendment Effective Time, in form and substance satisfactory to the Managing Agents or (b) such other documentation as the Managing Agents may reasonably request, in form and substance satisfactory to the Managing Agents, as to the priority and continued validity of such Mortgages.

         SECTION 4.02.08. OTHER CONDITIONS. Immediately prior to and after giving effect to the Amendment Effective Time, the conditions set forth in SECTIONS 4.01.02 through 4.01.06 shall have been satisfied as if such SECTIONS were set forth herein (except that references to a "Credit Extension" shall be references to the "Amendment Effective Time").

         SECTION 4.02.09.         ALL PROCEEDINGS AND INSTRUMENTS SATISFACTORY.
All corporate and legal proceedings and all instruments and agreements delivered in connection with the transactions contemplated by this Agreement and each other Credit Document shall be reasonably satisfactory in form and substance to the Managing Agents, and the Managing Agents shall have received all information and copies of all documents and papers, including records of corporate existence, authority and proceedings and governmental approvals, if any, which any Managing Agent or any Bank reasonably may have requested in connection therewith, and such documents and papers, where appropriate, shall be certified by proper corporate or governmental authorities.





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                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

         SECTION 5.01. CORPORATE EXISTENCE AND POWER. The Borrower and each of its Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify is reasonably likely to have a Materially Adverse Effect, and has full corporate power and authority and holds all requisite governmental licenses, permits and other approvals to own and hold under lease its property and to conduct its business substantially as presently conducted by it which the failure to so hold is reasonably likely, individually or in the aggregate, to have a Materially Adverse Effect.

         SECTION 5.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution and delivery by the Borrower and, where applicable, each Subsidiary of the Borrower of this Agreement, the Notes, the Collateral Documents to which it is or is to be a party, and each other Credit Document to which it is or is to be a party, the performance by the Borrower and, where applicable, each Subsidiary, of its obligations hereunder and thereunder, and all Credit Extensions obtained hereunder by the Borrower, have been duly authorized by all necessary corporate action, do not require any Approvals, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or any Contractual Obligation (except for conflicts, violations or defaults under Contractual Obligations which, individually or in the aggregate, are not reasonably likely to have a Materially Adverse Effect) or any law or governmental regulation or court decree or order applicable to it or its property and will not result in or require the creation or imposition of any Lien on any of its properties pursuant to the provisions of any Contractual Obligation (excluding, however, the Liens created by the Collateral Documents).

         SECTION 5.03. BINDING EFFECT; RANKING. This Agreement and each of the Collateral Documents to which the Borrower is a party has been duly executed and delivered by the Borrower and is, and each of the Notes upon the execution and delivery thereof by the Borrower will be, the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity. Each Collateral Document to which a Subsidiary is a party constitutes the legal, valid and binding





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
obligation of the Subsidiary party thereto, enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity.

         SECTION 5.04. FINANCIAL STATEMENTS. (a) All balance sheets, all statements of earnings, stockholders' equity and cash flow, and all other financial information which have been furnished by or on behalf of the Borrower and its Subsidiaries or by any other Person at the direction of the Borrower or any of its Subsidiaries to any Bank or any Managing Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby, including:

                 (i) the audited consolidated balance sheet at November 30, 1993 and the related audited consolidated statements of earnings, stockholders' equity and cash flow, for the Fiscal Year then ended, of the Borrower and its Subsidiaries, certified by KPMG Peat Marwick; and

                 (ii) the unaudited consolidated balance sheet dated February 28, 1994 and the related unaudited consolidated statements of earnings and cash flow for the Fiscal Quarter then ended of the Borrower and its Subsidiaries, have been prepared in accordance with GAAP consistently applied, except where not applicable thereto or as otherwise disclosed therein, throughout the periods involved and present fairly (subject to normal year-end adjustments) the financial condition of the Borrower and its Subsidiaries, taken as a whole, covered thereby as at the dates thereof and the results of their operations for the periods then ended. Neither the Borrower nor any of its Subsidiaries had, as of such dates, any material contingent liability or liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements described in CLAUSE (i) or (ii), as the case may be, or in the Disclosure Schedule and which, in accordance with GAAP, should have been reflected in such financial statements.

         (b) The Initial Financial Projections delivered to the Managing Agents and the Banks prior to the execution of this Agreement represent the best estimates of the future performance of the Borrower and its Subsidiaries, and were prepared by the Borrower based upon historical financial information and assumptions the Borrower deems reasonable and appropriate in light of current circumstances.

         SECTION 5.05. MATERIALLY ADVERSE EFFECT. Since November 30, 1993, no events have occurred or contracts entered into which, individually or in the aggregate, constitute or are reasonably likely to constitute a Materially Adverse Effect.





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
         SECTION 5.06. INSURANCE. The Insurance Report previously distributed to the Managing Agents (as supplemented by insurance information distributed to the Managing Agents with respect to insurance replaced or acquired since the date of such insurance report) is a complete and accurate listing of the property and casualty insurance program and policies carried by the Borrower and its Subsidiaries at the Amendment Effective Time. Such Insurance Report (as so supplemented) includes the insurer's(s') name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, the annual premium(s), deductibles and self-insured retention and describes in detail any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by the Borrower or any Subsidiary or imposed upon the Borrower or any Subsidiary by any such insurer, and any other property or casualty self-insurance program in effect.

         SECTION 5.07.    SUBSIDIARIES; CAPITALIZATION.

                 (a)  The Borrower has no Subsidiaries except

                          (i)   the corporations that are identified in ITEM
                 (E)-1 ("Existing Subsidiaries [SECTION 5.07(a)]") of the Disclosure Schedule, and

                          (ii)  the corporations of which 100% of the
                 outstanding shares of capital stock are acquired by the Borrower from time to time in accordance with SECTION 6.02.05.

                 (b) The Borrower has no Subsidiaries as of the Amendment Effective Time that were not Subsidiaries as of April 20, 1989.

                 (c) The Borrower has no authorized capital stock outstanding as of the Amendment Effective Time other than 29,433,330 shares of Class A common stock, $0.01 par value, all of which are issued and outstanding and Beneficially Owned, as of the Amendment Effective Time, by the Persons listed, and in the approximate respective amounts listed, in ITEM E-2 ("Stock Ownership [SECTION 5.07(c)]") of the Disclosure Schedule.

         SECTION 5.08. LITIGATION. Except as set forth in ITEM C ("Litigation [SECTION 5.08]") of the Disclosure Schedule or disclosed by the Borrower in accordance with SECTION 6.01.06(b), no litigation, arbitration, governmental investigation, proceeding or inquiry is pending, or, to the best knowledge of the Borrower (after due inquiry), threatened:

                 (a) which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as





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
         a result of, the transactions contemplated by the Credit Documents, any material agreement pursuant to which equity capital is contributed to the Borrower or the Borrower's capital stock is issued, or any agreement, instrument or other document related to any of the foregoing, or which relates to the validity of any of the foregoing agreements or instruments; or

                 (b) which is a development in the litigation, arbitration, governmental investigation, proceeding or inquiry set forth in such ITEM C that would have or is reasonably likely to have a Materially Adverse Effect or with respect to any of the agreements described in CLAUSE (a) above or any transactions contemplated hereby or thereby; or

                 (c) which otherwise could reasonably be expected to have a Materially Adverse Effect or with respect to any of the agreements described in CLAUSE (a) above or any transactions contemplated hereby or thereby.

         SECTION 5.09. INVESTMENT COMPANY. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

         SECTION 5.10. PUBLIC UTILITY COMPANY. Neither the Borrower nor any Subsidiary is a "public-utility company", or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

         SECTION 5.11. ABSENCE OF DEFAULT. Neither the Borrower nor any of its Subsidiaries is in default in the payment of (or in the performance of any obligation applicable to) any Debt, or in violation of any Applicable Law, in any such case which has had, or is reasonably likely to have, a Materially Adverse Effect.

         SECTION 5.12. DISCLOSURE. Except as otherwise disclosed in ITEM F ("Update of Factual Information [SECTION 5.12]") of the Disclosure Schedule, all factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to any Managing Agent or any Bank for purposes of or in connection with this Agreement or any other Credit Document or any transaction contemplated hereby is, and all such other factual information hereafter furnished by or on behalf of the Borrower in writing to any Managing Agent or any Bank will be, taken as a whole, true and accurate in all material respects on the date as of which such information is or will be dated or certified and does not or will not omit to state any material fact necessary to make such





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
information not misleading in light of the circumstances at the time prevailing.

         SECTION 5.13. REGULATIONS G, T, U AND X. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any Advance will be used for the purpose of, or be made available by the Borrower or any of its Subsidiaries in any manner to any other Person to enable or assist such Person in, purchasing or carrying "margin stock". Terms for which meanings are provided in Regulations G, T, U and X or any regulations substituted therefor, as from time to time in effect, are used in this SECTION 5.13 with such meanings.

         SECTION 5.14. SECURITIES REGULATIONS. All offerings or sales of any Subordinated Debt, any Senior Debt or other securities issued or guaranteed by the Borrower or any Subsidiary, will be made in compliance with, or pursuant to an exemption to, the registration or qualification requirements of the Securities Act of 1933, applicable state securities or blue sky laws and the rules and regulations promulgated thereunder. No prospectus, offering memorandum or other offering material or information furnished by the Borrower or any Subsidiary to any Person in connection with any such offering or sale of securities shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         SECTION 5.15. BURDENSOME AGREEMENTS. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or instrument or subject to any Organic Document or Contractual Obligation which could reasonably be expected to have a Materially Adverse Effect.

         SECTION 5.16. TAXES. Each of the Borrower and its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. No tax Liens (other than Liens for taxes which are not yet due and payable) have been filed with respect to the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower, except as otherwise disclosed in ITEM (C) ("Litigation [SECTION 5.08]") of the Disclosure Schedule, no claims are being asserted with respect to any such taxes or charges, which Liens and claims, individually or in the aggregate, have had, or could reasonably be expected to have, a Materially Adverse Effect.





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
         SECTION 5.17. PENSION AND WELFARE PLANS. During the four consecutive Fiscal Quarters prior to the date of this Agreement and as of the date of any Credit Extension hereunder, no formal action has been taken to terminate any Pension Plan (except for terminations of Pension Plans which, as of the date of this Agreement or any Credit Extension, can be terminated without incurring any liability under section 4062 of ERISA) and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which has had, or could reasonably be expected to have, a Materially Adverse Effect. Neither the Borrower nor any of its Subsidiaries has any contingent liability with respect to any post-termination benefit under a Welfare Plan, other than liability for continuation coverage described in part 6 of title I of ERISA, except as otherwise disclosed on ITEM (D) ("Pension and Welfare Plans [SECTION 5.17]") of the Disclosure Schedule.

         SECTION 5.18. LABOR CONTROVERSIES. Except as set forth in ITEM C ("Litigation" [Section 5.08]) of the Disclosure Schedule, there are no labor controversies pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, which, if adversely determined, could reasonably be expected to have a Materially Adverse Effect.

         SECTION 5.19. OWNERSHIP OF PROPERTIES; LIENS. The Borrower and each of its Subsidiaries has valid fee or leasehold interests in all real property, and good and marketable title to all of its respective properties and assets, real and personal, of any nature whatsoever the termination or loss of which could reasonably be expected to cause any Materially Adverse Effect and is not in default beyond the expiration of any applicable grace period of any material obligation under any leases creating any of its leasehold interests in real property the termination or loss of which could reasonably be expected to cause any Materially Adverse Effect, and none of such property is subject to any Lien, except as permitted pursuant to SECTION 6.02.03 and except for Liens upon leased property securing Debt of landlords or owners thereof. The real property described in ITEM (B-2) ("Major Properties [SECTION 5.19]") of the Disclosure Schedule constitutes all real property of the Borrower and its Subsidiaries the termination or loss of which could reasonably be expected to cause any Materially Adverse Effect. As of the Amendment Effective Time, the real property described in ITEM (B-3) ("Locker Stock/Third Party Warehouse Inventory") of the Disclosure Schedule constitutes all locations of real property at which significant inventory of the Borrower or such Subsidiaries is held subject to consignment arrangements or in public warehouses is located, and the approximate amount of such inventory held at such locations.





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
         SECTION 5.20. PATENTS, TRADEMARKS, ETC. The Borrower and each of its Subsidiaries owns (or is licensed to use) and possesses all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, and copyrights as the Borrower considers necessary for the conduct of the businesses of the Borrower and its Subsidiaries as now conducted without, individually or in the aggregate, any infringement or alleged infringement, except as disclosed in ITEM C ("Litigation [SECTION 5.08]") of the Disclosure Schedule, upon rights of other Persons which might reasonably be expected to have a Materially Adverse Effect, and (except as disclosed on ITEM (I) ("Patents and Trademarks [SECTION 5.20]") of the Disclosure Schedule) there is no individual patent or patent license or trademark or trademark right the loss of which might reasonably be expected to have a Materially Adverse Effect.

         SECTION 5.21. SUBORDINATED DEBT, ETC. The Senior Subordinated Notes and the Senior Subordinated Note Indenture constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms. The subordination provisions of the Senior Subordinated Notes and the Senior Subordinated Note Indenture are enforceable against the holders of the Senior Subordinated Notes by the holder of any "Senior Debt" (as defined in the Senior Subordinated Note Indenture) which has not effectively waived the benefits thereof. All monetary Obligations, including the Obligations to pay principal of and interest on the Loans, the Letters of Credit, the Reimbursement Obligations, and fees and expenses in connection therewith, constitute "Bank Debt" and "Senior Debt", as defined in the Senior Subordinated Note Indenture, and all such Obligations are entitled to the benefits of subordination created by the Senior Subordinated
Note Indenture and the Senior Subordinated Notes. The principal of and interest on the Notes and all other Obligations will constitute "Senior Debt" as that or any similar term is or may be used in any other instrument evidencing or applicable to any other Subordinated Debt. As of the date of the execution and delivery of the Senior Subordinated Notes, the Senior Subordinated Notes were duly registered or qualified under all applicable United States Federal and state securities laws or exempt therefrom. The Borrower acknowledges that each Managing Agent and each Bank is entering into this Agreement, and is extending its Commitments in reliance upon, the subordination provisions of the Senior Subordinated Note Indenture, the Senior Subordinated Notes and this Section. All payments of principal of or interest on any Subordinated Debt made by the Borrower or from the liquidation of its property will be subject to such subordination provisions.

         SECTION 5.22. THE COLLATERAL DOCUMENTS. The provisions of the Collateral Documents executed by the Borrower or any Subsidiary in favor of the Administrative Agent securing the Notes and all





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
other Obligations from time to time outstanding are effective to create, in favor of the Administrative Agent, on behalf of the Banks, a legal, valid and enforceable Lien in all right, title and interest of the Borrower and such Subsidiary in any and all of the Collateral described therein, and each of such Collateral Documents constitutes a fully perfected Lien in all right, title and interest of the Borrower or such Subsidiary in such Collateral superior in right to any Liens, existing or future, which the Borrower or such Subsidiary or any creditors thereof or purchasers therefrom, or any other Person, may have against such collateral or interests therein, except to the extent, if any, otherwise provided therein or in this Agreement. The Collateral described in the Collateral Documents constitutes all of the real and personal property of the Borrower and its Subsidiaries, except property described in ITEM J, SECTION 1 ("Property Not Pledged [SECTION 5.22]") of the Disclosure Schedule or as may hereafter be agreed by the Required Banks. Each parcel of owned real property and the leasehold interest in leased real property of the Borrower and its Subsidiaries listed in ITEM J, SECTION 2 of the Disclosure Schedule has, to the best of the Borrower's knowledge and belief, a fair market value of less than $2,000,000.

         SECTION 5.23. HAZARDOUS MATERIALS. Except as set forth in ITEM (K) ("Hazardous Materials [SECTION 5.23]") of the Disclosure Schedule:

                 (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any Subsidiary to have any permit, certificate, license, approval, registration or authorization required in connection with the conduct of the Borrower's or such Subsidiary's business or with respect to any generation, treatment, storage, recycling, transportation or disposal or release as defined in 42 U.S.C. Section 9601(22) (a "RELEASE") of any substance regulated under federal, state or local environmental statutes, ordinances, rules, regulations or orders (HAZARDOUS MATERIALS") generated by the Borrower or such Subsidiary, except for any of the foregoing which do not, and are not reasonably likely to, individually or in the aggregate, have a Materially Adverse Effect.

                 (b) Neither the Borrower nor any Subsidiary has handled any Hazardous Material on any property now or previously owned or leased by the Borrower or such Subsidiary to an extent that has, or is reasonably likely to have, a Materially Adverse Effect; and





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
                          (i) no PCB is or has been present at any property now or previously owned or leased by the Borrower or any Subsidiary to an extent that has, or is reasonably likely to have, a Materially Adverse Effect;

                          (ii) no asbestos is or has been present at any property now or previously owned or leased by the Borrower or any Subsidiary to an extent that has, or is reasonably likely to have, a Materially Adverse Effect;

                          (iii) there are no underground storage tanks for Hazardous Materials, active or abandoned, at any property now or previously owned or leased by the Borrower or any Subsidiary to an extent that has, or is reasonably likely to have, a Materially Adverse Effect;

                          (iv) no Hazardous Materials have been Released at, on or under any property now or previously owned or leased by the Borrower or any Subsidiary to an extent that has, or is reasonably likely to have, a Materially Adverse Effect; and

                          (v) no Hazardous Materials have been Released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by the Borrower or any Subsidiary to an extent that has, or is reasonably likely to have, a Materially Adverse Effect.

                 (c) Neither the Borrower nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing under CERCLA or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Borrower or any Subsidiary for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA, where the fact of any such act is, or is reasonably likely to have, a Materially Adverse Effect.

                 (d) No Hazardous Material generated by the Borrower or any Subsidiary has been recycled, treated, stored, disposed of or transported by any entity other than those listed in ITEM (K) ("Hazardous Materials [SECTION 5.23]") of the Disclosure Schedule or Released by the Borrower or such Subsidiary at any location other than those listed in ITEM (K) ("Hazardous Materials [SECTION 5.23]") of the Disclosure Schedule where the fact of any such act has, or is reasonably likely to have, a Materially Adverse Effect.





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
                 (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Borrower or any Subsidiary and no property now or previously owned or leased by the Borrower or any Subsidiary is listed or proposed for listing on the National Priority list promulgated pursuant to CERCLA, or on any similar state list of sites requiring investigation or clean-up, where any such listing has, or is reasonably likely to have, a Materially Adverse Effect.

                 (f) There are no environmental Liens on any of the real property or properties owned or leased by the Borrower or any Subsidiary, and no government actions have been taken or are in process which could subject any of such properties to such Liens, where such subjection has, or is reasonably likely to have, a Materially Adverse Effect, and neither the Borrower nor any Subsidiary would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property where the failure to so place any such notice has, or is reasonably likely to have, a Materially Adverse Effect.

                 (g) Except as set forth in ITEM (K) ("Hazardous Materials [SECTION 5.23]") of the Disclosure Schedule, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Borrower or any Subsidiary in relation to any property or facility now or previously owned or leased by the Borrower or any Subsidiary and which have not been made available to the Managing Agents.

                                   ARTICLE VI

                                   COVENANTS

         SECTION 6.01. CERTAIN AFFIRMATIVE COVENANTS. The Borrower agrees that, unless the Required Banks consent thereto in writing, so long as any Bank has any Commitment hereunder or any Obligation remains outstanding or unpaid:

         SECTION 6.01.01. FINANCIAL INFORMATION, ETC. The Borrower will furnish, or will cause to be furnished, to each Bank and to the Administrative Agent copies of the following financial statements, reports and information:

                 (a) promptly when available and in any event within 90 days after the close of each Fiscal Year,

                          (i) a consolidated balance sheet at the close of such Fiscal Year, and related consolidated statements of earnings, stockholders' equity and cash flow for such





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
                 Fiscal Year, of the Borrower and its Subsidiaries, audited and certified without Impermissible Qualification by an Independent Public Accountant,

                          (ii) a written statement of such Independent Public Accountant, setting forth in reasonable detail a calculation of the financial tests contained in SECTION 6.02.04 at the close of such Fiscal Year, to the effect that it has examined the provisions of this Agreement and the Compliance Certificate then being furnished pursuant to CLAUSE (a)(iii) at the date of such statement and is not aware of any miscalculation in such Compliance Certificate of such financial tests or of any default in the performance by the Borrower of any obligation to be performed by it hereunder or under any other Credit Document, except such miscalculation or default, if any, as may be disclosed in such statement,

                          (iii) a Compliance Certificate calculated as of the computation date at the close of such Fiscal Year, and

                          (iv) sales and operating profit data for the Borrower and its Subsidiaries on a business segment basis for such Fiscal Year;

                 (b) promptly when available and in any event within 60 days after the close of each of the first three Fiscal Quarters of each Fiscal Year,

                          (i) consolidated balance sheets at the close of such Fiscal Quarter, and related consolidated statements of earnings and cash flow for such Fiscal Quarter and for the period from the commencement of such Fiscal Year to the end of such Fiscal Quarter, of the Borrower and its Subsidiaries, setting forth comparative figures at the close of and for the corresponding Fiscal Quarter and period of the prior Fiscal Year, certified by the chief accounting or financial Authorized Officer of the Borrower,

                          (ii) a Compliance Certificate calculated as of the computation date at the close of such Fiscal Quarter, and

                          (iii) sales and operating profit data for the Borrower and its Subsidiaries on a business segment basis for such Fiscal Quarter;

                 (c) promptly upon receipt thereof, (i) copies of all detailed financial and management reports (including an income statement and balance sheet) submitted to the Borrower by an Independent Public Accountant in connection with each annual





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
         or interim audit made by such Independent Public Accountant of the books of the Borrower or any of its Subsidiaries and (ii) copies of all material OSHA or similar notices received by the Borrower or any of its Subsidiaries;

                 (d) promptly upon any filing thereof by the Borrower with the Commission, any annual, periodic or special report or registration statement generally available to the public;

                 (e) promptly upon completion or receipt thereof, a copy of all notices, documents, or other instruments required to be delivered pursuant to any Subordinated Debt Document or Senior Debt Document and not otherwise required to be delivered hereunder;

                 (f) promptly upon completion thereof, but in no event later than January 31 of each year, (i) a copy of the Borrower's annual sales and profit forecast, including a forecasted balance sheet and statement of cash flow (and a sales and profit forecast on a business segment basis), in each case on an annual basis, and (ii) a copy of the Borrower's annual sales and profit forecast and budget (the "BUDGET"), including a forecasted balance sheet and statement of cash flow, in each case on a monthly basis, and upon the delivery of any financial statements relating to a period included in such Budget, a summary comparing the Borrower's actual financial performance during such period to that provided for in such Budget;

                 (g) promptly upon the execution and delivery thereof, copies of any shareholder or similar agreement entered into by the Borrower and any holder of the capital stock of the Borrower;

                 (h) promptly upon completion thereof but in no event later than 40 days after the end of each calendar month, a copy of the Borrower's monthly financial reporting package, including monthly operating statements, which package shall include substantially all of the information (and be set out in the format) of the report attached as SCHEDULE 6.01.01; and

                 (i) promptly, such additional financial and other information with respect to the Borrower and its Subsidiaries as any Bank may from time to time reasonably request through the Administrative Agent.

         SECTION 6.01.02. MAINTENANCE OF CORPORATE EXISTENCE, ETC. The Borrower will cause to be done at all times all things necessary to maintain and preserve the corporate existences, rights (charter and statutory) and franchises of the Borrower and each Subsidiary, and, except as permitted by SECTIONS 6.02.05 and





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
6.02.11, the Borrower will continue to own and hold, directly or indirectly, free and clear of all Liens (except such as have been created or permitted pursuant hereto), all of the outstanding shares of capital stock (excluding directors' qualifying shares, if any) or other ownership interests of each of its Subsidiaries; PROVIDED that the Borrower shall not be required to preserve any such existence, right or franchise if the Borrower's board of directors shall determine that the preservation thereof is not material or no longer desirable in the conduct of the business of the Borrower and its Subsidiaries as a whole and that the loss thereof will not result in a Materially Adverse Effect.

         SECTION 6.01.03. FOREIGN QUALIFICATION. The Borrower will, and will cause each Subsidiary to, cause to be done at all times all things necessary to be duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify is reasonably likely to have a Materially Adverse Effect.

         SECTION 6.01.04. PAYMENT OF TAXES, ETC. The Borrower will, and will cause each Subsidiary to, pay and discharge, as the same may become due and payable, all federal, state, and local taxes, assessments, and other governmental charges or levies against or on any of its income, profits or property, as well as claims of any kind which, if unpaid, might become a Lien upon any of its properties; PROVIDED that the foregoing shall not require the Borrower or any Subsidiary to pay or discharge any such tax, assessment, charge, levy or Lien, so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves in accordance with GAAP with respect thereto.

         SECTION 6.01.05. MAINTENANCE OF PROPERTY. The Borrower will, and will cause each of its Subsidiaries to, at their respective expense:

                 (a) acquire and maintain its property which is, or is intended to be, Collateral in a manner that will enable the Borrower or such Subsidiary to cause such property to be subject to the Liens of the Collateral Documents; and

                 (b) maintain and keep its properties which are used or useful to its business in good repair, working order and condition (ordinary wear and tear excepted), and from time to time make all necessary or desirable repairs, renewals and replacements, in a manner consistent with its existing practices, so that its businesses may be properly and advantageously conducted at all times.





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
         SECTION 6.01.06. NOTICE OF DEFAULT, LITIGATION, ETC. The Borrower will, upon an Authorized Officer obtaining knowledge thereof, give notice promptly to each Bank and the Administrative Agent of:

                 (a)  the occurrence of

                           (i)    any Default, or

                          (ii) any event of default or unmatured event of default under any Subordinated Debt Document or Senior Debt Document;

                 (b) any litigation, arbitration, or governmental investigation or proceeding not previously disclosed in writing by the Borrower to the Banks which has been instituted or, to the knowledge of the Borrower, is threatened against, the Borrower or any Subsidiary or to which any of its properties is subject which

                           (i) if adversely determined, could reasonably be expected to have a Materially Adverse Effect (unless the Borrower shall, in good faith and upon consultation with counsel, have determined such Materially Adverse Effect to be unlikely), or

                          (ii) relates to this Agreement, any Note, any Collateral Document, any other Credit Document, any Subordinated Debt Document, any Senior Debt Document, any Zell/Chilmark Acquisition Document or any agreement pursuant to which equity capital is contributed to the Borrower or the Borrower's capital stock is issued;

                 (c) any material adverse development which shall occur in any litigation, arbitration, or governmental investigation or proceeding required to be disclosed by the Borrower to the Banks, or any development which shall occur in any litigation, arbitration or governmental investigation or proceeding, regardless of whether previously disclosed by the Borrower to the Banks, if such development has or would be reasonably likely to have a Materially Adverse Effect;

                 (d) any development in the business, operations, financial condition or prospects of the Borrower and its Subsidiaries (taken as a whole) which, in the reasonable judgment of the Borrower is reasonably likely to have a Materially Adverse Effect;

                 (e) the taking of any formal action by the Borrower or any other Person to terminate any Pension Plan (other than in a standard termination described in section 4041(b) of ERISA





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
         with respect to which the Borrower would have no liability), or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien on any assets of the Borrower or any Subsidiary under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower or any Subsidiary furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty; and promptly after the incurrence thereof, notice of any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-termination Welfare Plan benefit; and

                 (f) any material notices (including notices of default or of acceleration thereunder) received from any holder or trustee of any Subordinated Debt Document or Senior Debt Document.

         SECTION 6.01.07. PERFORMANCE OF INSTRUMENTS. The Borrower will, and will cause each Subsidiary to, perform promptly and faithfully all of its Obligations under the Notes and each Credit Document executed by it, subject to any applicable grace periods.

         SECTION 6.01.08. COLLATERAL AUDITS; BOOKS AND RECORDS. Any Managing Agent may conduct physical audits of the inventory and accounts of the Borrower as often as such Managing Agent may deem necessary or desirable, each of which shall (unless a Default shall have occurred and be continuing) be held on reasonable notice and at reasonable times and intervals during ordinary business hours. The Borrower will, and will cause each of its Subsidiaries to, keep proper books and records reflecting all of its business affairs and transactions (including all loans and advances by the Borrower to any of its Subsidiaries) in accordance with GAAP and permit the Managing Agents and the Banks, on reasonable notice and at reasonable times and intervals during ordinary business hours, to visit all of its offices, discuss its financial matters with officers of the Borrower or any of its Subsidiaries and its independent public accountants (PROVIDED that each Bank shall give the Borrower prior notice of any meeting with such independent public accountants and permit a representative of the Borrower to be present at such meeting), and examine and make abstracts from any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountants incurred in connection with the exercise by the Managing Agents and the Banks of their rights pursuant to this Section. The Borrower will, and will cause each of its Subsidiaries to, continue in full force and effect all of its inventory control procedures in effect on the date of this Agreement, except for improvements thereto.





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
         SECTION 6.01.09.         RATE PROTECTION.

         (a) The Borrower shall maintain Rate Swap Agreements with one or more Swap Parties, which agreements shall ensure that the effective rate of interest on not less than 50% of the aggregate principal amount of the Term Loans will not exceed 9% per annum at any time prior to May 7, 1996 (assuming, for purposes of calculating such per annum interest rate during such period, that the applicable interest margins hereunder are those that would apply if the Consolidated Adjusted Leverage Ratio were greater than 4.0 to 1).

         (b) Neither the Borrower nor any Subsidiary shall enter into or become liable (directly or indirectly, absolutely or contingently) in any way under or with respect to any Rate Swap Agreements except as required under
SECTION 6.01.09(a) and except for Rate Swap Agreements entered into by the Borrower with one or more Swap Parties (in addition to those maintained pursuant to SECTION 6.01.09(a)) in connection with the Term Loans.

         SECTION 6.01.10. COMPLIANCE WITH LAWS, ETC. The Borrower will, and will cause each Subsidiary to, comply with the requirements of all Applicable Laws, noncompliance with which might have a Materially Adverse Effect.

         SECTION 6.01.11. SECURITY. (a) The Borrower hereby agrees to take, and cause each Subsidiary to take, such actions as any Managing Agent or the Required Banks may from time to time reasonably request to establish and maintain first-priority, perfected security interests in and Liens on all of their real and personal property Collateral, except (i) to the extent otherwise expressly provided herein or in any Collateral Document, and (ii) with respect to inventory held subject to consignment arrangements or in public warehouses described from time to time to the Administrative Agent, with an aggregate fair market value not to exceed $5,000,000 at any time; PROVIDED that if the Borrower and its Subsidiaries should own inventory held subject to consignment arrangements or in public warehouses with an aggregate fair market value in excess of $5,000,000, then the Borrower or such Subsidiary, respectively, shall have 30 days to obtain such waivers or agreements, make such filings or take such other actions as the Administrative Agent may require to ensure that the aggregate fair market value of such inventory as to which the Administrative Agent and the Banks do not have a first-priority, perfected security interest does not exceed $5,000,000.

         (b) The Borrower agrees to cause each Person that becomes a U.S. Subsidiary after the Amendment Effective Time to promptly (i) execute and deliver to the Administrative Agent a Subsidiary Guarantee, (ii) execute and deliver to the Administrative Agent a counterpart of the Intercompany Subordination Agreement, (iii)





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
execute and deliver to the Borrower an Intercompany Note payable to the order of the Borrower, which Intercompany Note the Borrower will endorse to the order of the Administrative Agent and deliver to the Administrative Agent, and (iv) grant to the Administrative Agent, for the benefit of the Banks, such security interests and Liens as are required under SECTION 6.01.11(a). The Borrower further agrees to, or to cause the applicable Subsidiary owning each Person that becomes a Subsidiary after the Amendment Effective Time to, pledge pursuant to the Pledge Agreement executed by the Borrower or such applicable Subsidiary, as the case may be, 100% of the shares of capital stock or other ownership interests of such Person (65% of such shares of such Person if such Person is a corporation which is not incorporated in the United States) owned by the Borrower or such applicable Subsidiary, as the case may be.

         SECTION 6.01.12. CASH MANAGEMENT SYSTEM. (a) The Borrower will not, nor will it permit any of its U.S. Subsidiaries to, establish or maintain any lockbox account or similar arrangement with any financial institution unless such financial institution, the Administrative Agent and the Borrower or such U.S. Subsidiary shall have entered into a Cash Management Letter.

         (b) The Borrower will (i) maintain its cash management system to permit the Borrower and its U.S. Subsidiaries to access electronic deposit and disbursement information necessary to provide historical reports of collection account deposits and disbursement account transactions for any previous 30-day period, (ii) maintain records derived from such electronic deposit and disbursement account transactions on paper or some other medium for any immediately preceding 12 month period and (iii) maintain a dedicated collection account at a bank that has executed a Cash Management Letter, exclusively for the purposes of collecting all electronic transfer receipts of the Borrower and its U.S. Subsidiaries.

         SECTION 6.01.13. ANNUAL CLEANDOWN OF REVOLVING LOANS. The Borrower will cause the aggregate principal amount of all Revolving Loans and Swing Loans to be equal to or less than $75,000,000 for 30 consecutive calendar days in the period beginning September 1 and ending December 31 in each year.

         SECTION 6.01.14. LETTER TO INDEPENDENT PUBLIC ACCOUNTANT. The Borrower will, prior to the date on which the Borrower's Independent Public Accountant begins its audit of the Borrower's financial statements with respect to any Fiscal Year, execute and deliver to such Independent Public Accountant a letter substantially in the form of EXHIBIT Q.

         SECTION 6.01.15. INSURANCE. (a) The Borrower shall maintain, and shall cause each Subsidiary to maintain, at its sole cost and expense and with financially sound insurance companies, insurance





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
to such extent and against such hazards and liabilities, and including such reasonable deductibles, retention amounts or similar risk management arrangements, as is commonly maintained by Persons similarly situated. The Borrower will, and will cause each Subsidiary to, (i) keep the applicable Collateral insured for its insurable value (as determined by the Borrower's insurance appraisers and other than with respect to coinsurance requirements) against physical loss or damage by such risks as are customarily insured against by Persons engaged in business similar to that of the Borrower or such Subsidiary, and (ii) maintain comprehensive general liability insurance, workers' compensation insurance and automobile liability insurance covering the Borrower and its Subsidiaries in such amounts as are customary in business similar to that of the Borrower or such Subsidiary, as the case may be. Certificates of all such policies of insurance have been delivered to the Administrative Agent prior to the date hereof together with evidence of payment of all premiums therefor.

         (b) The Borrower shall, and shall cause each Subsidiary to, cause each issuer of an insurance policy to provide the Administrative Agent, on or prior to the date of effectiveness of such policy, with an endorsement or an independent instrument (i) substantially in the form of EXHIBIT P and (ii) showing loss payable to the Administrative Agent and, if required by the Administrative Agent, naming the Administrative Agent as an additional insured. The Borrower shall notify the Administrative Agent promptly of any insured loss in excess of any applicable deductible, of any real or personal property and the estimated (or actual, if available) amount of such loss.

         (c) The Borrower hereby directs all insurers under such policies of insurance to pay, after the occurrence and during the continuance of an Event of Default, all proceeds payable thereunder directly to the Administrative Agent (other than in respect to workers' compensation and liability, health, life and disability insurance) to be held and/or disbursed by the Administrative Agent in accordance with this Agreement and the Collateral Documents. The Borrower hereby appoints the Administrative Agent and any Person whom the Administrative Agent may from time to time designate (and all officers, employees or agents designated by the Administrative Agent or such Person) as the Borrower's true and lawful attorney and agent-in-fact with power, after the occurrence and during the continuance of an Event of Default, to make, settle and adjust claims under such policies of insurance (provided that the Administrative Agent or such Person shall consult with the Borrower prior to finally making, settling or adjusting claims under such policies of insurance), endorse the name of the Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, and to make all other determinations and decisions with respect to such policies of insurance. The foregoing appointment and power, being coupled with





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
an interest, is irrevocable until all Obligations are paid and performed in full and the Commitments are terminated. In the event that the Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, the Administrative Agent, without waiving or releasing any obligations or default by the Borrower hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which the Administrative Agent deems advisable.

         SECTION 6.01.16 INSURANCE SURVEY. The Borrower shall provide to the Administrative Agent at least annually within 90 days of the end of the Borrower's Fiscal Year, an insurance report, substantially in the form of the Insurance Report, prepared by a reputable insurance brokerage firm.

         SECTION 6.01.17. ENVIRONMENTAL MATTERS. The Borrower will, and will cause each of its Subsidiaries to,

                 (a) use and operate all of its facilities and properties in compliance with all Applicable Laws relating to the environment or Hazardous Materials, maintain all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and maintain in compliance therewith, and handle all Hazardous Materials in compliance with all such Applicable Laws, to the extent that any failure to so use, operate, maintain or handle would reasonably be likely to have a Materially Adverse Effect;

                 (b) immediately notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with such Applicable Laws, to the extent that such condition or non-compliance would reasonably be likely to have a Materially Adverse Effect, and promptly cure and have dismissed with prejudice to the satisfaction of the Administrative Agent any actions and proceedings relating to compliance with such Applicable Laws, to the extent that non-compliance would reasonably be likely to have a Materially Adverse Effect; and

                 (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section.

         SECTION 6.01.18 REAL ESTATE MATTERS. No later than 30 days after the Amendment Effective Time, the Borrower will deliver to the Administrative Agent (a) date down endorsements, in form and






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
substance satisfactory to the Managing Agents, from the title insurance company providing title insurance with respect to all Mortgages on real property of the Borrower or any Subsidiary or (b) such other documentation as the Managing Agents may reasonably request, in form and substance satisfactory to the Managing Agents, as to the priority and continued validity of such Mortgages.

         SECTION 6.02. CERTAIN NEGATIVE COVENANTS. The Borrower agrees that, unless the Required Banks consent thereto in writing, so long as any Bank has any Commitment hereunder or any Obligation remains outstanding or unpaid:

         SECTION 6.02.01. BUSINESS ACTIVITIES. The Borrower will not, and will not permit any Subsidiary to, engage primarily in any business activity except the historic business of the Borrower and its Subsidiaries and such activities as may be incidental or related thereto or closely-related extensions thereof.

         SECTION 6.02.02. DEBT. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume, or suffer to exist or otherwise become or be liable in respect of any Debt other than:

                 (a)  Debt in respect of the Credit Extensions;

                 (b) other Debt of the Borrower or any Subsidiary outstanding on the date of this Agreement and identified in ITEM (G) ("Ongoing Debt" [SECTION 6.02.02]) of the Disclosure Schedule;

                 (c) (i) the Senior Subordinated Notes and (ii) any other Subordinated Debt satisfactory in form and substance to the Required Banks;

                 (d) (i) Debt in an aggregate principal amount not to exceed $15,000,000 at any time outstanding which is hereafter incurred by the Borrower or any U.S. Subsidiary to a vendor of any assets (or an Affiliate of such vendor) permitted to be acquired pursuant to SECTION
         6.02.07 to finance its acquisition of such assets, but no extensions or renewals of any such Debt and (ii) Debt of the Borrower or any U.S. Subsidiary arising under Capitalized Leases;

                 (e) Debt incurred by the Borrower under any Rate Swap Agreement or FX Swap Agreement in accordance with SECTION 6.01.09 and 6.02.2, respectively;

                 (f)  Guarantees by the Borrower or any Subsidiary permitted by
SECTION 6.02.08;





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
                 (g) Debt of the Borrower or any Subsidiary owing to any other Subsidiary subject to the Intercompany Subordination Agreement; Debt of any U.S. Subsidiary owing to the Borrower evidenced by Intercompany Notes; and Debt of any non-U.S. Subsidiary owing to the Borrower evidenced by Intercompany Notes so long as such Debt is permitted to exist under SECTION 6.02.05(e).

                 (h) Debt which is hereafter incurred by any non-U.S. Subsidiary of the Borrower (other than Debt permitted pursuant to CLAUSE (G) of this SECTION 6.02.02) in an aggregate principal amount not to exceed $50,000,000;

                 (i) Debt which is hereafter incurred by the Borrower or any Subsidiary in connection with industrial revenue, pollution control or similar tax incentive bonds issued to construct new facilities for the Borrower or such Subsidiary, in an aggregate principal amount not to exceed $20,000,000;

                 (j) other Senior Debt in an aggregate amount not to exceed $50,000,000 at any one time outstanding, which Senior Debt, if secured, shall be secured on terms no more favorable to the lenders of such Senior Debt than PARI PASSU with the Obligations (such Senior Debt being PERMITTED SENIOR DEBT") in accordance with SECTION 6.02.03(a)(ii); and

                 (k) Debt in respect of declared but unpaid dividends pursuant to and in accordance with SECTION 6.02.06(a).

         SECTION 6.02.03. LIENS. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume, or suffer to exist any Lien upon any of its revenues, property or assets, whether now owned or hereafter acquired, except:

                 (a) Liens in favor of the Administrative Agent under the Collateral Documents to secure (i) the Credit Extensions and other Obligations and (ii) other Permitted Senior Debt subject to an intercreditor agreement in form and substance satisfactory to the Managing Agents;

                 (b) Liens on assets which were granted prior to the date of this Agreement to secure any Debt permitted by SECTION 6.02.02 and which are described in ITEM (G) ("Ongoing Debt [SECTION 6.02.02]") of the Disclosure Schedule;

                 (c) Liens securing obligations under any purchase money Debt permitted by SECTION 6.02.02(d) in the property acquired with the proceeds thereof; PROVIDED that such purchase money Debt shall not be secured by or under the Collateral Documents and any Liens relating thereto shall not cover any property on





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
         which a Lien has been granted by the Collateral Documents or any other property;

                 (d) Liens on assets located outside of the United States of any non-U.S. Subsidiary securing obligations of such non-U.S. Subsidiary under any Debt permitted by CLAUSE (h) of SECTION 6.02.02;

                 (e) Liens for taxes, assessments, or other governmental charges or levies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of
         SECTION 6.01.04 and for which appropriate reserves with respect thereto have been established and maintained on the consolidated books of the Borrower or any Subsidiary in accordance with GAAP to the extent required under GAAP; PROVIDED that any such Liens securing overdue amounts being contested in good faith shall be stayed during the pendency of such contest;

                 (f) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which appropriate reserves with respect thereto have been established and maintained on the consolidated books of the Borrower or any Subsidiary in accordance with GAAP to the extent required under such principles; PROVIDED that any such Liens securing overdue amounts being contested in good faith shall be stayed during the pendency of such contest;

                 (g) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases, and contracts (other than Debt for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                 (h) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or its Subsidiaries;

                 (i) leases and subleases of real property which do not interfere with the ordinary conduct of the business of the Borrower or any Subsidiary, as the case may be, and which are made on customary and usual terms applicable to similar properties;





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
                 (j) judgment Liens securing amounts not in excess of $5,000,000 (to the extent not covered by insurance provided by a reputable and creditworthy insurance carrier that has acknowledged coverage) in existence or bonded pending appeal less than 30 days after the entry thereof or with respect to which execution has been stayed;

                 (k) Liens arising by reason of the entering into of Capitalized Leases permitted under SECTION 6.02.02(d), but only if such Liens apply to the property financed under such Capitalized Leases and not to any other property; and

                 (l) Liens securing the payment of the industrial revenue bonds listed under ITEM G ("Ongoing Debt [SECTION 6.02.02]") of the Disclosure Schedule or any refinancing thereof, PROVIDED that assets of the Borrower serving as security therefor are substantially identical to those assets of the Borrower securing such payment as of March 1, 1989.

         SECTION 6.02.04. FINANCIAL CONDITION. The Borrower will not permit:

         (a) The Consolidated Current Ratio on the last day of any Fiscal Quarter to be less than 1.00 to 1.00.

         (b) The Consolidated Interest Coverage Ratio on the last day of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period below:

                                                           Minimum
                 Period                             Consolidated Interest
                 ------                                Coverage Ratio
                                                    ---------------------

     All Fiscal Quarters of 1994 Fiscal                  2.40 to 1.00
     Year and first three Fiscal
     Quarters of 1995 Fiscal Year

     Fourth Fiscal Quarter of 1995                       2.50 to 1.00
     Fiscal Year and first three Fiscal
     Quarters of 1996 Fiscal Year

     Fourth Fiscal Quarter of 1996                       2.70 to 1.00
     Fiscal Year and first three Fiscal
     Quarters of 1997 Fiscal Year

     Fourth Fiscal Quarter of 1997                       3.00 to 1.00
     Fiscal Year and first three Fiscal
     Quarters of 1998 Fiscal Year

     All Fiscal Quarters thereafter                      3.35 to 1.00.


18163011.1  070894  2007C  93065134                                    83

         (c) The Consolidated Fixed Charge Coverage Ratio on the last day of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period below:

                                                            Minimum Fixed
                                                                Charge
                Period                                      Coverage Ratio
                ------                                      --------------
    Any Fiscal Quarter through Third                         1.05 to 1.00
    Quarter of 1997 Fiscal Year

    Fourth Quarter of 1997 Fiscal                            1.10 to 1.00.
    Year and thereafter


         (d) Adjusted Net Worth at any date (excluding any adjustments for non-cash charges relating to the Performance Share Plan in the current Fiscal
Year) to be less than 97% of the amount of Adjusted Net Worth at the Fiscal Year end-date immediately preceding such date; PROVIDED that Adjusted Net Worth shall not at any date be less than the greater of (x) $250,000,000 and (y) 97% of the highest amount of Adjusted Net Worth achieved as of the end of any Fiscal Year ending prior to such date.

         (e) The Consolidated Leverage Ratio on the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period below:

                                                       Maximum Consolidated
                Period                                    Leverage Ratio
                ------                                 --------------------

    Second and Third Fiscal Quarters                        4.40 to 1.0
    of 1994 Fiscal Year

    Fourth Fiscal Quarter of 1994 Fiscal                    4.00 to 1.0
      Year and first three Fiscal Quarters
      of 1995 Fiscal Year

    Fourth Fiscal Quarter of 1995 Fiscal                    3.75 to 1.0
      Year and first three Fiscal Quarters
      of 1996 Fiscal Year

    Fourth Fiscal Quarter of 1996 Fiscal                    3.30 to 1.0
      Year and first three Fiscal Quarters
      of 1997 Fiscal Year




18163011.1  070894  2007C  93065134                                    84



    Fourth Fiscal Quarter of 1997 Fiscal                    2.90 to 1.0
      Year and first three Fiscal Quarters
      of 1998 Fiscal Year

    Fourth Fiscal Quarter of 1998 Fiscal                    2.50 to 1.0.
      Year and thereafter


         SECTION 6.02.05. INVESTMENTS. The Borrower will not, and will not permit any Subsidiary to, make, incur, assume, or suffer to exist any Investment in any other Person, except:

                 (a) Investments existing on the date of this Agreement by the Borrower or any Subsidiary in any Person identified in ITEM (E) ("Existing Subsidiaries [SECTION 5.07]") or ITEM (H) ("Ongoing Investments [SECTION 6.02.05]") of the Disclosure Schedule;

                 (b) Temporary Cash Investments by the Borrower or any Subsidiary; PROVIDED that Temporary Cash Investments of non-U.S. Subsidiaries pursuant to CLAUSE (vi) of the definition of "Temporary Cash Investment" shall not exceed $50,000,000 at any one time outstanding;

                 (c) Investments by the Borrower or any Subsidiary in any Person which (i) (A) result in the creation of an account arising in the ordinary course of the Borrower's or any Subsidiary's business or
         (B) result from the restructure, reorganization, or similar composition of trade account obligations which had arisen in the ordinary course of the Borrower's or such Subsidiary's business and which are owing to the Borrower or such Subsidiary from financially distressed debtors ("RESTRUCTURE INVESTMENTS"), and which (ii) in each case are subject to the Lien of the Administrative Agent for the benefit of the Banks under a Security Agreement;

                 (d)  Guarantees by the Borrower or any Subsidiary permitted by
         SECTION 6.02.08;

                 (e) Investments by the Borrower or any Subsidiary, or the acquisition of all or substantially all of the assets of any Person or any business unit of any Person by the Borrower or any Subsidiary, for aggregate consideration for all such Investments or acquisitions entered into after the Amendment Effective Time which, when taken together with the amount of any Overseas Capital Expenditures made by any Overseas Subsidiary pursuant to SECTION 6.02.07(a), shall not exceed the sum of (i) the Investment/Overseas CapEx Limit PLUS (ii) the amount of all Debt incurred for such purpose(s) pursuant to SECTION 6.02.02(h);





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
                 (f) any promissory note received by the Borrower or any Subsidiary in the sale or other disposition of any assets (including the capital stock of any Affiliate), in accordance with SECTION 6.02.11;

                 (g) obligations under the Rate Swap Agreements and FX Swap Agreements;

                 (h) the Investment by the Borrower or any Subsidiary, or the acquisition of all or substantially all of the assets of any Person or any business unit of any Person by the Borrower or any Subsidiary, so long as the aggregate consideration for such Investment or acquisition (other than assumed Debt) has been received by the Borrower as a capital contribution (by the issuance of stock or otherwise) during the 180-day period preceding the date of such Investment or acquisition (PROVIDED that such capital contribution or the portion thereof so applied to such Investment or acquisition was not applied to prepay Senior Subordinated Notes in accordance with SECTION 6.02.06(e));

                 (i) so long as there does not then exist a public trading market in the Borrower's capital stock, (i) any promissory note received by the Borrower from a member of management of the Borrower or its Subsidiaries at any time after November 30, 1996 in order to satisfy the Borrower's obligations under Sections 7.4-7.6 of the Performance Share Plan PROVIDED that the Borrower may only make a loan evidenced by any such promissory note if the Borrower has previously delivered to the Banks a certificate to the effect that, and containing projections in reasonable detail which demonstrate that, the Borrower will be in compliance with all financial covenants set forth in this Agreement (including SECTION 6.01.13) during the 12-month period following such loan) and (ii) any promissory note received by the Borrower from an officer, executive, managerial or professional employee of, or a consultant to, the Borrower and its Subsidiaries, in order to satisfy the Borrower's obligations under
         Section 2.5(e) of the Stock Option Plan; and

                 (j) any loan necessary to satisfy the Borrower's obligations under any Employment Incentive Agreement existing as of May 7, 1993 with any executive officer of the Borrower;

PROVIDED that no Investment otherwise permitted by CLAUSE (d), (e), (f), (h),
(i) or (j) above shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing; and PROVIDED, FURTHER, that no Investment otherwise permitted by CLAUSES (e) or (h)





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
above shall be permitted to be made if (x) a Default would have occurred and would be continuing if the Person or business unit acquired under CLAUSES (e) or (h), as the case may be, had been a consolidated Subsidiary for (and, in the case of CLAUSE (h), the relevant capital contribution been on the first day of) the four full Fiscal Quarters immediately preceding the purchase date or acquisition date of such Person or business unit, as reflected on pro forma consolidated financial statements for such four full Fiscal Quarters for the Borrower and its Subsidiaries (including such Person), (y) the representations and warranties of the Borrower hereunder would be incorrect or misleading in any material respect if made both immediately before and after giving effect to such Investment, or (z) in the case of the acquisition of any Person, the purchase or acquisition of such Person by the Borrower or any Subsidiary shall be challenged by the Board of Directors or other governing body of such Person.

         SECTION 6.02.06. RESTRICTED PAYMENTS, ETC. On or after the Amendment Effective Time:

                 (a) the Borrower will not declare, pay, or make any dividend or distribution (in cash, property, or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options, or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its stock, or warrants to purchase its stock, or options to purchase its stock granted to management or directors of the Borrower or any Subsidiary, or splitups or reclassifications of its stock into additional or other shares of its stock) or apply, or permit any Subsidiary to apply, any of its funds, property, or assets to the purchase, redemption, sinking fund, or other retirement of any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or of any warrants, options or other rights to acquire shares of any class of capital stock of the Borrower;

                 (b) the Borrower will not, and will not permit any Subsidiary to, prepay or repay any principal of, or make any payment of interest on, or redeem, purchase or defease, the Senior Subordinated Notes or any other Subordinated Debt;

                 (c) the Borrower will not, and will not permit any Subsidiary to, prepay any principal of any Debt (other than (i) prepayments of the Credit Extensions and (ii) prepayments of other Debt (other than Subordinated Debt) existing as of the Amendment Effective Time in a principal amount under this CLAUSE (ii) not to exceed $3,000,000);





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
                 (d) the Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes;

PROVIDED that, if no Default (or, in the case of CLAUSES (e)(i) and (f) below, no Event of Default and no Default described in CLAUSES (h) or (i) of SECTION 7.01) shall then exist or arise therefrom:

                 (e) the Borrower may, subject to the subordination provisions of the Senior Subordinated Note Indenture, (i) pay interest when due on the Senior Subordinated Notes and (ii) prepay up to $60,000,000 of the Senior Subordinated Notes (plus pay any prepayment premium required in connection therewith in an amount not to exceed the lesser of the prepayment premium actually paid in any such prepayment and the prepayment premium required under the Senior Subordinated Notes) with the proceeds of any public offering of the capital stock of the Borrower (PROVIDED that such proceeds or the portion thereof so applied to such prepayment were not applied to make any Investment or acquisition in accordance with SECTION 6.02.05(h));

                 (f) the Borrower may, subject to the subordination provisions applicable to any of its other Subordinated Debt, pay interest when due under the relevant Subordinated Debt Document entered into in accordance with SECTION 6.02.15;

                 (g) the Borrower may pay dividends on its capital stock after the occurrence of an initial public offering of at least 20% of such capital stock of the Borrower; PROVIDED that the maximum amount of such dividends that the Borrower may pay in any Fiscal Year (the "PAYMENT YEAR") shall be the lesser of (x) an amount equal to 25% of Consolidated Net Income for the Fiscal Year immediately preceding the Payment Year and (y) an amount equal to the sum of (i) 25% of cumulative Consolidated Net Income accrued during the period beginning with the first full Fiscal Quarter after the occurrence of such initial public offering described in CLAUSE (i) above and ending with the last full Fiscal Quarter preceding the date such dividend is declared LESS (ii) the sum of all dividends declared or paid during such period and all amounts paid to purchase capital stock of the Borrower pursuant to SECTION 6.02.06(h) and (j) after the occurrence of such initial public offering;

                 (h) the Borrower may purchase capital stock of the Borrower, and options or warrants for such capital stock, owned by management of the Borrower or its Subsidiaries whose employment with the Borrower or such Subsidiary has terminated (including by reason of death, disability or





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
         retirement), in an aggregate amount not to exceed $1,000,000 in each Fiscal Year (PROVIDED that any unused amounts in any Fiscal Year, up to a maximum amount of $1,000,000, may be carried over and used in succeeding Fiscal Years);

                 (i) so long as there does not then exist a public trading market in the Borrower's capital stock, (i) the Borrower may purchase such capital stock of the Borrower owned by management of the Borrower or its Subsidiaries at any time after November 30, 1996, in order to satisfy the Borrower's obligations under Sections 7.4 to 7.6 of the Performance Share Plan or (ii) the Borrower may acquire such capital stock of the Borrower owned by an officer or executive, managerial or professional employee of, or consultant to, the Borrower or any Subsidiary at any time in order to satisfy the Borrower's obligations under Section 3.5 of the Stock Option Plan; PROVIDED that the Borrower may only purchase such capital stock if the Borrower has previously delivered to the Banks a certificate to the effect that, and containing projections in reasonable detail which demonstrate that, the Borrower will be in compliance with all financial covenants set forth in this Agreement (including SECTION 6.01.13) during the 12-month period following such purchase; PROVIDED, FURTHER, that no such certificate shall be required in connection with acquisitions of capital stock under the Stock Option Plan in an amount in any Fiscal Year of $500,000 or less;

                 (j) the Borrower may purchase from the applicable executive officer(s) of the Borrower or any Subsidiary capital stock of the Borrower for a total consideration not in excess of the sum of
         (i) such amounts as may be necessary to satisfy the Borrower's obligations under any stockholder agreement provided for in any Employment Incentive Agreement existing as of May 7, 1993 with such executive officer PLUS (ii) $500,000 with respect to any Employment Incentive Agreement coming into effect after May 7, 1993; and

                 (k) the Borrower may repay or prepay Debt incurred after the Amendment Effective Time pursuant to SECTION 6.02.02(d), (g), (h),
         (i) or (j).

         SECTION 6.02.07.         CONSOLIDATED CAPITAL EXPENDITURES, ETC.

                 (a) The Borrower will not permit the aggregate amount of Overseas Capital Expenditures during the term of this Agreement to exceed the remainder of (x) the sum of (i) the Investment/Overseas CapEx Limit PLUS (ii) the amount of any Debt incurred for such purpose pursuant to SECTION 6.02.02(h) MINUS (y) the amount of any Investments or acquisitions previously made pursuant to SECTION 6.02.05(e).





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
                 (b) The Borrower will not permit the aggregate amount of U.S./Canadian Capital Expenditures to exceed in any Fiscal Year the amount set forth below for such Fiscal Year (PROVIDED that any unused amount in any Fiscal Year, up to a maximum of $10,000,000, may be carried over and used in succeeding Fiscal Years; IT BEING UNDERSTOOD that during Fiscal Year 1994 the carry-over amount available for U.S./Canadian Capital Expenditures shall be $6,600,000):


                                                        Capital
                 Fiscal Year                      Expenditure Amount
                 -----------                      ------------------
                    1994                              $23,000,000
                    1995                              $27,000,000
         Each Fiscal Year thereafter                  $16,000,000.



         SECTION 6.02.08. GUARANTEES. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume, suffer to exist or otherwise be or become liable with respect to any Guarantees, except:

                 (a)  the Subsidiary Guarantees;

                 (b) Guarantees of Debt of the Borrower or any U.S. Subsidiary permitted under SECTION 6.02.02 and leases of the Borrower or any U.S. Subsidiary permitted under SECTION 6.02.09 made (i) (A) by the Borrower with respect to obligations of a Subsidiary or (B) by Subsidiaries in the ordinary course of the Subsidiaries' business and (ii) on customary and usual terms applicable to similar transactions for companies similarly situated;

                 (c) Guarantees of Debt of any non-U.S. Subsidiary permitted under SECTION 6.02.02(h) or of any non-U.S. Joint Venture, in an aggregate principal amount for all such Guarantees not to exceed $30,000,000;

                 (d) Guarantees of obligations incurred by any Subsidiary under any workmen's compensation self-insurance program of such Subsidiary administered in accordance with any Applicable Law relating to workmen's compensation; and

                 (e) Guarantees of obligations of any Subsidiary, which obligations and Guarantees shall be entered into in the ordinary course of business, consistent with the business requirements of such Subsidiary and the Borrower, respectively, in an aggregate outstanding amount not to exceed $2,000,000.

         SECTION 6.02.09. LEASE OBLIGATIONS. The Borrower will not, and will not permit any Subsidiary to, enter into at





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
any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the Borrower or such Subsidiary from any lessor of any real or personal property (or any interest therein), if such arrangement, together with all other such arrangements which shall then be in effect, will require the payment in any Fiscal Year of an aggregate amount of rentals by the Borrower and all Subsidiaries in excess of $20,000,000 PLUS rentals due with respect to any sale and leaseback transaction permitted pursuant to CLAUSE (g) of SECTION 6.02.11; PROVIDED that

                 (a) any calculation made for the purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges; and

                 (b) notwithstanding anything in the foregoing to the contrary, the provisions of this SECTION 6.02.09 shall not be applicable to any such lease so long as it expires within one year from the date of its execution and delivery by the Borrower and will not at any time result in the payment by the Borrower of aggregate rentals, together with the aggregate rentals of all other such leases, in excess of $1,500,000.

         SECTION 6.02.10. TAKE OR PAY CONTRACTS. The Borrower will not, and will not permit any Subsidiary to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property, or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether or not such materials, supplies, other property, or services are delivered or furnished to the Borrower or such Subsidiary.

         SECTION 6.02.11.         CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.
The Borrower will not, and will not permit any Subsidiary to, wind-up, liquidate or dissolve itself (or suffer any thereof), consolidate or amalgamate with or merge into or with any other corporation or any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any business unit thereof) or convey, sell, transfer, lease or otherwise dispose of all or any part of its assets (including any stock or receivables) or issue any capital stock, in one transaction or a series of transactions, to any Person or Persons except:

                 (a)  the sale of inventory in the ordinary course of business;

                 (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the pur-

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

         chase or acquisition by the Borrower of all or substantially all of the assets of any Person (or of any business unit thereof) if permitted by SECTION 6.02.05(e) OR (h);


                 (c) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the sale of assets by the Borrower or any of its Subsidiaries, PROVIDED that the cash proceeds of such transaction are applied as provided in SECTION 2.11.0;

                 (d) leases or subleases of real property which do not detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any Subsidiary, as the case may be, and which are made on customary and usual terms applicable to similar properties;

                 (e) sales by the Borrower to any wholly-owned Subsidiary and by a wholly-owned Subsidiary to the Borrower or another wholly-owned Subsidiary, PROVIDED that all such sales are made in accordance with
         SECTION 6.02.13;

                 (f) sales by the Borrower or any Subsidiary of obsolete equipment on customary and usual terms applicable to similar equipment, and sales by the Borrower or any Subsidiary of Restructure Investments;

                 (g) sales by the Borrower or any Subsidiary as part of sale and leaseback transactions, executed on usual and customary terms, of any facility or equipment so long as the related rent or lease obligations, net of imputed interest, do not exceed $10,000,000 at any time; PROVIDED that each such transaction has been approved by the Required Banks; PROVIDED, FURTHER, that the proceeds of each transaction are applied as provided in SECTION 2.11.01;

                 (h) issuance by the Borrower of capital stock for cash consideration;

                 (i) the changes in corporate structure described in SUBCLAUSES (1) - (4) below, subject to full and concurrent compliance by the Borrower and each relevant Subsidiary with their obligations pursuant to SECTION 6.01.11, the execution by each relevant Subsidiary of a Subsidiary Guarantee and the amendment by each relevant Subsidiary of its existing Subsidiary Guarantee, in each case in a manner reasonably satisfactory to the Administrative Agent:

                 (1)  liquidation of each of the corporations listed in CLAUSES
                 (A) - (D) below, or merger of any of such





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
                 corporations with and into a wholly-owned Subsidiary of the
                 Borrower:

                          (A)  Sealy Mattress Company of San Diego,

                          (B)  Ohio-Sealy Mattress Manufacturing Co.
                               (Atlanta)

                          (C)  Sealy of S.W. Virginia, and

                          (D)  A. Brandwein and Co.;

                 (2) a restructuring of each of the components and licensing business of the Borrower as direct subsidiaries of the Borrower;

                 (3) merger or amalgamation of Gestion Centurion with Matelas Centurion; and

                 (4) restructuring of Sealy Mattress Manufacturing Company, Inc. and Sealy Canada, Ltd. as direct subsidiaries of Sealy Mattress Company;

                 (j) the liquidation of Advanced Sleep Products and/or its Subsidiary; IT BEING UNDERSTOOD that the business, assets and liabilities of such Persons have previously been liquidated; and

                 (k) any license agreement executed by the Borrower or any Subsidiary as licensor entered into in the ordinary course of business of the Borrower or such Subsidiary consistent with business requirements of the Borrower or such Subsidiary.

         SECTION 6.02.12. MODIFICATION, ETC. OF CERTAIN AGREEMENTS. The Borrower shall not consent to or enter into any amendment, supplement or other modification of

                 (a) the Senior Subordinated Notes, the Senior Subordinated Indenture or any other Subordinated Debt Document;

                 (b) any material term, provision or agreement contained in the certificate of incorporation of the Borrower; or

                 (c) any material term, provision or agreement relating to any obligation of the Borrower to make loans to, or purchase capital stock from, any Person contained in the Performance Share Plan, the Stock Option Plan or any Employment Incentive Agreement.





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
         SECTION 6.02.13. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into, or cause, suffer, or permit to exist:

                 (a) any arrangement or contract with any of its Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes, and expenses or otherwise) requiring any payments to be made by the Borrower or any Subsidiary to any Affiliate unless such arrangement is fair and equitable to the Borrower or such Subsidiary; or

                 (b) any other transaction, arrangement, or contract with any of its Affiliates which would not be entered into by a prudent Person in the position of the Borrower or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates.

         Without limiting the foregoing, the Borrower will not, and will not permit any Subsidiary to, pay or become obligated to pay any management, consulting or similar fee to Zell/Chilmark or any of its Affiliates (other than reasonable and customary (x) fees for directors and professional services and
(y) out-of-pocket expenses for services actually rendered).

         SECTION 6.02.14. NEGATIVE PLEDGES; SUBSIDIARY PAYMENTS. The Borrower will not, and will not permit any Subsidiary to, enter into any agreement (excluding this Agreement, any other Credit Document, the Senior Subordinated Note Indenture, any other Subordinated Debt Document or Senior Debt Document governing any Permitted Senior Debt) (a) prohibiting the creation or assumption of any Lien upon its properties, revenues, or assets, whether now owned or hereafter acquired, or (b) which would restrict the ability of any Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature, or to make transfers or distributions of all or any part of its assets, in each case to the Borrower or to any corporation as to which such Subsidiary is a Subsidiary, except, with respect only to CLAUSE (b), (i) non-assignment clauses in existing leases and leases entered into after the date of this Agreement (PROVIDED, with respect to leases entered into after the date of this Agreement, the Borrower or such Subsidiary, as the case may be, shall use its best efforts to avoid the inclusion of such non-assignment clauses in such lease), (ii) security agreements, pledge agreements and similar instruments existing on the date of this Agreement and (iii) loan, security and similar agreements entered into by any non-U.S. Subsidiary with respect to Debt permitted pursuant to SECTION 6.02.02(h).





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
         SECTION 6.02.15. SUBORDINATED DEBT INSTRUMENTS. The Borrower will not, and will not permit any Subsidiary to, enter into any Subordinated Debt Document, except the Senior Subordinated Notes and the Senior Subordinated
Note Indenture, unless such Subordinated Debt Document is satisfactory in form and substance to the Required Banks.

         SECTION 6.02.16. INCONSISTENT AGREEMENTS. The Borrower will not, and will not permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by any Credit Extension or by the performance by the Borrower or such Subsidiary, as the case may be, of its obligations hereunder or under any Credit Document.

         SECTION 6.02.17. FISCAL YEAR. The Borrower will not change its Fiscal Year.

         SECTION 6.02.18. USE OF PROCEEDS. The Borrower will not use the proceeds of any Credit Extension except for general corporate purposes, including to pay interest, subject to the terms of this Agreement and Applicable Law.

         SECTION 6.02.19. TAX SHARING AGREEMENTS. The Borrower will not enter into any tax sharing or similar agreement or arrangement other than as may be approved in writing by the Required Banks.

         SECTION 6.02.20. FX SWAP AGREEMENTS. Neither the Borrower nor any Subsidiary shall enter into or become liable (directly or indirectly, absolutely or contingently) in any way under or with respect to any FX Swap Agreement except any FX Swap Agreement intended to protect the Borrower or such Subsidiary against foreign currency fluctuations arising in the ordinary course of business consistent with its business requirements.


                                  ARTICLE VII

                                    DEFAULTS

         SECTION 7.01. EVENTS OF DEFAULT. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

                 (a) the Borrower shall fail to pay when due any principal of any Note or any Reimbursement Obligation or shall fail to pay within 5 days of the same becoming due any interest on any Note or any Reimbursement Obligation or any fees or other amounts payable hereunder;





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
                 (b) the Borrower or any Subsidiary shall fail to observe or perform any covenant, agreement or other obligation contained in
         ARTICLE VI other than SECTION 6.01.01, 6.01.03, 6.01.04, 6.01.05,
         6.01.08 (with respect only to maintenance of books and records), 6.02.0, 6.02.09, or 6.02.17;

                 (c) the Borrower or any Subsidiary shall fail to observe or perform any covenant, agreement or other obligation contained in this Agreement or any other Credit Document other than those covered by CLAUSE (a) or (b) above), for more than 30 days after the Borrower has knowledge thereof or written notice thereof has been given to the Borrower by the Administrative Agent;

                 (d) any representation, warranty, certification or statement made by the Borrower or, where applicable, any Subsidiary in this Agreement or any Credit Document or made by any Person party to any Collateral Document, or any certificate, financial statement or other document delivered pursuant to any of such agreement, shall prove to have been incorrect or misleading in any material respect when made or deemed to be repeated;

                 (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Debt (other than hereunder) when due, subject to any applicable grace period; PROVIDED that such payment with respect to any such Debt is in an aggregate amount greater than $5,000,000;

                 (f) any event or condition shall occur which results in the acceleration of the maturity of any other Debt (other than hereunder) in an aggregate principal amount greater than $5,000,000 of the Borrower or any Subsidiary, or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                 (g) any party to any Subordinated Debt Document or Senior Debt Document shall fail in any material respect to honor its obligations thereunder;

                 (h) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or





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
         taking of possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                 (i) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                 (j) a judgment or judgments or order for the payment of money in an aggregate amount in excess of $5,000,000 (to the extent not covered by insurance provided by a reputable and creditworthy insurance carrier that has acknowledged coverage) shall be rendered against the Borrower or any Subsidiary and such judgment or order shall not have been vacated, discharged, stayed or bonded pending appeal for a period of 30 days;

                 (k) any Subsidiary Guarantee shall, for any reason, fail to be in full force and effect (except as contemplated by the terms thereof); or any Subsidiary shall repudiate its obligations or liability under any Subsidiary Guarantee;

                 (l) the Administrative Agent shall fail to have a first-priority perfected security interest in any Collateral under the Collateral Documents, (i) except to the extent expressly provided herein or by the Collateral Documents and (ii) except for Collateral having a fair market value not to exceed $1,000,000; PROVIDED that the Borrower and each Subsidiary shall comply in all respects with SECTION
         6.01.11 with respect to such Collateral;

                 (m)  there shall occur a Change in Control; or

                 (n) any Person shall take formal action to terminate any Pension Plan, if as a result of such termination the Borrower or any Subsidiary could incur a liability to such Pension Plan or to the PBGC in excess of $1,000,000, or a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA;





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
then, and in every such event, the Administrative Agent may, and if requested by the Required Banks shall, by notice to the Borrower (i) terminate each Bank's Commitment (to the extent of any unfunded obligations thereunder), and it shall thereupon terminate, and/or (ii) declare the Notes, the Reimbursement Obligations, accrued interest thereon and all accrued commitment fees and other amounts payable hereunder and under the Credit Documents to be, and such Notes, Reimbursement Obligations and such other amounts shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and/or
(iii) require the reimbursement referred to in SECTION 2.20.08; PROVIDED that in the case of any of the Events of Default specified in CLAUSE (h) or (i) above, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, each Bank's Commitment (to the extent of any unfunded obligations thereunder) shall thereupon terminate and the Notes, Reimbursement Obligations, accrued interest thereon and all accrued commitment fees and other amounts payable hereunder and under the Credit Documents shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 7.02. NOTICE OF DEFAULT. The Administrative Agent shall give notice to the Borrower and Zell/Chilmark under SECTION 7.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                  ARTICLE VIII

                            AMENDMENTS AND REMEDIES

         SECTION 8.01.    AMENDMENTS.  Subject to the provisions of this
ARTICLE VIII, the Required Banks (or the Administrative Agent with the consent in writing of the Required Banks) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Credit Documents or changing in any manner the rights of the Banks or the Borrower hereunder or waiving any Event of Default hereunder; PROVIDED that no such supplemental agreement shall, without the consent of all of the Banks:

                 (a) reduce any percentage specified in the definition of Required Banks;

                 (b) permit the Borrower to assign its rights under this Agreement or under any other Credit Document;

                 (c)  amend this SECTION 8.01; or





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
                 (d)  release all or substantially all of the Collateral;

PROVIDED, FURTHER, that no such supplemental agreement shall, without the consent of all of the Term Loan Banks, or all of the Revolving Credit Banks, as the case may be:

                 (e) extend the maturity of any scheduled principal repayment installment of any Term Note or extend the maturity of any Revolving Note, respectively, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or any commitment fees payable with respect thereto; or

                 (f) increase the amount of the Term Loan Commitment or Revolving Credit Commitment, respectively, of any Bank hereunder; and

PROVIDED, FURTHER, that no such supplemental agreement shall waive any condition precedent to any Revolving Advance unless the Required Revolving Credit Banks consent thereto.

No amendment of any provision of this Agreement or any Credit Document relating to any Managing Agent (in its capacity as Managing Agent) shall be effective without the written consent of such Managing Agent.

         SECTION 8.02. PRESERVATION OF RIGHTS. No delay or omission of the Banks or any Managing Agent to exercise any right under the Credit Documents shall impair such right or be construed to be a waiver of any Event of Default or any acquiescence therein, and the making or issuance of a Credit Extension notwithstanding the existence of an Event of Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence therein. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Credit Documents whatsoever shall be valid unless in writing signed by the Banks required pursuant to SECTION 8.01, and then only to the extent in such writing specifically set forth. All remedies contained in the Credit Documents or by law afforded shall be cumulative and all shall be available to any Managing Agent and the Banks until the Obligations have been paid in full.

         SECTION 8.03.  COLLATERAL MATTERS.

         (a) The Administrative Agent is authorized on behalf of all Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect





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to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

         (b) The Banks irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Advances and all other Obligations payable under this Agreement and under any other Credit Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Borrower or any Subsidiary of the Borrower owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Borrower or any Subsidiary of the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Debt if the Debt evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Banks, subject to SECTION 8.01(d). Upon request by the Administrative Agent at any time, the Banks will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this subsection 8.03(b). The Administrative Agent will notify the Banks of any such release of Collateral in a single transaction or series of related transactions having a fair market value of $10,000,000 or more.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.01. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement or of any Affiliates contained in any Credit Document shall survive delivery of the Notes and the making or issuance of the Credit Extensions herein contemplated.

         SECTION 9.02. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Bank shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any Applicable Law.

         SECTION 9.03. TAXES. Subject to SECTION 12.03, any taxes (other than Excluded Taxes) payable or ruled payable by Federal or State authority in respect of the Credit Documents (other than





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
taxes specifically covered to the contrary by other provisions of this Agreement) shall be paid by the Borrower, together with interest and penalties, if any.

         SECTION 9.04. HEADINGS. Section headings in the Credit Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Credit Documents.

         SECTION 9.05. ENTIRE AGREEMENT. The Credit Documents embody the entire agreement and understanding among the Borrower, the Managing Agents and the Banks and supersede all prior agreements and understandings among the Borrower, the Managing Agents and the Banks relating to the subject matter thereof.

         SECTION 9.06. SEVERAL OBLIGATIONS. The respective obligations of the Banks hereunder are several and not joint and no Bank shall be the partner or agent of any other (except to the extent to which any Managing Agent is authorized to act as such). The failure of any Bank to perform any of its obligations hereunder shall not relieve any other Bank from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         SECTION 9.07. EXPENSES; INDEMNIFICATION. (a) The Borrower shall reimburse the Managing Agents for any reasonable costs and out-of- pocket expenses (including reasonable fees and expenses of Mayer, Brown & Platt, as group counsel for the Managing Agents, or such other firm as may replace Mayer, Brown & Platt as group counsel for the Managing Agents) paid or incurred by the Managing Agents in connection with (i) the preparation, review, execution, delivery, amendment, modification, administration and collection of the Credit Documents and (ii) the syndication of the Total Commitment Amount to the Banks (but not any assignment or participation pursuant to ARTICLE XII). The Borrower shall reimburse any Managing Agent and any Bank for any reasonable costs, internal legal charges and out-of-pocket expenses (including reasonable fees and time charges of any attorneys for any such Bank or Managing Agent, which attorneys may be employees of any such Bank or Managing Agent) paid or incurred by such Bank or Managing Agent in connection with the enforcement of the Credit Documents. The Borrower acknowledges that the Managing Agents have determined that the requirements of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and regulations promulgated pursuant thereto by the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency concerning appraisals for certain real estate financings do not apply to the transactions contemplated by this Agreement. If such requirements are





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
subsequently determined to apply to the transactions contemplated hereby, the Borrower shall reimburse the Managing Agents for any costs and expenses incurred in connection with appraisals obtained pursuant to such requirements.

         (b) The Borrower further agrees to indemnify each Managing Agent, each Bank, and each of their respective directors, officers and employees (each an "INDEMNIFIED PARTY") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including all reasonable attorneys' fees and other expenses of litigation or preparation therefor whether or not any Managing Agent or any Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Credit Documents, the "Refinancing Documents" (as defined in the Existing Agreement), the "Zell/Chilmark Acquisition Documents" (as defined in the Existing Agreement), the "Tender Credit Documents" (as defined in the Original Amended Credit Agreement), the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder (including any loss, damage, penalty, judgment, liability and expense that would not have been paid or incurred but for (x) a portion of the Credit Extensions hereunder having been extended under the Original Amended Credit Agreement or the Second Amended Credit Agreement or (y) this Agreement being a restatement of the Existing Agreement), unless it is determined by a judgment of a court that is binding on the relevant Indemnified Party and is final and not subject to appeal, that such losses, claims, damages, penalties, judgments, liabilities or expenses were the result of acts or omissions on the part of such Indemnified Party constituting gross negligence or willful misconduct. If and to the extent that the foregoing indemnity is unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of such amounts which is permissible under Applicable Law. The obligations of the Borrower under this SECTION 9.07 (and the obligations of the Borrower under Section 9.07 of each of the Existing Agreement, the Second Amended Credit Agreement and the Original Amended Credit Agreement shall survive the termination of this Agreement.

         SECTION 9.08. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Banks and Managing Agents, and the Administrative Agent shall furnish such counterparts to the Banks and Managing Agents.

         SECTION 9.09. SEVERABILITY OF PROVISIONS. Any provisions in any Credit Document that are held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that





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
jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of such provisions in any other jurisdiction, and to this end the provisions of all Credit Documents are declared to be severable.

         SECTION 9.10. NONLIABILITY OF BANKS. The relationship between the Borrower and the Banks and Managing Agents shall be solely that of borrower and lenders. Neither any Managing Agent nor any Bank shall have any fiduciary responsibilities to the Borrower under or in connection with the Credit Documents. Neither any Managing Agent nor any Bank undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         SECTION 9.11. CHOICE OF LAW. THE CREDIT DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         SECTION 9.12. CONSENT TO JURISDICTION. THE BORROWER, EACH MANAGING AGENT AND EACH BANK HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENTS AND THE BORROWER, EACH MANAGING AGENT AND EACH BANK HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY MANAGING AGENT, ANY BANK OR THE BORROWER TO BRING PROCEEDINGS AGAINST THE BORROWER OR ANY MANAGING AGENT OR ANY BANK, AS THE CASE MAY BE, IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST ANY MANAGING AGENT OR ANY BANK OR ANY AFFILIATE OF ANY MANAGING AGENT OR ANY BANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY CREDIT DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK, TO THE EXTENT THAT JURISDICTION MAY BE EFFECTED AGAINST SUCH MANAGING AGENT OR SUCH BANK, WITH RESPECT TO THE APPLICABLE SUBJECT MATTER, IN NEW YORK, NEW YORK.

         SECTION 9.13. WAIVER OF JURY TRIAL. THE BORROWER, EACH MANAGING AGENT AND EACH BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY CREDIT DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.





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
         SECTION 9.14. LIMITATION ON MANAGING AGENT AND BANK LIABILITY. The Borrower agrees that (i) neither any Managing Agent nor any Bank shall have any liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Credit Documents, or any act, omission or event occurring in connection therewith, unless, it is determined by a judgment of a court that is binding on such Managing Agent or such Bank and is final and not subject to appeal that such losses were the result of acts or omissions on the part of such Managing Agent or such Bank, as the case may be, constituting gross negligence or willful misconduct, and (ii) the Borrower waives, releases and agrees not to sue upon any claim against any Managing Agent or any Bank (whether sounding in tort, contract or otherwise) except a claim based upon gross negligence or willful misconduct. Whether or not such damages are related to a claim that is subject to the waiver effected above and whether or not such waiver is effective, neither any Managing Agent nor any Bank shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue upon any claim for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the transactions contemplated or the relationship established by the Credit Documents, or any act, omission or event occurring in connection therewith, unless, it is determined by a judgment of a court that is binding on such Managing Agent or such Bank, as the case may be, and is final and not subject to review on appeal, that such damages were the result of acts or omissions on the part of such Managing Agent or such Bank, as the case may be, constituting gross negligence or willful misconduct.

         SECTION 9.15. CONFIDENTIALITY. Each Managing Agent and each Bank shall hold confidential all non-public information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary and reasonable procedures for handling confidential information of this nature and in accordance with safe and sound lending practices, but in any event may (a) make disclosure to their respective examiners, Affiliates, outside auditors, counsel and other professional advisors reasonably necessary in connection with this Agreement or as reasonably required by any then-current or prospective transferee or participant, subject to SECTION 12.02(g), in connection with the contemplated transfer or participation by a Bank of any Obligations or as required or requested by any governmental agency or representative thereof or pursuant to legal process or (b) make disclosure of any such information that becomes publicly available other than through the actions of any Managing Agent or any Bank constituting a breach of its obligations under this





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
SECTION 9.15. For purposes hereof, such confidential information shall include the financial statements, reports and information provided to the Managing Agents and the Banks pursuant to SECTIONS 6.01.01(a)(ii) and (a)(iii), SECTION 6.01.01(b)(ii), SECTIONS 6.01.01(c), (e), (f), (g), (h) and (i), SECTION
6.01.08, SECTION 6.01.16 and SECTION 6.01.17.


                                   ARTICLE X

                              THE MANAGING AGENTS

         SECTION 10.01. APPOINTMENT. Continental is hereby appointed a Managing Agent (including Administrative Agent) hereunder and under the Credit Documents; GE Capital is hereby appointed a Managing Agent hereunder and under the Credit Documents; Paribas is hereby appointed a Managing Agent hereunder and under the Credit Documents; and Citicorp is hereby appointed a Managing Agent hereunder and under the Credit Documents. Each of the Banks irrevocably authorizes each Managing Agent to act as the agent of such Bank; PROVIDED that any Managing Agent may in its discretion transfer such appointment and authority to one of its affiliates without requiring the consent of the Banks thereto, whereupon such affiliate shall be such Managing Agent. Each Managing Agent agrees to act as such upon the express conditions contained in this
ARTICLE X. No Managing Agent shall have a fiduciary relationship with any Bank by reason of this Agreement.

         SECTION 10.02. POWERS. Each Managing Agent shall have and may exercise such powers hereunder as are specifically delegated to such Managing Agent by the terms hereof, together with such powers as are reasonably incidental thereto. No Managing Agent shall have any implied duties to the Banks, or any obligation to the Banks to take any action hereunder, except, in the case of any Managing Agent, for any action specifically provided by this Agreement to be taken by such Managing Agent.

         SECTION 10.03. GENERAL IMMUNITY. Neither any Managing Agent nor any of their respective directors, officers, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct.

         SECTION 10.04. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. No Managing Agent shall be responsible to the Banks for any recitals, reports, statements, warranties or representations herein or in any Credit Document or be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement.





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
         SECTION 10.05. ACTION ON INSTRUCTIONS OF BANKS. Each Managing Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks (or Banks having Loan and Commitments in such greater amount as may be required by the express provisions of this Agreement or the applicable Credit Document), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of Notes.

         SECTION 10.06. EMPLOYMENT OF AGENTS AND COUNSEL. Each Managing Agent may execute any of its duties as such Managing Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Each Managing Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder.

         SECTION 10.07. RELIANCE ON DOCUMENTS; COUNSEL. Each Managing Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by such Managing Agent, which counsel may be employees of such Managing Agent.

         SECTION 10.08. MANAGING AGENTS' REIMBURSEMENT AND INDEMNIFICATION. The Banks agree to reimburse and indemnify each Managing Agent ratably, prior to the occurrence of an Event of Default and termination of the Commitments hereunder, in proportion to their respective Commitments and, after the occurrence of any Event of Default and termination of the Commitments hereunder, in proportion to the respective aggregate unpaid principal balance of the Obligations then owed to them, (i) for any amounts not reimbursed by the Borrower for which such Managing Agent is entitled to reimbursement by the Borrower under the Credit Documents, (ii) for any other expenses incurred by such Managing Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Credit Documents and
(iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Managing Agent in any way relating to or arising out of the Credit Documents or any other document delivered in connection with the Credit Documents or the transactions contemplated hereby or the enforcement of any of the





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
terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise (x) from the gross negligence or willful misconduct of the such Managing Agent or (y) under the Agents' Fee Letter.

         SECTION 10.09. RIGHTS AS A LENDER. With respect to its Commitment and the Credit Extensions made by it, each of the Managing Agents shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not such Managing Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Managing Agents in their individual capacity. Each Managing Agent and its respective affiliates may accept deposits from, lend money to, act as depositary for and generally engage in any kind of banking or trust business with the Borrower or any Subsidiaries or Affiliates as fully as if it were not such Managing Agent.

         SECTION 10.10. BANK CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon any Managing Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Credit Documents. Each Bank also acknowledges that it will, independently and without reliance upon any Managing Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents.

         SECTION 10.11. SUCCESSOR MANAGING AGENT. Any Managing Agent may resign at any time by giving not less than 30 days' prior written notice thereof to the Banks, the Borrower and the other Managing Agents, and any Managing Agent may be removed at any time with cause by written notice received by such Managing Agent from the Required Banks. Except with respect to the Administrative Agent, any Managing Agent that resigns or is removed may, but need not, at the option of the Borrower, be succeeded by a successor Managing Agent. Upon the appointment of a successor Managing Agent with respect to any Managing Agent, resignation or removal of such Managing Agent hereunder will result in resignation or removal of such Managing Agent under the other Credit Documents. Upon any such resignation or removal, the Required Banks shall have the right to appoint, with the consent of the Borrower and the other Managing Agents (which consent shall not be unreasonably withheld), on behalf of the Borrower and the Banks, a successor Managing Agent. If no successor Managing Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within sixty days after the retiring Managing Agent's giving notice of resignation, then the retiring Managing Agent may appoint, on behalf of the Borrower and the Banks, a successor Managing Agent.





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
Such successor Managing Agent shall be a Bank hereunder. Upon the acceptance of any appointment as Managing Agent hereunder by a successor Managing Agent, such successor Managing Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Managing Agent, and the retiring Managing Agent shall be discharged from its duties and obligations hereunder. After any retiring Managing Agent's resignation hereunder as Managing Agent, the provisions of this ARTICLE X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as such Managing Agent hereunder.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

         SECTION 11.01. SETOFF. In addition to, and without limitation of, any rights of the Banks under Applicable Law, if the Borrower becomes insolvent, however evidenced, or any Event of Default (or any Default described in SECTION 7.01(h) or (i)) occurs and is continuing, any indebtedness from any Bank to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be set off and applied toward the payment of the Obligations owing to such Bank, whether or not the Obligations, or any part thereof, shall then be due; PROVIDED that the Required Banks shall consent thereto and that such Bank shall notify the Borrower of any such setoff promptly thereafter.

         SECTION 11.02. RATABLE PAYMENTS. If any Bank, whether by setoff or otherwise, has payment made to it upon its Credit Extensions in a greater proportion than that received by any other Bank, such Bank agrees, promptly upon demand, to purchase a portion of the Credit Extensions held by the other Banks so that after such purchase each Bank will hold its ratable proportion of Credit Extensions. If any Bank, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations on such amounts which may be subject to set off, such Bank agrees, promptly upon demand, to take such action necessary such that all Banks share in the benefits of such collateral ratably in proportion to their Credit Extensions. In case any such payment is disturbed by legal process or otherwise, appropriate further adjustments shall be made.





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
                                  ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         SECTION 12.01. SUCCESSORS AND ASSIGNS. The terms and provisions of the Credit Documents shall be binding upon and inure to the benefit of the Borrower and the Banks and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights under the Credit Documents and any assignment by any Bank must be made in compliance with
SECTION 12.02. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Credit Extension, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Credit Extension.

         SECTION 12.02. ASSIGNMENTS AND PARTICIPATIONS. Assignments by Banks of, and the granting of participations in, their rights and obligations arising under and with respect to this Agreement shall be permitted as follows:

                 (a) Each Bank may, upon the giving in writing to the Administrative Agent of at least 3 Business Days' prior notice or the delivery of the Assignment and Acceptance referred to in CLAUSE (b)(v) below (of which notice or Assignment and Acceptance the Administrative Agent shall promptly inform the Borrower), assign to one or more Banks or other banks, savings and loan associations, insurance companies, pension funds, mutual funds, commercial finance companies and other similar financial institutions (the ELIGIBLE ASSIGNEE") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans and Reimbursement Obligations and its obligation to participate, and its participations, in Letters of Credit and Swing Loans) subject only to the conditions set forth in CLAUSE (b) below; PROVIDED that any assignment to any Eligible Assignee other than a Bank or an Affiliate of such assignor Bank shall require the prior written consents of the Administrative Agent and the Borrower, which consents shall not be unreasonably withheld or delayed.

                 (b) Any assignments made pursuant to this SECTION 12.02 shall comply with the following conditions:

                          (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Bank's rights and assignable obligations with respect to each Term Loan or Revolving Credit (including Reimbursement Obligations and obligations to participate, and participations, in Letters of Credit and Swing Loans)





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
                 and each Term Loan Commitment or Revolving Credit Commitment of such Bank being assigned, PROVIDED that (A) such Bank may assign percentages of its Term Loans and Revolving Credits and its related Term Loan Commitment and Revolving Credit Commitment that differ as between such types of Term Loans or Revolving Credits and Commitments and (B) the amount of the Term Loan Percentage and Revolving Credit Percentage that such Bank may retain may vary (any such assignment of different Applicable Percentages being a "NON-PRO RATA ASSIGNMENT");

                          (ii) the amount of the Commitments and Credit Extensions of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance (with respect to such assignment) shall (except in the case of assignments to other Banks or an assignment by a Bank of all of its Commitments and Credit Extensions) in no event be less than $5,000,000 and the aggregate amount of the Commitments and Credit Extensions retained by such assigning Bank, after giving effect to such assignment, shall be not less than $5,000,000;

                          (iii) each such assignment shall be to an Eligible Assignee;

                          (iv) no such assignment shall violate any "blue sky" or other securities law of any jurisdiction or shall require the Borrower to file a registration statement with the Commission or apply to qualify any Commitments or Credit Extensions, or any interest in any thereof, under the "blue sky" or other securities law of any jurisdiction; and

                          (v) the parties to each such assignment shall execute and deliver to the Administrative Agent at least 3 Business Days prior to its effective date, for its recording in the Register, an Assignment and Acceptance substantially in the form of EXHIBIT L (an "ASSIGNMENT AND ACCEPTANCE"), together with any Note subject to such assignment and a processing and recordation fee of $4000, payable by the assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, and subject to CLAUSE (a) above,
                 (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder with respect to all





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
                 Term Loans or Revolving Credits and Commitments thereby assigned, including the right to approve or disapprove actions with respect to such Term Loans or Revolving Credits and Commitments which require the approval of the Required Banks or the Banks (or the Term Loan Banks or the Revolving Credit Banks, as the case may be), and (y) the assigning Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its unmatured obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                 (c) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
         (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Managing Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee;
         (vi) such assignee appoints and authorizes each Managing Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Managing Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which





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
         by the terms of this Agreement are required to be performed by it as a Bank.

                 (d) The Administrative Agent shall maintain at its address indicated below its signature to this Agreement a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Term Loans and/or Revolving Credits owing to each Bank from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                 (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT L, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

                 (f) Each Bank may sell participations to participants in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans, and Reimbursement Obligations, and obligations to participate, and participations, in Letters of Credit); PROVIDED that (i) such Bank's obligations under this Agreement (including its Commitments to the Borrower hereunder) shall remain unchanged; (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) such Bank shall remain the holder of any such Notes for all purposes of this Agreement; (iv) the Borrower, each Managing Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; (v) any participant which is not an Affiliate of such Bank shall have no right to require such Bank to take or omit to take any action under this Agreement, except action extending the maturity of any Loan or any scheduled principal repayment installment thereof, reducing the interest rate or fees on any Loans in which such participation was sold, forgiving any principal of or interest or fees payable on the Loans or releasing all or substantially all of the Collateral to the extent such





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
         Bank has a right to take or omit to take such action; and (vi) any participant shall have the right to payments from the Borrower pursuant to SECTION 2.19, 3.01(a) or 3.03 only to the extent such Bank had such right. Each Bank agrees to incorporate the requirements set forth in the preceding sentence into each participation agreement which such Bank enters into with any participant. The Borrower agrees that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable, each participant shall, to the extent permitted by Applicable Law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement; PROVIDED that any participant exercising such right shall be obligated to share with Banks, as if such participant were a "Bank" hereunder, the amount of any such setoff.

                 (g) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
         SECTION 12.02, disclose to the assignee or participant, or proposed assignee or participant, any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; PROVIDED that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Bank to the same extent as the Banks hereunder.

                 (h)  Notwithstanding the foregoing provisions of this
         SECTION 12.02, each Bank may at any time create a security interest in all or any portion of its rights hereunder (including the Loans owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System. For purposes of facilitating any such pledge, the Borrower will, promptly upon request of any Bank, execute and deliver to such Bank one or more notes (in form and substance reasonably satisfactory to the Borrower and such Bank) evidencing such Bank's Term Loan and/or Revolving Loans, as applicable, in partial substitution for the applicable Global Note(s) (and the Administrative Agent will attach an allonge to the applicable Global Note(s) to indicate that such Bank's applicable Loan(s) are evidenced by the note(s) issued to such Bank and that the principal amount of Loans evidenced by such Global Note(s) is reduced by the principal amount of such note(s)).





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
         SECTION 12.03. TAX TREATMENT. If, pursuant to this ARTICLE XII, any interest in any Credit Document is transferred to any assignee or participant (each a "TRANSFEREE") which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer,
(i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Administrative Agent and the Borrower) that under Applicable Law and treaties no Taxes will be required to be withheld by the Administrative Agent, the Borrower or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank, the Administrative Agent and the Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or successor form (wherein such Transferee claims entitlement to complete exemption from U.S. Federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Bank, the Administrative Agent and the Borrower) to provide the transferor Bank, the Administrative Agent and the Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations, duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.


                                  ARTICLE XIII

                                    NOTICES

         SECTION 13.01. GIVING NOTICE. Any notice required or permitted to be given under this Agreement may be, and shall be deemed, given (a) 3 Business Days after being deposited in the United States mail, postage prepaid, or (b) by overnight delivery service when delivered to representatives of any major overnight delivery service, charges prepaid, addressed to the Borrower, the Banks or the Managing Agents at the addresses indicated below their signatures to this Agreement or on any applicable Assignment and Acceptance or (c) by telecopy or telex when telexed or telecopied; PROVIDED that notices and communications to any Managing Agent shall not be effective until received by such Managing Agent.

         SECTION 13.02. CHANGE OF ADDRESS. The Borrower, any Managing Agent and any Bank may each change the address for service of notice upon it by a notice in writing to the Borrower and the Administrative Agent.





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
                                  ARTICLE XIV

                     COUNTERPARTS; REFERENCES; CONFIRMATION

         SECTION 14.01. COUNTERPARTS. This Agreement and any other Credit Document may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto or thereto may execute this Agreement or any such other Credit Document, respectively, by signing any such counterpart.

         SECTION 14.02. REFERENCES. References to the Original Amended Credit Agreement, the Second Amended Credit Agreement or the Existing Agreement in any Credit Document shall be deemed to include such document as restated hereby, whether or not reference is made to this Agreement.

         SECTION 14.03. CONFIRMATION. The Borrower hereby confirms to the Banks, the Administrative Agent and the Managing Agents that (i) each Credit Document to which the Borrower is a party continues in full force and effect on and after the date hereof and is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms and
(ii) the obligations and liabilities secured under each Credit Document include any and all obligations and liabilities of the Borrower to the Banks under this Agreement.





                    [REMAINDER OF PAGE INTENTIONALLY BLANK]





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
         IN WITNESS WHEREOF, the Borrower, the Banks and the Managing Agents have executed this Agreement as of the date first above written.

                                         SEALY CORPORATION


                                         By:___________________________
                                         Title:________________________

                                         The Halle Building
                                         10th Floor
                                         1228 Euclid Avenue
                                         Cleveland, Ohio  44115
                                         Attention:  Treasurer


                                         BANQUE PARIBAS, individually and as
                                          Managing Agent


                                         By:____________________________
                                         Title:_________________________


                                         By:_____________________________
                                         Title:_________________________

                                         227 West Monroe
                                         Suite 3300
                                         Chicago, Illinois  60606
                                         Attention: Mr. O. Garwood Lippincott
                                                    Vice President


                                         CONTINENTAL BANK N.A., individually
                                          and as Managing Agent (including
                                          as Administrative Agent)


                                         By:____________________________
                                         Title:_________________________

                                         231 South LaSalle Street
                                         Chicago, Illinois  60697
                                         Attention: Mr. Eric A. Schubert
                                         Managing Director





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
                                         CITICORP USA, INC., individually
                                          and as Managing Agent


                                         By:____________________________
                                         Title:_________________________

                                         c/o Citicorp North America, Inc.

                                         200 South Wacker Drive
                                         Chicago, Illinois  60606
                                         Attention:  Mr. Colin Cohen
                                                     Vice President


                                         GENERAL ELECTRIC CAPITAL
                                           CORPORATION, individually and as
                                           Managing Agent


                                         By:____________________________
                                         Title:_________________________

                                         190 South LaSalle
                                         Suite 1200
                                         Chicago, Illinois  60603
                                         Attention:  Operations Manager


                                         BANK OF SCOTLAND


                                         By:____________________________
                                         Title:_________________________

                                         181 West Madison Street
                                         Suite 4710
                                         Chicago, Illinois  60602
                                         Attention:  Mr. Colin J.D. Ferguson

                                         380 Madison Avenue
                                         New York, New York  10017
                                         Attention:  Mr. Craig Wilson
                                                     Vice President





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
                                         COMPAGNIE FINANCIERE de CIC et de
                                          L'UNION EUROPEENNE


                                         By:____________________________
                                         Title:_________________________

                                         520 Madison Avenue
                                         37th Floor
                                         New York, New York  10022
                                         Attention:  Mr. Alan Merle D'Aubigne


                                         CAISSE NATIONALE DE CREDIT AGRICOLE


                                         By:____________________________
                                         Title:_________________________

                                         55 East Monroe Street
                                         47th Floor
                                         Chicago, Illinois  60603-5702
                                         Attention:  Ms. Karen Coons


                                         CREDIT LYONNAIS CHICAGO BRANCH


                                         By:____________________________
                                         Title:_________________________

                                         227 West Monroe Street
                                         Suite 3800
                                         Chicago, Illinois  60606
                                         Attention:  Mr. Brian Jackson


                                         CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                         By:____________________________
                                         Title:_________________________

                                         c/o Credit Lyonnais Chicago Branch
                                         227 West Monroe Street
                                         Suite 3800
                                         Chicago, Illinois  60606
                                         Attention:  Mr. Brian Jackson





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
                                         DRESDNER BANK AG CHICAGO AND GRAND
                                          CAYMAN BRANCHES


                                         By:____________________________
                                         Title:_________________________


                                         By:____________________________
                                         Title:_________________________

                                         190 South LaSalle Street
                                         Suite 2700
                                         Chicago, Illinois  60603
                                         Attention:  Mr. John Schaus

                                         With a copy to:

                                         75 Wall Street
                                         29th Floor
                                         New York, New York  10005
                                         Attention:  Mr. Christopher Williams


                                         FIRST BANK NATIONAL ASSOCIATION


                                         By:____________________________
                                         Title:_________________________

                                         First Bank Place
                                         601 Second Avenue South
                                         Minneapolis, Minnesota  55402
                                         Attention:  Ms. Megan Mourning


                                         THE FIRST NATIONAL BANK OF CHICAGO


                                         By:____________________________
                                         Title:_________________________

                                         1301 East 9th Street, Suite 2150
                                         Cleveland, Ohio  44114
                                         Attention:  ___________________





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
                                         With a copy to:

                                         One First National Plaza
                                         Suite #0617, 1-10
                                         Chicago, Illinois  60670
                                         Attention:  Mr. Michael Basak


                                         THE FUJI BANK, LIMITED


                                         By:____________________________
                                         Title:_________________________

                                         225 West Wacker Drive
                                         Suite 2000
                                         Chicago, Illinois  60606
                                         Attention:  Mr. Edward Reilly Tierney


                                         HELLER FINANCIAL, INC.


                                         By:____________________________
                                         Title:_________________________

                                         500 West Monroe Street
                                         Chicago, Illinois  60661
                                         Attention:  Mr. Rob Rotering
                                                     Assistant Vice President


                                         THE LONG-TERM CREDIT BANK OF JAPAN,
                                           LTD., CHICAGO BRANCH


                                         By:____________________________
                                         Title:_________________________

                                         190 South LaSalle Street
                                         Suite 800
                                         Chicago, Illinois  60603
                                         Attention:  Ms. Melinda Ellsworth





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
                                         MELLON BANK N.A.


                                         By:____________________________
                                         Title:_________________________

                                         One Mellon Bank Center
                                         Pittsburgh, Pennsylvania  15258
                                         Attention:  Loan Administration

                                         With a copy to:

                                         55 West Monroe
                                         Suite 2600
                                         Chicago, Illinois  60603
                                         Attention:  Mr. Mark Downs


                                         NATIONAL CANADA FINANCE CORP.


                                         By:____________________________
                                         Title:_________________________


                                         By:____________________________
                                         Title:_________________________

                                         1375 East 9th Street
                                         Suite 2430
                                         Cleveland, Ohio  44114
                                         Attention:  Mr. G. Timothy O'Rourke
                                                     Assistant Vice President


                                         NATIONSBANK OF NORTH CAROLINA, N.A.


                                         By:____________________________
                                         Title:_________________________

                                         100 N. Tryon Street, 20th Floor
                                         Charlotte, NC  28255
                                         Attention:  Ms. Jennifer Heath

                                         With a copy to:

                                         Mr. Jay Johnston
                                         Vice President
                                         8th Floor





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
                                         PNC BANK, NATIONAL ASSOCIATION


                                         By:____________________________
                                         Title:_________________________

                                         PNC Bank Building, 2nd Floor
                                         Fifth & Wood Street
                                         Pittsburgh, Pennsylvania  15265
                                         Attention:  Regional Corporate Banking
                                                     Administration

                                         With a copy to:

                                         1801 E. 9th Street, Suite 715
                                         Cleveland, Ohio  44114-3103
                                         Attention:  Ms. Julianne S. McKinzie


                                         SHAWMUT BANK CONNECTICUT, N.A.


                                         By:____________________________
                                         Title:_________________________

                                         777 Main Street
                                         Hartford, Connecticut  06115
                                         Attention:  Mr. Manfred O. Eigenbrod
                                                     Vice President


                                         UNITED STATES NATIONAL BANK OF OREGON


                                         By:____________________________
                                         Title:_________________________

                                         309 S.W. Sixth Avenue, 12th Floor
                                         Portland, Oregon  97204
                                         Attention:  Mr. Bob Krueger
                                                     Assistant Vice President

                                         Attention:  Mr. Brad Lynott
                                                     Legal Department





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
                         Signatures of Departing Banks
                         -----------------------------


         Each of the undersigned Departing Banks is executing and delivering a counterpart hereof solely for purposes of Section 1.03. By such execution and delivery:

         1. Each Departing Bank agrees that, effective at the Amendment Effective Time, such Departing Bank shall be deemed to have sold and assigned all of its Existing Revolving Credit Commitment (including any Reimbursement Obligations and any obligation to participate and any participation in Letters of Credit and Swing Loans under the Existing Agreement), all of its Existing Revolving Loans and all of its Existing Term Loans, all as more fully set forth in SECTION 1.03.

         2. Each Departing Bank represents and warrants that, at the Amendment Effective Time, (i) its Existing Revolving Credit Commitment, its Existing Revolving Credit Percentage of all Existing Revolving Loans and its Existing Term Loans are in the amounts set forth on SCHEDULE 1.03; and (ii) the rights and interests being assigned by such Departing Bank pursuant to SECTION
1.03 are free and clear of any adverse claim or encumbrance created by such Departing Bank.

         3. Each Departing Bank agrees that, effective at the Amendment Effective Time, it shall have no rights or obligations under the Restated Credit Agreement.

         The agreements of each Departing Bank set forth in items (1) and (3) above are subject to receipt by such Departing Bank, at or prior to the Amendment Effective Time, of all amounts owed to such Departing Bank under the Existing Credit Agreement as of the Amendment Effective Time as contemplated by CLAUSES (d) and (e) of SECTION 1.03.

                                         PRIME INCOME TRUST



                                         By:______________________________
                                         Title:___________________________


                                         EATON VANCE PRIME RATE RESERVES



                                         By:______________________________
                                         Title:___________________________





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
                                         MITSUI NEVITT CAPITAL CORPORATION



                                         By:______________________________
                                         Title:___________________________


                                         PILGRIM PRIME RATE TRUST



                                         By:______________________________
                                         Title:___________________________


                                         VAN KAMPEN MERRITT PRIME RATE
                                           INCOME TRUST



                                         By:______________________________
                                         Title:___________________________


                                         CHANCELLOR CAPITAL MANAGEMENT, INC.



                                         By:______________________________
                                         Title:___________________________


                                         PROSPECT STREET SENIOR
                                           PORTFOLIO L.P.



                                         By:______________________________
                                         Title:___________________________


                                         CRESCENT/MACH I PARTNERS L.P.



                                         By:______________________________
                                         Title:___________________________





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
                                         RESTRUCTURED OBLIGATIONS BACKED BY
                                         SENIOR OBLIGATIONS


                                         By:______________________________
                                         Title:___________________________



                                         STICHTING RESTRUCTURED OBLIGATIONS
                                           BACKED BY SENIOR ASSETS 2


                                         By:______________________________
                                         Title:___________________________





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